Exhibit 4.11

PEOPLE’S UNITED BANK, N.A.

401(k) EMPLOYEE SAVINGS PLAN

SIXTH AMENDMENT AND RESTATEMENT

January 1, 2020

i

(continued)

		Page
6.2	Full and Immediate Vesting in Certain Accounts	48
6.3	Vesting in Other Accounts	48
6.4	Forfeitures	49
6.5	Disability	50

ARTICLE VII INVESTMENT OF THE FUND		50

7.1	General	50
7.2	Direction of Investments	50
7.3	Valuation	51
7.4	Company Stock	51
7.5	Cost of Administering Plan	52
7.6	Investment in Loans to Participants	53

ARTICLE VIII DISTRIBUTION OF PARTICIPANT ACCOUNTS		53

8.1	Distribution Date	53
8.2	Time and Manner of Required Minimum Distributions	54
8.3	Required Minimum Distributions During Participant’s Lifetime	56
8.4	Required Minimum Distributions After Participant’s Death	56
8.5	Definitions	57
8.6	Waiver of 2009 Calendar Year Minimum Distribution Requirements	58
8.7	Method of Distribution	59
8.8	Notice Requirements	61
8.9	Vested Interest Held in Fund	62
8.10	Distribution of Benefits Upon Death Prior to Commencement of Benefit Payments	62
8.11	Death Prior to Completion of Installment Payments	63
8.12	Withdrawals from Bank Contribution Account	64
8.13	Withdrawals from Participant After-Tax Contribution, Rollover Contribution, Employer Match Contribution, and Merged Plan Accounts, other than Pre-Tax Elective Deferral QRD Accounts	64
8.14	Withdrawals from Pre-Tax Elective Deferral, Pre-Tax Elective Deferral QRD, and Qualified Non-Elective Contribution Accounts	65
8.15	Distributions and Withdrawals In Kind	67
8.16	Loans to Participants	67
8.17	Direct Rollovers	67
8.18	Special Rules	69
8.19	Designation of Beneficiary:	69

ARTICLE IX TRUST		71

9.1	The Trust Agreement	71
9.2	Additional Trust	72

ARTICLE X AMENDMENT AND TERMINATION		72

10.1	Right to Amend	72

(continued)

(continued)

		Page
14.7	I.R.S. Contingency to Amendments	84
14.8	Dual Construction	85
14.9	Severability of Provisions	85
14.10	Mergers and Consolidations of Plans	85
14.11	Claims Procedure	85
14.12	Plan Administrator	85
14.13	Insurance Company	86
14.14	Dates	86
14.15	Incapacity of Distributee	86
14.16	Limitation Year	86
14.17	Recapture of Erroneous Payments	86
14.18	Recovery of Contributions	87
14.19	Benefits Payable Pursuant to Qualified Domestic Relations Orders	87
14.20	Special Rules for Military Service	88
14.21	Record keeper and Trustee Transition”	89

ARTICLE XV TOP-HEAVY PLAN PROVISIONS		89

15.1	Application of Top-Heavy Provisions	89
15.2	Top-Heavy Plan Determinations	91
15.3	Top-Heavy Group Determinations	91
15.4	Present Value of Accrued Benefits and Account Balances	91
15.5	Minimum Allocations for Top-Heavy Plan	92
The provisions of this Appendix R are applicable solely to VAR Resources
	Employees and any other persons described herein, effective as of
	May 1, 2019.	167
(a)	Each VAR Resources Employee employed on April 30, 2019 and who remains employed by VAR Resources on May 1, 2019 shall have all hours of service and any other service rendered to VAR Resources (or its predecessors) prior to 12:01 a.m. on May 1, 2019, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the extent such service would be so credited had it been rendered to the Bank. In any event, any service credited pursuant to the preceding sentence shall include service required to be credited to such VAR Resources Employee under the VAR Resources, Inc. 401(k) Plan with respect to eligibility and vesting.	167
(b)	Each VAR Resources Employee shall become a Participant on the earlier of (i) the first day following May 1, 2019, on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and

(continued)

		Page
	(ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section R.1.1), provided he is then an Employee, and further provided that in any event he shall not become a Participant before May 1, 2019	167
(c)	Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any VAR Resources Employee shall not include any amount paid to such VAR Resources Employee before May 1, 2019	167

v

(continued)

PEOPLE’S UNITED BANK, N.A.

401(k) EMPLOYEE SAVINGS PLAN

SIXTH AMENDMENT AND RESTATEMENT

INTRODUCTION

Since January 1, 1966, People’s United Bank, National Association, and its corporate predecessors have maintained a tax-qualified savings plan for the benefit of the employees of the Bank and some of its affiliates. The Plan has been, continues to be and is intended to be a profit sharing plan for purposes of the Code and related provisions of the Code. Effective as of June 7, 2007, the name of the Plan was changed to People’s United Bank 401(k) Employee Savings Plan. The name of the Plan was changed again to People’s United Bank, N.A. 401(k) Employee Savings Plan as of February 23, 2015. The Fourth Amendment and Restatement of the Plan was adopted effective as of January 1, 2016 (the “2016 Restatement”). The IRS issued a favorable determination letter for the 2016 Restatement. The Bank has since adopted the First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth Amendments to the 2016 Restatement and has incorporated those amendments into the Fifth Amendment and Restatement of the Plan which reflects the provisions of the Plan in effect as of January 1, 2019, except as otherwise provided therein (the “2019 Restatement”).

Since the adoption of the 2019 Restatement, the Bank has adopted the First, Second, Third and Fourth Amendments to the 2019 Restatement and has incorporated these amendments into this Sixth Amendment and Restatement of the Plan. The Farmington Bank 401(k) Plan was merged into and with the Plan effective close of business December 31, 2019 pursuant to the Second Amendment. The Leaf Investment Savings Plan and the VAR Resources, Inc. 401(k) Plan were merged into the Plan effective January 14, 2020 and January 15, 2020, respectively, pursuant to the Third Amendment.

The Plan document has long contained an Appendix A which set forth certain provisions which had governed or otherwise affected benefits and other Plan provisions, but which because of Plan amendments no longer affected current accrual, vesting, distribution, or investment of Plan funds or administration of the Plan except in a few cases. Provisions of Appendix A were selected because the Bank thought easy reference to them would be helpful in the administration of the Plan, but that is no longer the case. Accordingly, Appendix A has been reserved for other purposes.

The Bank intends that the Plan will comply with and be interpreted in a manner consistent with the provisions of the Internal Revenue Code of 1986, as amended, including Section 401(k) thereof as provided hereinafter.

The Plan document also includes the following appendices that reflect special provisions applicable to former participants in plans maintained by employers that through various corporate transactions have merged into the Bank:

Appendix B	Provisions Applicable to Former Norwich Savings Society Employees

Appendix C	Provisions Applicable to Former Chittenden Employees

Appendix D	Provisions Applicable to Former Smithtown Employees

Appendix E	Provisions Applicable to Former River Employees

Appendix F	Provisions Applicable to Former Danvers Employees

Appendix G	Provisions Applicable to Former Fin Fed Employees

Appendix H	Provisions Applicable to Former Butler Employees

Appendix I	Provisions Applicable to Former Citizens Employees

Appendix J	Provisions Applicable to Former Kesten-Brown Employees

Appendix K	Provisions Applicable to Former Eagle Employees

Appendix L	Provisions Applicable to Former Gerstein Fisher Employees

Appendix M	Provisions Applicable to Former Suffolk Employees

Appendix N	Provisions Applicable to LEAF Employees

Appendix O	Provisions Applicable to Vend Lease Employees

Appendix P	Provisions Applicable to Former Farmington Employees

Appendix Q	Provisions Applicable to Former Bancorp Employees

Appendix R	Provisions Applicable to Former VAR Resources Employees

Appendix S	Provisions Applicable to Former United Bank Employees

The Bank also determined that for convenience and easy reference, the Plan provisions regarding investment options available for investment of contributions and Account balances would be moved from the body of the Plan document to Addendum I as part of the second amendment and restatement. The provisions of Addendum I may be amended in accordance with the provisions of the Plan applicable to Plan amendments set forth in Sections 10.1 and 10.2 hereof.

ARTICLE I

DEFINITIONS

Unless otherwise required by the context, the following terms shall have the following meanings throughout this Plan and the Trust Agreement.

1.1 “Account” or “Accounts” shall mean the entire interest of a Participant or other Account Director in the Fund and shall be comprised of any of the following accounts in which he has an interest: his Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, Pre-Tax Catch- Up Deferral Account, Roth Catch-Up Deferral Account, Bank Contribution Account, Employer Match Contribution Account, Employer Retirement Contribution Account, Participant After-Tax Contribution Account, Rollover Account, Qualified Non-Elective Contribution Account, Roth Rollover Account, In-Plan Roth Conversion Account and any Merged Plan Account defined in this Article I. Where the context so indicates, the term also refers to each named account referred to in the preceding sentence of any or all Account Directors.

1.2 “Account Director” shall mean any Participant, Former Participant, Beneficiary or other person who has the authority or power to direct the investment of any Account.

1.3 “Participant After-Tax Account” shall mean that account established on behalf of a Participant (or other person as provided under the terms of any applicable Appendix hereto), to which are allocated or transferred (i) all amounts contributed by such Participant under the Plan as in effect prior to January 1, 1983; or (ii) certain amounts, if any, from any plan merged with and into the Plan in accordance with the terms of any applicable Appendix hereto; or (iii) amounts described in both (i) and (ii) of this sentence, as such account is adjusted from time to time to reflect investment results.

1.4 “Act” shall mean the Employee Retirement Income Security Act of 1974 as it has been, or hereafter from time to time may be, amended, and all reference to it or any provision thereof shall include any law which in the future may supersede it or any such provision.

1.5 “Age” shall mean the age attained by a Participant at such Participant’s nearest birthday.

1.6 “Annual Addition” shall mean the sum for any Plan Year on or after May 1, 2017 of: (a) the total Employer Match Contributions allocated to a Participant’s or Former Participant’s Employer Match Contribution Account; (b) the total Pre-Tax Elective Deferrals allocated to a Participant’s or Former Participant’s Pre-Tax Elective Deferral Account; (c) the total Roth Elective Deferrals allocated to a Participant’s or Former Participant’s Roth Elective Deferral Account; (d) the total Employer Retirement Contributions allocated to a Participant’s or Former Participant’s Employer Retirement Contribution Account; (e) the total Qualified Non-Elective Contributions allocated to a Participant’s or Former Participant’s Qualified Non-Elective Contribution Account; (f) the total Core Contributions allocated to a Participant’s or Former Participant’s Core Contribution Account; and (g) the total Transition Contributions allocated to a Participant’s or Former Participant’s Core Contribution Account.

1.7 “Bank” shall mean People’s United Bank, N. A., a national banking association organized under the laws of the United States, its predecessors (People’s United Bank and People’s Bank) and any successor to said People’s United Bank, N. A.”

1.8 “Bank Contributions” shall mean the amounts contributed by the Bank to each Participant’s Bank Contribution Account for Plan Years ending before January 1, 2009 pursuant to the provisions of Section 4.4.

1.9 “Bank Contribution Account” shall mean that account established on behalf of a Participant to which his share of Bank Contributions under the Plan has been allocated as such account is adjusted from time to time to reflect investment results.

1.10 “Bank Obligations” shall mean such marketable obligations (defined in Section 407 of the Act) issued by the Bank as the Bank may designate as permissible investments for the Fund.

1.11 “Bank Obligation Fund” shall mean a portion of the Trust Fund invested in Bank Obligations pursuant to the direction of Account Directors in accordance with Article VII hereof if such a fund is established under the Plan or the Trust Agreement or both.

1.12 “Beneficiary” shall mean any person entitled to receive any benefits of an Account Director hereunder, pursuant to any provision hereof, as a result of such Account Director’s death.

1.13 “Board” shall mean the Board of Directors of the Bank or of any successor to the Bank.

1.14 “Board Committee” shall mean the Compensation Committee of the Board of Directors of the Company, or such other committee of the Company’s Board that at the time of reference has substantially the same responsibilities and duties as the Company’s Compensation Committee as of March 21, 2019; provided, however, that solely with respect to matters relating to Investment Options, including the designation and elimination of Investment Options and the receipt of reports from the Committee regarding Investment Options and the review and approval of the investment policies for the Plan, “Board Committee” shall mean the Enterprise Risk Committee of the Board of Directors of the Company or such other committee of the Company’s Board that at the time of reference has the same duties and responsibilities as the Company’s Enterprise Risk Committee as of March 21, 2019. Effective November 21, 2019, the Enterprise Risk Committees duties regarding the designation and elimination of Investment Options have been delegated to the Bank’s management level HR Administrative Committee (the “HR Administrative Committee).

1.15 “Code” shall mean the Internal Revenue Code of 1986 as it has been, or hereafter from time to time may be amended, and all reference to it or any provision thereof shall include any law which in the future may supersede it or such provision.

1.16 “Committee” shall mean the shall mean the Administrative Committee provided for in Article XIII. The HR Administrative Committee currently services as the Committee.

1.17 “Company” shall mean People’s United Financial, Inc., a Delaware corporation and any successors thereto.

1.18 “Company Stock” shall mean such series and classes of the Company’s capital stock as the Bank may designate, provided such stock is (i) offered by the Company for purchase by persons having deposit accounts with the Bank or members of the general public; or (ii) available for purchase and sale by members of the general public.

1.19 “Compensation” with respect to any Participant means such Participant’s “415 Compensation” paid during a Plan Year. The amount of “Compensation” with respect to any Participant shall include “Compensation” for the entire twelve (12) month period ending on the last day of such Plan Year, except that “Compensation” shall only be recognized for that portion of the Plan Year during which an Employee was a Participant in the Plan. For purposes of this Section, the determination of “Compensation” shall be made by including amounts which are contributed by the Bank pursuant to a Salary Deferral Agreement and which are not includable in the gross income of the Participant under Section 125, 402(e)(3) or 402(h) of the Code, or for limitation years beginning after December 31, 2000, Section 132(f)(4) of the Code.

Notwithstanding the foregoing for purposes of the ADP test under Section 4.5 hereof and the ACP test under Section 4.6 hereof, for any Plan Year Compensation may be defined in any other manner that satisfies the requirements of Section 1.414(s)-1(c)(2) or 1.414(s)-1(c)(3) of the Treasury regulations.

“Compensation” in excess of $200,000 shall be disregarded for Plan years beginning after December 31, 1987 and before January 1, 1994. Such amount shall be adjusted at the same time and in such manner as permitted under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the “Compensation” limit shall be an amount equal to the “Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA ‘93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA ‘93 annual compensation limit is $150,000.

If, in connection with the adoption of this amendment and restatement, the definition of “Compensation” has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, “Compensation” means compensation determined pursuant to the Plan then in effect. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of this Section 1.19 to the contrary, the annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000 as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined for (the determination period) that begins with or within such calendar year.

1.20 “Credited Service” shall mean the period of an Employee’s employment as an Employee subject to the terms and conditions set forth in Article II hereof.

1.21 “Earnings and Profits” shall mean the current or accumulated earnings and profits of the Bank and its affiliates computed on a consolidated basis in accordance with the Bank’s usual accounting practices but adjusted so that there are no deductions from current earnings and profits for (a) amounts paid or payable to the Fund for the current Plan Year as Employer Match Contributions and Employer Retirement Contributions under the Plan and (b) the amount of federal, state and local income taxes of the Bank and its affiliates payable on or with respect to, or measured by, income of the Bank and its affiliates for the current Plan Year.

1.22 “Employee” shall mean any person employed as an employee by the Bank and paid directly by the Bank provided, however, that any Employee hired on a temporary basis may not be considered an Employee until the earlier of (a) the date he becomes a permanent employee or (b) he completes 1000 Hours of Service within twelve months of his date of hire or any Plan Year commencing after his date of hire. The term “Employee” shall not include any independent contractor, any leased employee as defined in Section 414(n) of the Code, or any person paid by one other than the Bank who is loaned to the Bank, who furnishes services to the Bank regardless of any arrangement the Bank may have to reimburse or pay the payor of such person for such person’s compensation, any person initially hired by the Bank to work outside the United States who is not regularly employed by the Bank as a common law employee within the United States. For purposes of this Section, an “Employee hired on a temporary basis” shall mean an Employee hired by the Bank to work for a season or other limited period of time.

1.23 “Employer Match Contributions” shall mean the amounts contributed by the Bank after December 31, 2008 to each Participant’s Employer Match Contribution Account pursuant to the provisions of Section 4.4.

1.24 “Employer Match Contribution Account” shall mean that account established on behalf of a Participant (or other person as provided under the terms of any applicable Appendix hereto), to which are allocated or transferred (i) such Participant’s share of Employer Match Contributions under the Plan; or (ii) certain amounts, if any, from any plan merged with and into the Plan in accordance with the terms of any applicable Appendix hereto; or (iii) amounts described in both (i) and (ii) of this sentence, as such account is adjusted from time to time to reflect investment results.

1.25 “Employer Retirement Contributions” shall mean the amounts contributed by the Bank to each Participant’s Employer Retirement Contribution Account pursuant to the provisions of Section 4.10.

1.26 “Employer Retirement Contribution Account” shall mean that account established on behalf of a Participant to which his share of Employer Retirement Contributions under the Plan is allocated as such account is adjusted from time to time to reflect investment results.

1.27 “ESOP” shall mean the Employee Stock Ownership Plan of People’s United Financial, Inc. as it may be amended from time to time.

1.28 “Executive Committee” is the Executive Committee of the Board of Directors of the Bank or of any successor to the Bank.

1.29 “Former Participant” shall mean one who is no longer a Participant but whose interest in the Fund has not been fully distributed to him.

1.30 “415 Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a), including for Plan Years beginning on or after January 1, 2009, differential wage payments as defined in Code Section 3401(h), and all other payments of compensation by the Bank (in the course of the Bank’s trade or business) for a Plan Year for which the Bank is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). For limitation years beginning after December 31, 1997, the determination of “415 Compensation” shall be made by also including amounts which are contributed by the Bank pursuant to a salary deferral agreement and which are not includable in the gross income of the Participant under Section 125, 402(e)(3), 402(h) or, for limitation years beginning after December 31, 2000, 132(f)(4) of the Code.

For limitation years beginning after December 31, 2007, “415 Compensation” shall include payments made within 2 1⁄2 months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) or if later, the end of the Limitation Year during which the severance occurred, provided that, absent a severance from employment, such payments would have been made to the Employee while such Employee continued in employment with the Bank and constitute regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, and other similar compensation. Payments for accrued bona fide sick, vacation or other leave will also be included, but only if the Employee would have been able to use such leave if employment had continued. Any payments not described above are not considered “415 Compensation” if paid after severance from employment, even if they are paid within 2 1⁄2 months following severance from employment or within the appropriate limitation year.

1.31 “Fund” shall mean all property, property rights and assets held by the Trustee under the Trust Agreement forming a part of the Plan.

1.32 “Highly Compensated Employee” means for years beginning after December 31, 1996, any Employee who: (1) was a 5-percent owner at any time during the year or the preceding Plan Year, or (2) for the preceding Plan Year had compensation from the Bank in excess of $80,000. The $80,000 amount shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996. In determining ownership, the rules of Section 318 of the Code apply.

The applicable year of the Plan for which a determination is made under this Section 1.32 is called the determination year and the preceding 12-month period is called the look-back year. Employees who do not meet the Highly Compensated Employee definition are considered to be Non-Highly Compensated Employees.

The determination of whether an Employee or former Employee is a Highly Compensated Employee shall be based on the rules applicable to determining Highly Compensated Employee status as in effect for the applicable determination year, in accordance with Section 414(q) of the Code, the regulations thereunder and any applicable Internal Revenue Service guidance.

1.33	“Hour of Service” shall mean and include:

(a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Bank for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

(b) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Bank for reasons (such as vacation, sickness or disability, but not including payments made or due under a Plan maintained solely for complying with applicable workmen’s compensation or unemployment compensation or disability insurance laws) other than for the performance of duties. These hours shall be credited to the Employee for the computation period or periods to which the payment pertains rather than the computation period or periods in which payment is made or becomes due; and

(c) Each hour not otherwise credited for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Bank. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment was made, but no more than five hundred one (501) hours shall be credited to the extent such back pay is agreed to or awarded for a period of time during which such Employee did not or would not have performed duties for the Bank.

(d) In determining the number of Hours of Service for any period for which Salary is paid but for which no work has been performed by the Employee, the number of Hours of Service shall be computed by (a) dividing the payment made to an hourly paid (or other non-salaried) Employee by his most recent basic hourly rate (or if not hourly paid, his average hourly rate of compensation during his last pay period) or (b) by dividing the payment to a salaried Employee by a rate obtained by dividing his last preceding regular weekly, bi-weekly or monthly salary by the number of hours (exclusive of overtime) generally worked by such Employee during a period of such duration.

(e) Hours of Service shall, except for those described in Subsection (c) of this Section, be based on the records of the Bank.

(f) The foregoing provisions shall be administered in accordance with Department of Labor regulations 2530.200b-2 which are incorporated herein by reference.

1.34 “Insurance Company or Insurance Companies” shall mean any insurance company or companies legally qualified to issue annuity contracts in Connecticut and designated by the Bank or the Trustee as an insurer through which all or a portion of Plan assets are invested.

1.35 “Legal Representative” shall mean the executor or administrator of an estate.

1.36 “Merged Plan Accounts” The following terms shall have the meanings set forth below with respect to accounts maintained under the Plan on behalf of persons to which amounts transferred from other plans that merged into this Plan are credited (each a “Merged Plan Account”). The term “Merged Plan Accounts” shall mean all or any combination of such accounts as the context may require.

(a) “Core Contribution Account” shall mean that account established on behalf of a Chittenden Plan participant or former participant in accordance with Appendix C, as such account is adjusted from time to time to reflect investment results.

(b) “Roth Account” shall mean that account established and maintained pursuant to Section 5.1 hereof to which amounts attributable to Roth contributions have been or will be transferred on behalf of a person in accordance with Appendix D, or F or any other applicable Appendix hereto, as such account is adjusted from time to time to reflect investment results.

(c) “Smithtown Match Account” shall mean that account established and maintained pursuant to Section 5.1 hereof to which amounts attributable to employer matching contributions credited under the Smithtown Plan have been transferred on behalf of a Smithtown Plan participant or former participant (or other person under the Smithtown Plan) in accordance with Appendix D, as such account is adjusted from time to time to reflect investment results.

(d) “Prior Employer After-Tax Contribution Account” shall mean that account established and maintained pursuant to Section 5.1 hereof to which amounts attributable to employee after tax contributions have been or will be transferred on behalf of a person in accordance with Appendix E or F or any other applicable Appendix hereto, as such account is adjusted from time to time to reflect investment results.

(e) “Prior Employer Match Contribution Account” shall mean that account established and maintained pursuant to Section 5.1 hereof to which amounts attributable to employer matching contributions have been or will be transferred on behalf of a person in accordance with Appendix E or F or any other applicable Appendix hereto, as such account is adjusted from time to time to reflect investment results.

(f) “Pre-Tax Elective Deferral QRD Account” shall mean that account established and maintained pursuant to Section 5.1 hereof to which amounts attributable to Salary Deferral Contributions that are eligible for distribution as Qualified Reservist Distributions as provided in Section 14.20 hereof have been or will be transferred on behalf of a person in accordance with Appendix E or F or any other applicable Appendix hereto, as such account is adjusted from time to time to reflect investment results.

(g) “Beverly Profit Sharing Contribution Account” shall mean that account established and maintained pursuant to Section 5.1 hereof to which amounts credited to a prior employer profit sharing account under the Danvers Plan have been transferred on behalf of a Danvers Plan participant or former participant (or other person under the Danvers Plan) in accordance with Appendix F, as such account is adjusted from time to time to reflect investment results.

(h) “Beverly 2% Contribution Account” shall mean that account established and maintained pursuant to Section 5.1 hereof to which amounts credited to a prior employer 2% contribution account under the Danvers Plan have been transferred on behalf of a Danvers Plan participant or former participant (or other person under the Danvers Plan) in accordance with Appendix F, as such account is adjusted from time to time to reflect investment results.

(i) “Danvers Rollover Contribution Account” shall mean that account established and maintained pursuant to Section 5.1 hereof to which amounts attributable to rollover contributions credited under the Danvers Plan have been transferred on behalf of a Danvers Plan participant or former participant (or other person under the Danvers Plan) in accordance with Appendix F, as such account is adjusted from time to time to reflect investment results.

(j) “Danvers Profit Sharing Contribution Account” shall mean that account established and maintained pursuant to Section 5.1 hereof to which amounts attributable to employer profit sharing contributions credited under the Danvers Plan have been transferred on behalf of a Danvers Plan participant or former participant (or other person under the Danvers Plan) in accordance with Appendix F, as such account is adjusted from time to time to reflect investment results.

(k) “Suffolk Employee Pre-Tax Salary Deferral Account” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Suffolk participant or former participant (or other person under the Suffolk Plan) in accordance with Appendix M, as such account is adjusted from time to time to reflect investment results.

(l) “Suffolk Roth Salary Deferral” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Suffolk Plan participant or former participant (or other person under the Suffolk Plan) in accordance with Appendix M, as such account is adjusted from time to time to reflect investment results.

(m) “Suffolk Employer Matching Contribution Account” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Suffolk Plan participant or former participant (or other person under the Suffolk Plan) in accordance with Appendix M, as such account is adjusted from time to time to reflect investment results.

(n) “Suffolk Employee Rollover Contribution Account” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Suffolk Plan participant or former participant (or other person under the Suffolk Plan) in accordance with Appendix M, as such account is adjusted from time to time to reflect investment results.

(o) “Suffolk Qualified Nonelective Contribution” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Suffolk Plan participant or former participant (or other person under the Suffolk Plan) in accordance with Appendix M, as such account is adjusted from time to time to reflect investment results.

(p) “Leaf Pre-Tax Elective Deferral Account” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Leaf participant or former participant (or other person under the Leaf Plan) in accordance with Appendix N, as such account is adjusted from time to time to reflect investment results.

(q) “Leaf Roth Elective Deferral Contributions Account” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Leaf participant or former participant (or other person under the Leaf Plan) in accordance with Appendix N, as such account is adjusted from time to time to reflect investment results.

(r) “Leaf Matching Contributions Account” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Leaf participant or former participant (or other person under the Leaf Plan) in accordance with Appendix N, as such account is adjusted from time to time to reflect investment results.

(s) “Leaf Qualified Nonelective Contribution Account” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Leaf participant or former participant (or other person under the Leaf Plan) in accordance with Appendix N, as such account is adjusted from time to time to reflect investment results.

(t) “Leaf Rollover Account” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Leaf participant or former participant (or other person under the Leaf Plan) in accordance with Appendix N, as such account is adjusted from time to time to reflect investment results.

(u) “Leaf Roth Rollover Account” shall mean that account established and maintained pursuant to Section 5.1 hereof on behalf of a Leaf participant or former participant (or other person under the Leaf Plan) in accordance with Appendix N, as such account is adjusted from time to time to reflect investment results.

1.37 “Normal Retirement Date” shall mean the date upon which a person attains age sixty-five (65) and benefits to commence on a person’s Normal Retirement Date shall not be due or payable until the first day of the month following such date.

1.38 “Participant” shall mean any Employee who, at the time of reference, is employed by the Bank, meets the eligibility requirements of the Plan and participates in the Plan by having an Account established on his behalf pursuant to the provisions of Section 5.1 hereof or by electing to participate in the Plan by entering into a Salary Deferral Agreement with the Bank pursuant to the provisions of Sections 4.1 and 4.2 hereof.

1.39 “Plan” shall mean the People’s United Bank, N. A. 401(k) Employee Savings Plan as set forth herein and as it may be amended from time to time hereafter and as it has previously existed and been amended from time to time prior hereto. The Plan has had various names from time to time, and from June 7, 2007 to February 23, 2015 it was known as the People’s United Bank 401(k) Employee Savings Plan; from October 3, 1994 to June 7, 2007 it was known as the People’s Bank 401(k) Employee Savings Plan; and from January 1, 1987 to October 3, 1994 it was known as the People’s Bank Employee Savings Plan.

1.40 “Plan Year” shall mean the twelve (12) month period beginning each January 1 and ending each December 31.

1.41 “Pronouns” Masculine pronouns wherever used shall include reference to the feminine where the context so requires or permits.

1.42 “Qualified Non-Elective Contribution Account” shall mean that account established on behalf of a Participant (or other person as provided under the terms of any applicable Appendix hereto), to which are allocated or transferred (i) such Participant’s share of Qualified Non- Elective Contributions under the Plan; or (ii) certain amounts, if any, from any plan merged with and into the Plan in accordance with the terms of any applicable Appendix hereto; or (iii) amounts described in both (i) and (ii) of this sentence, as such account is adjusted from time to time to reflect investment results.

1.43 “Retirement Plan” shall mean the People’s United Bank, N.A. Employees’ Retirement Plan as it may be amended from time to time.

1.44 “Rollover Account” shall mean that account established on behalf of an Employee pursuant to Section 4.7 hereof or any predecessor provision of the Plan to which all of his rollover contributions other than Designated Roth Contributes rolled over from another plan are allocated as such account has been and will be adjusted from time to time to reflect investment results.

1.45 “Salary” shall mean and include the sum of (i) and (ii) where (i) is the total amount of salary, wages or compensation paid to an Employee by the Bank during the Plan Year for services rendered as an Employee including overtime pay, commissions, and bonuses, but excluding any equity based compensation and earnings thereon, incentive payments with an accrual or vesting period longer than one year (and such exclusion shall apply to the year of deferral and year of payment), and furthermore excluding any fees, credits or benefits under this Plan, the Retirement Plan, the ESOP, and any other plan of deferred compensation to which the Bank may contribute or credit benefits (whether or not qualified under the Code), severance pay, payments for reimbursement of business expenses incurred by the Participant, tuition reimbursement, insurance premiums paid by the Bank or other special emoluments; and (ii) the total amount of Salary Deferral Contributions made by the Bank on behalf of a Participant during the Plan Year and any salary reductions agreed to by the Participant under a plan which meets the requirements of Section 125 of the Code. In no event shall Salary include any amounts in excess of the limitations on Compensation set forth in Section 1.19 hereof.

1.46 “Salary Deferral Agreement” shall mean the agreement entered into between a Participant and the Bank pursuant to Section 4.1, 4.2 and 4.9 hereof by which the Bank contributes an agreed upon portion of such Participant’s Salary to one or more of the following accounts: a Pre-Tax Elective Deferral Account, a Roth Elective Deferral Account, Pre-Tax Catch-up Deferral Account and/or a Roth Catch-up Deferral Account for the benefit of such Participant.

1.47 “Salary Deferral Contributions” shall mean the amounts contributed by the Bank to each Participant’s Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, Pre-Tax Catch-up Account and/or Roth Catch-up Account pursuant to the provisions of a Salary Deferral Agreement or as a Flex Credit Contribution under Section 4.3 hereof.

1.48 “Pre-Tax Elective Deferral Account” shall mean that account established on behalf of a Participant (or other person as provided under the terms of any applicable Appendix hereto), to which are allocated or transferred (i) all Pre-Tax Elective Deferrals made on his behalf; or (ii) certain amounts, if any, attributable to pre-tax elective deferrals from any plan merged with and into the Plan in accordance with the terms of any applicable Appendix hereto; or (iii) amounts described in both (i) and (ii) of this Section 1.48, as such account is adjusted from time to time to reflect investment results.

1.49 “Trust” shall mean the Trust established under the Trust Agreement.

1.50 “Trust Agreement” shall mean the agreement governing the Trust established to form a part of the Plan to govern the receipt, investment and disposition of amounts held under the Plan.

1.51 “Trustee” shall mean the corporation, individual, individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.

1.52 “Valuation Date” shall refer to each date on which the assets of the Fund are valued by the Trustee pursuant to any provision hereof.

1.53 “Year of Service” shall mean, effective January 1, 1991, an elapsed twelve (12) month period beginning with the date on which a Participant first becomes an Employee or, after a One Year Break in Service first again becomes an Employee during all of which he receives Credited Service as computed and defined in accordance with the provisions of Article II hereof. The number of Years of Service shall be determined by a fraction which gives credit for each day which elapses during the period from such date of hire or anniversary thereof to the date of reference.

1.54 “Year of Employer Retirement Contribution Eligibility Service” shall mean an Employer Retirement Contribution Eligibility Computation Period during which the Employee completed at least 1,000 Hours of Service. For purposes of this Section Employer Retirement Contribution Eligibility Computation Period shall mean (a) the 12-consecutive month period beginning on the date such person first becomes an Employee and (b) each calendar year thereafter.

1.55 “Roth Definitions” Effective May 1, 2017, Participants may elect to make Roth elective deferrals and Roth in-plan rollovers in accordance with the requirements of Code Section 402A, the Regulations promulgated thereunder, and the terms of this Plan (the “Roth Program”). For purposes of implementing the Roth Program the following definitions shall apply:

(a) “Designated Roth Contributions” shall mean any Roth Elective Deferral made to the Plan and any “elective deferrals” made to anther plan that would be excludable from a Participant’s income, but for the Participant’s election to designate such contributions as Roth contributions and include them in income.

(b) “In-Plan Roth Conversion” shall mean the transfer of amounts from an Account under the Plan other than the In-Plan Roth Conversion Ineligible Accounts to an In-Plan Roth Conversion Account, without removing the funds from the Plan.

(c) “In-Plan Roth Conversion Account” shall mean an Account under the Plan to which an In-Plan Roth Conversion is deposited.

(d) “In-Plan Roth Conversion Ineligible Accounts” shall mean a Roth Elective Deferral Account, a Roth Catch-Up Deferral Account, a Roth Account or a Roth Rollover Account.

(e) “Roth Related Accounts” shall mean as applicable to a Participant, the Participant’s Roth Elective Deferral Account, Roth Catch-Up Deferral Account, Roth Rollover Account, Roth Account and In-Plan Roth Conversion Account.

(f) “Roth Rollover Account” shall mean that Account established on behalf of an Employee pursuant to Section 4.7 hereof to which all of the Employee’s rollover Designated Roth Contributions from another plan are allocated, as such Account is adjusted from time to time to reflect investment results.

(g) “Pre-Tax Elective Deferrals” shall mean the amounts contributed by the Bank to each Participant’s Pre-Tax Elective Deferral Account pursuant to the provisions of a Salary Deferral Agreement or as a Flex Credit Contribution under Section 4.3 hereof. Pre-Tax Elective Deferrals are not includible in the Participant’s gross income at the time deferred.

(h) “Roth Elective Deferrals” shall mean the amounts contributed by the Bank to each Participant’s Roth Elective Deferral Account pursuant to the provisions of a Salary Deferral Agreement. Roth Elective Deferrals are irrevocably designated as Roth Elective Deferrals by the Participant in the Salary Deferral Agreement and are includible in the Participant’s gross income at the time contributed to the Plan. The Administrator will maintain all such contributions made pursuant to Code Section 402A separately and make distributions in accordance with the Plan unless required to do otherwise by Code Section 402A and any applicable guidance or Regulations issued thereunder.

(i) “Roth Elective Deferral Account” shall mean that account established on behalf of a Participant (or other person as provided under the terms of any applicable Appendix hereto), to which are allocated or transferred on or after May 1, 2017 (i) all Roth Elective Deferral Contributions made on his behalf; or (ii) Designated Roth Contributions, if any, attributable to Roth elective deferrals from any plan merged with and into the Plan in accordance with the terms of any applicable Appendix hereto; or (iii) amounts described in both (i) and (ii) of this Section 1.55(i), as such account is adjusted from time to time to reflect investment results.

1.56 “Catch-Up Definitions” Catch-Up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code have been permitted under the Plan since July 1, 2005 under Section 4.9. Roth Elective Deferrals and Roth Catch-Up Deferrals have been permitted under the Plan since May 1, 2017. Operationally, Catch-Up Deferral Contributions are tracked separately from Pre-Tax Elective Deferral Contributions and Roth Elective Deferral Contributions. The following definitions reflect the operational treatment of Catch-Up Contributions.

(a) “Catch-Up Contribution” shall mean the amounts contributed by the Bank to pursuant to Section 4.9, including Pre-Tax Catch-Up Deferrals and Roth Catch-Up Deferrals.

(b) “Pre-Tax Catch-Up Deferrals” shall mean the amount contributed by the Bank to each Participant’s Pre-Tax Catch-Up Deferral Account pursuant to the provisions of a Salary Deferral Agreement and Section 4.9.

(c) “Pre-Tax Catch-Up Deferral Account” shall mean that account established on behalf of a Participant (or other person as provided under the terms of any applicable Appendix hereto), to which are allocated or transferred (i) all Pre-Tax Catch-Up Deferrals made on his behalf; or (ii) certain amounts, if any, attributable to pre-tax catch-up deferrals from any plan merged with and into the Plan in accordance with the terms of any applicable Appendix hereto; or (iii) amount described in both (i) and (ii) of this Section 1.56(c), as such account is adjusted from time to time to reflect investment results. Pre-Tax Catch-Up Deferrals are not includible in the Participant’s gross income at the time deferred.

(d) “Roth Catch-Up Deferrals” shall mean the amount contributed by the Bank to each Participant’s Roth Catch-Up Deferral Account pursuant to the provisions of a Salary Deferral Agreement and Section 4.9. Roth Catch-Up Deferrals are irrevocably designated as Roth Catch-Up Deferrals by the Participant in the Salary Deferral Agreement and are includible in the Participant’s gross income at the time contributed to the Plan. The Administrator will maintain all such contributions made pursuant to Code Section 402A separately and make distributions in accordance with the Plan unless required to do otherwise by Code Section 402A and any applicable guidance or Regulations issued thereunder.

(e) “Roth Catch-Up Deferral Account” shall mean that account established on behalf of a Participant (or other person as provided under the terms of any applicable Appendix hereto), to which are allocated or transferred on or after May 1, 2017 (i) all Roth Catch-Up Deferrals made on his behalf; or (ii) Designated Roth Contributions, if any, attributable to Roth elective deferrals from any plan merged with and into the Plan in accordance with the terms of any applicable Appendix hereto; or (iii) amounts described in both (i) and (ii) of this Section 1.56(e), as such account is adjusted from time to time to reflect investment results.

ARTICLE II

CREDITED SERVICE

2.1	Computation of Credited Service

An Employee’s Credited Service shall terminate upon the termination of his service with the Bank for any reason including, but not limited to, death, disability or retirement. The following types of absences shall not be deemed to terminate an Employee’s Credited Service and the periods elapsed during such absences shall be included in computing the length of an Employee’s Credited Service:

(a) Leave of absence granted by the Bank for sickness, injury, disability, government, civic or charitable service or any other specific reason, for not more than two (2) years.

(b) Absence for military service under leave of absence granted by the Bank or when required by law, provided he returns to service as an Employee with the Bank within ninety (90) days of his release from active military duty or any longer period during which his right to re-employment is protected by law.

(c) Lay off not in excess of two (2) years until employment is terminated either by the Employee or the Bank.

In no event shall the powers of the Bank pursuant to Subsections (a), (b) or (c) of this Section 2.1 be exercised so as to discriminate in favor of Employees who are Highly Compensated. Any Participant who has an absence described in this Section 2.1 and who does not return to active employment with the Bank at the end of the period described in Subsections (a), (b) or (c), as the case may be, shall be credited with Credited Service and Years of Service solely on the basis of service being recognized for such purposes only to the earlier of (A) the date such person retires, dies, resigns, quits or is discharged, or (B) twelve (12) months after the date that such period commenced. For purposes of determining whether a Participant has a One Year Break in Service, such Participant shall be deemed to have rendered one (1) Hour of Service on the date described in (A) or (B) of the preceding sentence, whichever is earlier.

2.2	Employment in Affiliated Group

Once a person is actually employed as an Employee (without reference to the provisions of this Section 2.2), employment by any member of an affiliated group shall be deemed employment by the Bank for purposes of computing Years of Service for eligibility and vesting purposes and to the extent provided in Section 416 of the Code. The term “member of an affiliated group” shall include each and all of the following: (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which group includes the Bank; (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Bank; (iii) any organization (whether incorporated or not) which is a member of affiliated service group (as defined in Section 414(m) of the Code) which includes the Bank; and (iv) any other entity required to be aggregated with the Bank pursuant to Regulations under Section 414(o) of the Code. This provision shall be limited for vesting purposes to service with other members of an affiliated group rendered on or after such entity becomes such a member.

2.3	Service to Acquired Entities

(a) The Board Committee, the Executive Committee or the Board may determine to extend Years of Service or Credited Service, for specified service or all service to any other party to acquisition for any period or periods designated by either such Committee or the Board upon such conditions as such Committee or the Board may establish. For purposes of this Section 2.3, the term “party to acquisition” means any entity (i) from which the Bank or the Company, or any member of an affiliated group as defined in Section 2.2 hereof, acquires assets in the form of ongoing operations and related assets, or (ii) stock of which is acquired by the Bank or the Company, or any member of an affiliated group as defined in Section 2.2 hereof, or (iii) which merges with or into the Bank or the Company, or any member of an affiliated group as defined in Section 2.2 hereof, or is a party to a consolidation to which the Bank or the Company, or any member of an affiliated group as defined in Section 2.2 hereof, is a party. Service to other corporations or entities for which credit for eligibility purposes under any pension or profit sharing plan maintained by a party to acquisition may if so determined by either such Committee or the Board be treated as service to such party to acquisition. Prior to January 1, 1987, service credits for certain purposes for service to entities acquired by the Bank were granted and remain in effect.

(b) Effective as of February 23, 1998 The Norwich Savings Society (“NSS”) and Norwich Financial Corp. (“NFC”) merged with and into the Bank (the “Merger”). NSS maintained for its employees a 401(k) plan, The Norwich Savings Society Thrift Plan (the “NSS Thrift Plan”) and a trust pursuant thereto (the “NSS Trust”) governed by a Trust Agreement (the NSS Trust Agreement). The NSS Thrift Plan and the NSS Trust Agreement were assumed by the Bank as a result of the Merger. On April 1, 1998 the NSS Plan was merged with and into the Plan (the “Plan Merger”) and the NSS Trust was initially maintained under the Plan together with the Trust to allow time for reasonable arrangements for transition and investment and reinvestment. In any event, the assets of the NSS Trust, together with the assets of the Trust, were available to pay all benefits payable under this Plan on or after April 1, 1998. The NSS Trust was merged with and into the Plan Trust as of May 1, 1998. Service with NSS and NFC will be credited with respect to former NSS employees and entitlement to and payment of account balances under the NSS Thrift Plan on and after April 1, 1998 will be determined as provided and subject to the terms and conditions of Appendix B.

(c) The Chittenden Corporation (“Chittenden”) merged with and into People’s United Financial, Inc. effective as of January 1, 2008. On and prior to such date, Chittenden maintained the Chittenden Corporation Incentive Savings and Profit Sharing Plan (the “Chittenden Plan”), a 401(k) plan for the benefit of its employees and those of any of its affiliates that adopted such plan. As successor to Chittenden, the Company continued to maintain the Chittenden Plan for the benefit of former Chittenden employees and those employees of any Chittenden affiliates that adopted such plan. Effective as of January 1, 2009 service credited for purposes of eligibility and vesting under the Chittenden Plan will be credited under this Plan to Employees who are such on or after January 1, 2009 and were participants in or eligible to participate in the Chittenden Plan as of December 31, 2008 (the “Former Chittenden Employees”) as provided in and subject to the terms and conditions of Appendix C. In no event shall the crediting of such service hereunder be construed to prevent or have the effect of preventing any Former Chittenden Employee’s period of Credited Service from being deemed to have commenced after August 13, 2006 for purposes of Section 4.10 hereof.

On February 3, 2009 the Chittenden Plan and the trust maintained pursuant thereto were merged with and into the Plan and Trust respectively (the “Chittenden Plan Merger”), and the combined assets of the Trust are available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the Chittenden Plan on and after such date will be determined under the terms of this Plan subject to and in accordance with the terms of Appendix C.

Ocean Bank, an affiliate of Chittenden, maintained the Community Bank & Trust Salary Savings Plan (the “Community Plan”) as successor to Community Bank & Trust Company (“Community Bank”). Effective as of December 31, 2007, no further salary deferrals were permitted to be made to the Community Plan and otherwise eligible employees under the Community Plan thereafter became eligible to participate in the Chittenden Plan in accordance with the terms thereof. Effective as of January 1, 2009, the Bank became successor to Ocean Bank and as such has continued to maintain the Community Plan. On January 1, 2010 the Community Plan and the assets held and invested thereunder were merged with and into the Plan and Trust respectively (the “Community Plan Merger”) and the combined assets of the Trust are available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the Community Plan on and after such date will be determined under the terms of this Plan subject to and in accordance with the applicable terms of Appendix C.

(d) Financial Federal Corporation (“FinFed”) merged with and into People’s United Financial, Inc. effective on February 19, 2010, and Financial Federal Credit, Inc. (now known as People’s United Equipment Finance Corp.) (“FFCI”) adopted the Plan effective as of such date. Employees who are such on or after February 19, 2010 and were employees of FinFed (“Former FinFed Employees”) or FFCI (“Former FFCI Employees”) prior to February 19, 2010 as provided in the Agreement and Plan of Merger between the Company and Financial Federal Corporation dated as of November 22, 2009, will be credited for purposes of eligibility and vesting under this Plan with service rendered to FinFed or FFCI as provided in and subject to the terms of Appendix G.

Prior to the merger of FinFed into People’s United Financial, Inc., FinFed maintained for its employees, the Financial Federal Corporation and Subsidiaries 401(k) Plan and trust pursuant thereto (the “FinFed Plan”). As successor to FinFed, the Company continued to maintain the FinFed Plan for the benefit of Former FinFed employees and those employees of any FinFed affiliates that adopted the FinFed Plan. On September 3, 2013, the FinFed Plan and the trust maintained pursuant thereto were merged with and into the Plan and Trust respectively (the “FinFed Plan Merger”), and the combined assets of the Trust are available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the FinFed Plan on and after such date will be determined under the terms of this Plan subject to and in accordance with the terms of Appendix G.

(e) Certain assets and liabilities of Butler Bank (“Butler”) were acquired by the Bank on April 16, 2010. Employees who are such on or after April 16, 2010, and who were employees of Butler Bank prior to April 16, 2010 (“Former Butler Employees”) will be credited for purposes of eligibility under this Plan with service rendered to Butler as provided in and subject to the terms of Appendix H.

(f) The Bank of Smithtown (“Smithtown”) merged with and into People’s United Bank on November 30, 2010. Employees who are such on or after January 1, 2011 and who were employees of Smithtown or its affiliates as provided in the Agreement and Plan of Merger referred to in Section 3.1(g) hereof (“Former Smithtown Employees”) will be credited for purposes of eligibility and vesting under this Plan with service rendered to Smithtown or such affiliates as provided in and subject to the terms of Appendix D. In no event shall the crediting of such service hereunder be construed to prevent or have the effect of preventing any Former Smithtown Employee’s period of Credited Service from being deemed to have commenced after August 13, 2006 for purposes of Section 4.10 hereof.

Prior to the merger of Smithtown into the Bank, Smithtown maintained for its employees, the Bank of Smithtown 401(k) Plan and trust pursuant thereto (the “Smithtown Plan”). As successor to Smithtown, the Bank continued to maintain the Smithtown Plan for the benefit of former Smithtown employees and those employees of any Smithtown affiliates that adopted the Smithtown Plan. On June 3, 2013, the Smithtown Plan and the trust maintained pursuant thereto were merged with and into the Plan and Trust respectively (the “Smithtown Plan Merger”), and the combined assets of the Trust are available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the Smithtown Plan on and after such date will be determined under the terms of this Plan subject to and in accordance with the terms of Appendix D.

(g) River Bank (“River”) merged with and into People’s United Bank on November 30, 2010. Employees who are such on or after January 1, 2011 and who were employees of River or its affiliates as provided in the Agreement and Plan of Merger referred to in Section 3.1(h) hereof (“Former River Employees”) will be credited for purposes of eligibility and vesting under this Plan with service rendered to River or such affiliates as provided in and subject to the terms of Appendix E. In no event shall the crediting of such service hereunder be construed to prevent or have the effect of preventing any Former River Employee’s period of Credited Service from being deemed to have commenced after August 13, 2006 for purposes of Section 4.10 hereof.

Prior to the merger of River into the Bank, River maintained for its employees, the SBERA 401(k) Plan as adopted by RiverBank and trust pursuant thereto (the “River Plan”). As successor to River, the Bank continued to maintain the River Plan for the benefit of former River employees and those employees of any River affiliates that adopted the River Plan. On September 5, 2013, the River Plan and the trust maintained pursuant thereto were merged with and into the Plan and Trust respectively (the “River Plan Merger”), and the combined assets of the Trust are available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the River Plan on and after such date will be determined under the terms of this Plan subject to and in accordance with the terms of Appendix E.

(h) Danversbank (“Danvers”) merged with and into People’s United Bank effective July 1, 2011. Employees who are such on July 1, 2011 and who were employees of Danvers or its affiliates as provided in the Agreement and Plan of Merger referred to in Section 3.1(i) hereof (“Former Danvers Employees”) will be credited for purposes of eligibility and vesting under this Plan with service rendered to Danvers or such affiliates as provided in and subject to the terms of Appendix F. In no event shall the crediting of such service hereunder be construed to prevent or have the effect of preventing any Former Danvers Employee’s period of Credited Service from being deemed to have commenced after August 13, 2006 for purposes of Section 4.10 hereof.

Prior to the merger of Danvers into the Bank, Danvers maintained for its employees the SBERA 401(k) Plan as adopted by Danversbank and trust pursuant thereto (the “Danvers Plan”). As successor to Danvers, the Bank has continued to maintain the Danvers Plan for the benefit of former Danvers employees and those employees of any Danvers affiliates that adopted the Danvers Plan. On July 1, 2014, the Danvers Plan and the trust maintained pursuant thereto were merged with and into the Plan and Trust respectively (the “Danvers Plan Merger”), and the combined assets of the Trust shall be available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the Danvers Plan on and after such date will be determined under the terms of this Plan subject to and in accordance with the terms of Appendix F.

(i) The Bank purchased from RBS Citizens, N.A. (“Citizens”) certain assets and assumed certain liabilities pursuant to a Purchase and Assumption Agreement dated February 27, 2012 (the “Citizens Purchase Agreement”). Employees of Citizens who become Employees pursuant to the terms of the Citizens Purchase Agreement (“Former Citizens Employees”) will be credited for purposes of eligibility to participate and vesting under this Plan with the period of years of service recognized under the Citizens 401(k) plan for eligibility and vesting thereunder as provided in and subject to the terms of Appendix I.

(j) People’s United Insurance Agency, Inc. (“PUIA”) purchased certain assets and assumed certain liabilities of Kesten-Brown Insurance, LLC (“Kesten-Brown”) pursuant to an Asset Purchase Agreement dated October 1, 2015 (the “Kesten-Brown Purchase Agreement”). Employees of Kesten-Brown who become Employees pursuant to the terms of the Kesten-Brown Purchase Agreement (“Former Kesten-Brown Employees”) will be credited for purposes of eligibility to participate and vesting under this Plan with years of service rendered to Kesten- Brown as provided in and subject to the terms of Appendix J.

(k) People’s United Insurance Agency, Inc. (“PUIA”) purchased certain assets and assumed certain liabilities of Eagle Insurance Group, LLC (“Eagle”) pursuant to an Asset Purchase Agreement dated April 6, 2016 (the “Eagle Purchase Agreement”). Employees of Eagle who become Employees pursuant to the terms of the Eagle Purchase Agreement (“Former Eagle Employees”) will be credited for purposes of eligibility to participate and vesting under this Plan with years of service rendered to Eagle as provided in and subject to the terms of Appendix K.

(l) People’s Securities, Inc. (“PSI”) purchased certain assets and assumed certain liabilities of Gerstein Fisher & Associates, Inc., Gerstein Fisher Tax Services, LLC, and GFA Securities, LLC (collectively, “the Gerstein Fisher Entities”), pursuant to an Asset Purchase Agreement dated July 18, 2016 (the “Gerstein Fisher Purchase Agreement”). Employees of the Gerstein Fisher Entities who become Employees as of November 2, 2016, pursuant to the terms of the Gerstein Fisher Purchase Agreement (“Former Gerstein Fisher Employees”) will be credited for purposes of eligibility and vesting under this Plan with the service credited to them under the Gerstein Fisher & Associates, Inc. 401(k) Profit Sharing Plan and Trust for eligibility and vesting thereunder, as provided in and subject to the terms of Appendix L.

(m) The Suffolk County National Bank of Riverhead (“Suffolk”) merged with and into the Bank effective April 1, 2017. Employees who are such on April 1, 2017, and who were employees of Suffolk or any of its affiliates including Suffolk Bancorp, as provided in the Agreement and Plan of Merger referred to Section 3.1(j) hereof (“Former Suffolk Employees”) will be credited for purposes of eligibility and vesting under this Plan with service rendered to Suffolk or any of its affiliates as provided in and subject to the terms of Appendix M. Prior to the merger of Suffolk into the Bank, Suffolk maintained for its employees the Suffolk 401(k) Plan as adopted by Suffolk and trust pursuant thereto (the “Suffolk Plan”). As successor to Suffolk, the Bank has continued to maintain the Suffolk Plan for the benefit of former Suffolk employees and those employees of any Suffolk affiliates that adopted the Suffolk Plan. On August 1, 2018, the Suffolk Plan and the trust maintained pursuant thereto shall be merged with and into the Plan and Trust respectively (the “Suffolk Plan Merger”), and the combined assets of the Trust shall be available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the Suffolk Plan on and after such date will be determined un the terms of this Plan subject to and in accordance with the terms of Appendix M.

(n) Emerald Acquisition Corp., a wholly owned subsidiary of the Bank merged with and into Leaf Commercial Capital, Inc. (“Leaf”) effective as August 1, 2017 (the “Leaf Merger Date”). On or prior to the Leaf Merger Date, Leaf maintained the Leaf Investment Savings Plan (the “Leaf Plan”), a 401(k) plan for the benefit of its employees and those of any of its subsidiaries that adopted such plan. After the Leaf Merger Date Leaf continued to maintain the Leaf Plan for the benefit of its employees and those of any of its subsidiaries who were actively at work immediately prior to the Leaf Merger Date (the “Leaf Employees”). Leaf has adopted the Plan effective January 1, 2018, and Leaf Employees will be credited for purposes of eligibility and vesting under this Plan with service rendered to Leaf or any of its subsidiaries as provided in and subject to the terms of Appendix N and the Leaf Adoption Agreement. On January 14, 2020, the LEAF Plan and the trust maintained pursuant thereto shall be merged with and into the Plan and Trust respectively (the ‘LEAF Plan Merger’), and the combined assets of the Trust shall be available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the LEAF Plan on and after such date will be determined under the terms of this Plan subject to and in accordance with the terms of Appendix N.

(o) Vend Lease Company, Inc. (“Vend Lease”) became a wholly-owned subsidiary of the Bank effective June 27, 2018. Vend Lease has adopted the Plan effective June 27, 2018 for its employees. Employees of Vend Lease who are such on June 27, 2018, and who were employees of Vend Lease, as provided in the Stock Purchase Agreement referred to in Section 3.1(k) hereof (“Vend Lease Employees”) will be credited for purposes of eligibility and vesting under this Plan with service rendered to Vend Lease or its predecessor as provided in and subject to the terms of Appendix O.

(p) Farmington merged with and into the Bank effective October 1, 2018. Employees who are such on October 1, 2018, and who were employees of Farmington or any of its affiliates including First Connecticut Bancorp, Inc, as provided in the Agreement and Plan of Merger referred to Section 3.1(l) hereof (“Former Farmington Employees”) will be credited for purposes of eligibility and vesting under this Plan with service rendered to Farmington or any of its affiliates as provided in and subject to the terms of Appendix P. Effective close of business on December 31, 2019, the Farmington Plan and the trust maintained pursuant thereto shall be merged with and into the Plan and Trust respectively (the ‘Farmington Plan Merger’), and the combined assets of the Trust shall be available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the Farmington Plan on and after such date will be determined under the terms of this Plan subject to and in accordance with the terms of Appendix P.

(q) Belmont merged with and into the Bank effective April 1, 2019. Employees who are such on April 1, 2019, and who were employees of Belmont or any of its affiliates including BSB Bancorp, Inc, as provided in the Agreement and Plan of Merger referred to Section 3.1(m) hereof (“Former Belmont Employees”) will be credited for purposes of eligibility and vesting under this Plan with service rendered to Belmont or any of its affiliates as provided in and subject to the terms of Appendix Q.

(r) VAR Resources became a division of Leaf Commercial Capital, Inc., a wholly-owned subsidiary of the Bank, effective January 2, 2019. VAR Resources has adopted the Plan effective May 1, 2019 for its employees. Employees of VAR Resources who are such on May 1, 2019, and who were employees of VAR Resources, as provided in the Membership Interest Purchase and Sale Agreement referred to in Section 3.1(n) hereof (“VAR Resources Employees”) will be credited for purposes of eligibility and vesting under this Plan with service rendered to VAR Resources or its predecessor as provided in and subject to the terms of Appendix R. On January 15, 2020, the VAR Resources Plan and the trust maintained pursuant thereto shall be merged with and into the Plan and Trust respectively (the ‘VAR Resources Plan Merger’), and the combined assets of the Trust shall be available to pay all benefits payable under the Plan on and after such date. Entitlement to and payment of account balances under the VAR Resources Plan on and after such date will be determined under the terms of this Plan subject to and in accordance with the terms of Appendix R.

(s) United merged with and into the Bank effective November 1, 2019. Employees who are such on November 1, 2019, and who were employees of United or any of its affiliates including United Financial Bancorp, Inc., as provided in the Agreement and Plan of Merger referred to Section 3.1(s) hereof (“Former United Employees”) will be credited for purposes of eligibility and vesting under this Plan with service rendered to United or any of its affiliates as provided in and subject to the terms of Appendix S.

2.4	Breaks in Service

(a) For purposes of determining a person’s Years of Service or any other benefit or right under the Plan, following a One Year Break in Service, service prior to such One Year Break in Service shall be taken into account subject to the following limitations:

(i) In the case of an Employee who is vested in his Accounts, or an Employee who is not vested in his Accounts but whose number of consecutive One Year Breaks in Service is less than the greater of five (5) or the number of his Years of Service prior to a One Year Break in Service, Years of Service completed before the One Year Break in Service shall be restored upon reemployment.

(ii) In the case of any Employee who is not vested in his Accounts on the date of his termination of employment, his Years of Service prior to such date shall be disregarded in computing his Years of Service after his return if the number of consecutive One Year Breaks in Service equals or exceed the greater of five (5) or his Years of Service prior to such Break in Service.

(iii) In no event shall there be taken into the computation of Years of Service after a One Year Break in Service Years of Service which were previously disregarded on account of an earlier One Year Break in Service under the terms of this Section 2.4.

(b) In the case of a Participant who has five (5) or more consecutive One Year Breaks in Service, all Years of Service following such period of One Year Breaks in Service will be disregarded for purposes of determining such Participant’s vested interest in the portions of his Bank Contribution Account, Employer Match Contribution Account and Employer Retirement Contribution Account derived from contributions that accrued before such period of One Year Breaks in Service.

(c) For purposes of this Plan, the term “One Year Break in Service” shall mean any consecutive twelve (12) month period during which a Participant does not render one (1) Hour of Service as described in Subsection 1.33(a) hereof, subject to the terms of Section 2.1 hereof. Whenever the number of One Year Breaks in Service in a period is computed for purposes of this paragraph (c), such number shall be determined by a fraction which takes into account each day which elapses during the period on which the initial One Year Break in Service of such period commenced to the date of rehire.

(d) For purposes of paragraph (c) hereof, a One Year Break in Service shall not include the first twenty-four (24) consecutive months of a maternity or paternity leave of absence, but any period of a maternity or paternity leave of absence in excess of the first twenty-four (24) consecutive months with respect to any child (or children of the same multiple birth) shall be included in a One Year Break in Service if, but for this sentence, it would be so included. For purposes of this paragraph, a “maternity or paternity leave of absence” means an absence beginning on or after January 1, 1985, (i) by reason of the pregnancy of the Employee; (ii) by reason of the birth of a child of the Employee; (iii) by reason of the placement of a child with the Employee in connection with the adoption of the child by such Employee; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The terms of this paragraph (d) shall not be construed to require that an absence from work for maternity or paternity reasons be included in computing the number of an Employee’s Years of Service or Credited Service or be credited for any other purpose under this Plan other than determining whether a One Year Break in Service has occurred. The Plan Administrator may, in its discretion reasonably require an Employee to furnish timely information to establish that an absence from work is a maternity or paternity absence and the number of days for which there was such an absence. No credit shall be given pursuant to this Subsection to any Employee who fails to provide such information after having been requested to do so.

2.5	Transfer to or From Employment Within the United States

Any person initially hired by the Bank to work outside the United States who becomes an Employee on or after July 1, 2001, shall become a Participant in accordance with the applicable terms of Section 3.1 hereof. The service of such Participant for the Bank as an employee outside of the United States shall be included in computing such Participant’s Years of Service for vesting purposes to the same extent it would be if such service had been rendered as an Employee. In any event, the period of any such Participant’s employment outside the United States shall be excluded for all purposes of his entitlement to have any contributions made on his behalf or credited to him under this Plan.

ARTICLE III

ELIGIBILITY

3.1	Requirements for Employees

(a) Reserved.

(b) Each Employee who was a Participant on September 30, 1994, shall continue to be a Participant on October 1, 1994, provided he continued to be employed by the Bank on such date.

(c) Each other Employee who is such on or after October 1, 1994 may become a Participant on the first day of the calendar month following the date such Employee completes one (1) Hour of Service as an Employee, or, if later, the first day of the first calendar month with respect to which a Salary Deferral Contribution election if made by the Employee may become effective under the applicable terms of the Plan provided he continues to be employed on such date. Employees who choose not to participate in the Plan when they first become eligible may thereafter join the Plan on the first applicable entry date provided for herein following initial eligibility. Each Employee who was a Participant on March 31, 2009, shall continue to be a Participant on April 1, 2009, provided he continued to be employed by the Bank on such date. Each other Employee who is such on or after April 1, 2009, may become a Participant on the first day on which a Salary Deferral Contribution election if made by the Employee may become effective, on or after the Employee’s completion of one (1) Hour of Service as an Employee, provided he continues to be employed on such date. Employees who choose not to participate in the Plan when they first become eligible may thereafter join the Plan on the first applicable entry date provided for herein following initial eligibility. Each Employee who becomes such on or after January 1, 2015, and for whom automatic Salary Deferral Contributions are made pursuant to Subsection 4.1(d) hereof shall be deemed to have made a Salary Deferral Contribution election with respect to such contributions for purposes of this Subsection (c).

(d) Each Employee who does not become a Participant pursuant to the provisions of Subsection (c) of this Section 3.1, shall become a Participant as follows:

(i) Each such Employee whose Credited Service first begins after August 13, 2006, shall become a Participant on the first day of the calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service provided he is then an Employee; and

(ii) Each such Employee whose Credited Service first began before August 14, 2006, shall become a Participant on the later of (A) January 1, 2012, or (B) the first day of the calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service provided he is then an Employee.

(e) In the event the Credited Service of an Employee is terminated and such person is subsequently rehired by the Bank as an Employee, he shall be eligible to participate in the Plan under the following circumstances:

(i) Such Employee may become a Participant on the date on which he again becomes an Employee, provided he was eligible to participate in the Plan at the time his Credited Service was terminated.

(ii) In the event such Employee was not eligible to participate in the Plan at the time his Credited Service was terminated, he shall become eligible to participate in the Plan in accordance with the terms of the foregoing provisions of this Section 3.1 after he has completed such eligibility requirements.

(iii) Any Employee who becomes a Participant in accordance with this Subsection (e) after being rehired by the Bank shall enter into a Salary Deferral Agreement before becoming entitled to make Salary Deferral Contributions after such rehire in accordance with Section 4.1 hereof regardless of whether he was a Participant prior to the termination of his Credited Service.

(f) Notwithstanding any other provision of this Section 3.1, no person who becomes an Employee as the result of the merger of The Norwich Savings Society (“NSS”) with and into the Bank shall be eligible to become a Participant hereunder prior to April 1, 1998, or such later date as of which the Bank determines to cease benefit accruals under The Norwich Savings Society Thrift Plan.

(g) Notwithstanding any other provisions of this Section 3.1, no person who becomes an Employee as a result of the Agreement and Plan of Merger dated July 15, 2010 between People’s United Financial, Inc. and Smithtown Bancorp, Inc. shall be eligible to become a Participant in this Plan prior to January 1, 2011.

(h) Notwithstanding any other provisions of this Section 3.1, no person who becomes an Employee as a result of the Agreement and Plan of Merger dated July 15, 2010 by and among People’s United Financial, Inc., People’s United Bank Merger Corporation, LSB Corporation and River Bank shall be eligible to become a Participant in this Plan prior to January 1, 2011.

(i) Notwithstanding any other provisions of this Section 3.1, no person who becomes an Employee as a result of the Agreement and Plan of Merger dated January 20, 2011 by and between People’s United Financial, Inc. and Danvers Bancorp, Inc. shall be eligible to become a Participant in this Plan prior to July 1, 2011.

(j) Notwithstanding any other provisions of this Section 3.1, no person who becomes an Employee as a result of the Agreement and Plan of Merger dated June 26, 2016, by and between People’s United Financial, Inc. and Suffolk Bancorp shall be eligible to become a Participant in this plan prior to April 1, 2017.

(k) Notwithstanding any other provisions of this Section 3.1, no person who becomes an Employee as a result of the Stock Purchase Agreement dated June 27, 2018, by and among Vend Lease Company, Inc. (“Vend Lease”), all Vend Lease shareholders and People’s United Bank, National Association, shall be eligible to become a Participant in this Plan prior to June 27, 2018.

(l) Notwithstanding any other provisions of this Section 3.1, no person who becomes an Employee as a result of the Agreement and Plan of Merger dated as of June 18, 2018, between People’s United Financial, Inc. and First Connecticut Bancorp, Inc., shall be eligible to become a Participant in this Plan prior to October 1, 2018.

(m) Notwithstanding any other provisions of this Section 3.1, no person who becomes an Employee as a result of the Agreement and Plan of Merger dated as of November 26, 2018, between People’s United Financial, Inc. and BSB Bancorp, Inc., shall be eligible to become a Participant in this Plan prior to April 1, 2019.

(n) Notwithstanding any other provisions of this Section 3.1, no person who becomes an Employee as a result of the Membership Interest Purchase and Sale Agreement dated January 2, 2019, by and among the Bank, VAR Resources, LLC, and Sutton Holding Corporation shall be eligible to become a Participant in this Plan prior to May 1, 2019.

(o) Notwithstanding any other provisions of this Section 3.1, no person who becomes an Employee as a result of the Agreement and Plan of Merger dated as of July 15, 2019, between People’s United Financial, Inc. and United Financial Bancorp, Inc., shall be eligible to become a Participant in this Plan prior to November 11, 2019.

3.2	Voluntary Participation

Except with respect to rights of eligible Participants to have Employer Retirement Contributions be made to their Employer Retirement Contribution Accounts, participation in the Plan is voluntary, and Employees eligible to participate shall become Participants by consenting in writing to the making of contributions pursuant to Article IV hereof.

3.3	Questions Regarding Eligibility

Eligibility and all questions concerning the eligibility of any Employee shall be determined by the Committee whose decisions shall be final and conclusive upon the Bank and the Employee. The Committee shall have absolute discretion in making any such determination.

3.4	Deferred Retirement

Age sixty-five (65) shall be the age at which Participants shall normally retire from the employ of the Bank; provided, however, that in the event a Participant remains in the employ of the Bank beyond age sixty-five (65) and is otherwise eligible to participate in Salary Deferral Contributions, Bank Contributions, Employer Match Contributions or Employer Retirement Contributions he shall continue to do so in accordance with the provisions of Articles IV and V hereof.

ARTICLE IV

CONTRIBUTIONS

4.1	Salary Deferral Contributions

(a) Each Participant in the Plan shall enter into a written Salary Deferral Agreement with the Bank which will be applicable to all pay periods until such agreement is terminated or modified by the Participant or the Bank in accordance with the terms of Section 4.2 hereof. The terms of any such Salary Deferral Agreement shall provide that the Participant agrees to accept a reduction in the Salary which would otherwise be paid to him by the Bank equal to any whole percentage of his Salary not in excess of fifty percent (50%). The Salary Deferral Agreement shall also provide to what extent that Salary Deferral Contributions are Pre-Tax Elective Deferrals and/or Roth Elective Deferrals. Any election to make Roth Elective Deferrals to the Plan is irrevocable. Except in the case of an In-Plan Roth Conversion, Salary Deferral Contributions contributed to the Plan as one type, Roth or Pre-Tax, may not later be reclassified as the other type. Each pay period such percentage of the Participant’s Salary paid during such pay period shall be deducted from his pay for such period and in consideration thereof, the Bank will contribute an amount equal to such Salary Deferral Contribution. Each such Salary Deferral Contribution shall be credited to such Participant’s Pre-Tax Elective Deferral Account and/or Roth Elective Deferral Account, as applicable, and invested in accordance with the terms of Article VII hereof. Amounts credited to a Participant’s Pre-Tax Elective Deferral Account and a Participant’s Roth Elective Deferral Account shall be fully vested and non-forfeitable at all times.

(b) The Committee may require that each Participant shall enter into a Salary Deferral Agreement with the Bank to deduct from the Participant’s Salary the percentage the Participant elects from time to time through a telephone program or other electronic communication program maintained by the Trustee for such purpose in accordance with written procedures established by the Committee which procedures may include requirements that a Participant furnish a personal identification number recognized by the Trustee and other personal identification information reasonably required in the opinion of the Committee or the Trustee to assure security. Such Salary Deferral Agreement shall be entered into either (i) by signing a written authorization to the Bank or (ii) if effective on or after July 1, 2002 in accordance with any such program and procedures. In such case, all Salary Deferral Contribution elections and changes in such elections shall be made by each Participant through such telephone or other electronic communication program as specified in such procedures. Such procedures shall require that the Participant be provided with written confirmation of the Participant’s percentage election within a reasonable time after such election is made. The percentage of Salary so elected by the Participant shall not exceed fifty percent (50%).

(c) Contributions made pursuant to such Salary Deferral Agreement may not precede the earlier of (1) the performance of services relating to the contribution and (2) the date on which the Salary that is subject to the election would be payable to the Participant in the absence of an election to defer; except in the case of bona fide administrative considerations to the extent permitted under Section 1.401(k)-1(a)(3)(iii)(C) of the Treasury Regulations.

(d) Each Employee who becomes such on or after January 1, 2015, and does not make a Salary Deferral Contribution election in accordance with this Section 4.1 (including an affirmative election not to have Salary Deferral Contributions made to the Plan on his behalf) by the thirtieth (30th) day following the date such Employee completes one (1) Hour of Service (or the last day of such longer period determined under such written procedures as the Committee may establish), shall be deemed to have made a Pre-Tax Elective Deferral election under the terms of this Article IV equal to one percent (1%) of his Salary that would otherwise be paid to him by the Bank subject to the terms of the penultimate sentence of this subsection. Commencing as soon as practicable following the last day of such period, the Bank will deduct such percentage from such Employee’s Salary paid during each pay period and contribute to the Plan on his behalf an amount equal to such Pre-Tax Elective Deferral. Such automatic Pre-Tax Elective Deferrals shall continue to be made until such Employee elects to change such Pre-Tax Elective Deferral percentage or, on or after May 1, 2017, allocate all or a portion of the Salary Deferral Contributions to Roth Elective Deferrals in accordance with the terms of this Plan, including any applicable procedures established by the Committee. All automatic Pre-Tax Elective Deferrals made pursuant to this Subsection (d) will be subject to the same terms and procedures under the Plan that apply to contributions made pursuant to affirmative Salary Deferral Contribution elections, after taking into account the terms of this Subsection (d). Such procedures shall require that the Participant be provided with written confirmation of any automatic Pre-Tax Elective Deferral percentage applied to such Participant pursuant to the terms of this Subsection (d). Each Employee who becomes such on or after March 1, 2017, and for whom automatic Salary Deferral Contributions are required to be made pursuant to this Subsection 4.1(d), shall be deemed to have made a Pre-Tax Elective Deferral election under the terms of this Article IV equal to four percent (4%) of his Salary that would otherwise be paid to him by the Bank.

4.2	Terms of Salary Deferral Agreements

Salary Deferral Agreements shall be governed by the following:

(a) Any reduction in Salary designated by a Participant as his Pre-Tax Elective Deferral, Roth Elective Deferrals or a combination of the two will continue in effect until such Participant elects to change his Salary Deferral Contribution percentage or allocation of all or a portion of his Salary Deferral Contribution as a Pre-Tax Elective Deferral and/or a Roth Elective Deferrals in accordance with procedures established by the Committee. Any Salary Deferral Contribution election or election to change a Participant’s Salary Deferral Contribution percentage (including an election to voluntarily suspend Salary Deferral Contributions) or allocation of his Salary Deferral Contribution made on or before the date required under such procedures shall become effective in the first payroll following such date or such other time as the Committee may reasonably prescribe. Any such election to change (including an election to voluntarily suspend Salary Deferral Contributions) made after the date required under such procedures shall become effective in the second payroll following the week in which the election is made or such other time as the Committee may reasonably prescribe. In any event, the date required by the Committee for election changes shall be no later than the last day of the calendar week preceding the pay period for which the change becomes effective.

(b) A Participant shall be able to voluntarily suspend the Salary Deferral Contributions made on his behalf by the Bank under the Plan by changing his Salary Deferral Contribution election at such times and in such manner as provided in Paragraph (a) of this Section.

(c) Should any adjustments in Salary take place, an appropriate adjustment in the Participant’s Salary Deferral Contribution will automatically be made in the first paycheck issued on or after the effective date of the salary adjustment.

(d) The Bank may amend, suspend or revoke its Salary Deferral Agreement with any Participant at any time if the Bank determines that such amendment, suspension or revocation is necessary to insure that a Participant’s Annual Additions for any Plan Year will not exceed the limitations of Section 5.5 hereof or the dollar limitation contained in Section 402(g) of the Code or to ensure that the anti-discrimination tests of Section 401(k) and/or Section 401(m) of the Code and the regulations promulgated thereunder are met for such Plan Year.

(e) Except as otherwise provided above, a Salary Deferral Agreement may not be amended, suspended or revoked by the Participant or the Bank.

(f) No Participant shall be permitted to have Salary Deferral Contributions made under the Plan, or any other qualified plan maintained by the Employer, during the taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year, except to the extent permitted under Section 4.9 of the Plan and Section 414(v) of the Code, and any contributions so permitted shall not constitute Excess Deferrals under Subsection (g) of this Section 4.2.

(g) “Excess Deferrals” shall mean those Salary Deferral Contributions that are includable in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Salary Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. A Participant may assign to the Plan any Excess Deferrals made during the taxable year of the Participant by notifying the Plan Administrator on or before March 15 following the taxable year of the amount of the Excess Deferrals to be assigned to the Plan. A Participant is deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Salary Deferral Contributions made to the Plan and any other plan of the Bank. Notwithstanding any other provision of the Plan, Excess Deferrals to the Plan (including those assigned to it), plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account such Excess Deferrals were so assigned for the preceding year.

For purposes of determining Excess Deferrals, the term “Salary Deferral Contributions” shall include the sum of all Bank contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18) of the Code, and any Bank contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary deferral agreement. Salary Deferral Contributions shall not include any contributions properly distributed as excess annual additions. Excess Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year. Any distribution made pursuant to this Subsection (g) shall be made first from unmatched Pre-Tax Elective Deferrals, then from unmatched Roth Elective Deferrals, then from Pre-Tax Elective Deferrals which are matched, and thereafter from Roth Elective Deferrals which are matched. Employer Match Contributions which relate to such Salary Deferral Contributions shall be forfeited and used to reduce Bank contributions. Excess Deferrals shall be adjusted for any income or loss up to the end of the Plan Year. The income or loss allocable to Excess Deferrals is (1) income or loss allocable to the Participant’s Pre-Tax Elective Deferral Account and/or the Participant’s Roth Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Deferrals for the year and the denominator is the Participant’s account balance attributable to Pre-Tax Elective Deferrals and/or Roth Elective Deferrals, as applicable, without regard to any income or loss occurring during such taxable year, or (2) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating the distributions required under this Section 4.2(g) and Sections 4.5(d) and 4.6(d) for the Plan Year, and is used by the Plan in allocating income or loss to Participants’ accounts. For purposes of this Subsection (g) the term “income” has the same meaning as required under the applicable Treasury Regulations under Section 401(k) of the Code and includes loss.

(h) Effective for Plan Years beginning on or after January 1, 2008, Salary Deferral Contributions may not be made with respect to amounts that do not constitute 415 Compensation. Effective January 1, 2019, Salary Deferral Contributions may be made from Compensation received in any Plan Year in excess of the limitations of Section 401(a)(17) of the Code as such limitations are described and defined in the provisions of Section 1.19 hereof. Between April 15, 2002 and December 31, 2018, no Salary Deferral Contributions were permitted from Compensation in excess of the Section 401(a)(17) limits.

4.3	Flex Credit Contributions

The Bank shall contribute as Salary Deferral Contributions to the Fund an amount equal to the total flex credits, if any, each Participant has elected to have contributed by the Bank to the Plan for such Plan Year on behalf of such Participant. For purposes of this Plan, the term “flex credits” means the credits allocated to each Participant by the Bank under the terms of the flexible benefit program established by the Bank for the benefit of its eligible employees, effective as of October 1, 1985, as such program may be amended from time to time. Any such election by a Participant shall be made in accordance with procedures approved by the Committee at the time required under such flexible benefits program. Flex credit contributions shall be credited to the Pre-Tax Elective Deferral Account of the Participant on whose behalf such contribution is made, as described in the first sentence of this Subsection, and shall be invested in accordance with Article VII hereof. No Employer Match Contributions shall be made with respect to flex credit contributions notwithstanding the description and treatment of such contributions in this Section 4.3 and other Plan provisions as Salary Deferral Contributions. To the extent that Flex Contributions are made on or after May 1, 2017, to the Plan they will be allocated to the Participant’s Pre-Tax Elective Deferral Account .

4.4	Match Contributions

(a) For each Plan Year for which there are Earnings and Profits, the Bank shall contribute to the Fund an amount based on the Salary Deferral Contributions made by the Bank pursuant to the applicable Salary Deferral Agreements for the Plan Year and pursuant to Section 4.1(d) hereof, and in accordance with the terms of this Section 4.4, which amount (including such amounts contributed by adopting employers in accordance with Article XII hereof) shall not exceed such Earnings and Profits for such Plan Year:

(i) The Bank shall contribute an amount equal to 100% of each Participant’s Salary Deferral Contributions made during any pay period up to and including 4% of such Participant’s Salary during such pay period.

(ii) For each Plan Year ending on or after December 31, 2016, the Bank shall contribute an additional amount for each Participant who is in Credited Service on the last day of such Plan Year equal to the excess, if any, of (x) 100% of the total amount of such Participant’s Salary Deferral Contributions made during such Plan year up to and including 4% of such Participant’s Salary during such Plan Year over (y) the total amount contributed for such Participant under clause (i) of this section 4.4(a) for such Plan Year. For purposes of this Subsection 4.4(a)(ii), a Participant whose Credited Service is terminated during a Plan Year (1) while he is subject to a Disability (as defined in Section 6.5 of the Plan) or (2) on or after his 65th birthday, or (3) as a result of his death, shall be deemed to be in Credited Service on the last day of such Plan Year.

(b) Matching contributions made to the Fund for Plan Years beginning on or after January 1, 2009, will be allocated to the Employer Match Contribution Accounts of Participants eligible for such contributions pursuant to the terms of this Section 4.4 and shall be invested in accordance with Article VII hereof. Any matching contributions made to the Fund for Plan Years beginning on or after January 1, 2009 are referred to in this Plan as “Employer Match Contributions.” Matching Bank Contributions made to the Fund for Plan Years beginning prior to January 1, 2009, are credited to the Bank Contribution Account of the Participant on whose behalf such contributions have been made and shall be invested in accordance with Article VII hereof. No matching Bank Contributions are made to any Bank Contribution Account for any Plan Years beginning after December 31, 2008.

(c) Any matching contributions, including Employer Match Contributions, required to be contributed by the Bank pursuant to this Section 4.4 shall be reduced by any forfeitures applied pursuant to Section 6.4 hereof.

(d) Effective January 1, 2019, notwithstanding anything herein to the contrary, in determining the amount of Employer Match Contributions, if any, that may be made on behalf of a Participant for a Plan Year, the total amount of Compensation to which a percentage limit on the Employer Match Contribution is applied shall not be limited to the amount permitted under Section 401(a)(17) of the Code. However, the total Employer Match Contribution on behalf of a Participant shall not exceed the product of (i) the matching rate multiplied by (ii) the maximum percentage of Compensation taken into account under the matching formula multiplied by (iii) the amount permitted under the Section 401(a)(17) Limitation for the applicable Plan Year.

4.5	Additional Limit on Salary Deferral Contributions

(a) The Actual Deferral Percentage (hereinafter “ADP”) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non- Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(ii) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non- Highly Compensated Employees by more than two (2) percentage points.

(b) The following special rules apply for the purposes of this Section:

(i) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Deferral Contributions (and Qualified Non- Elective Contributions if treated as Salary Deferral Contributions for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Bank, shall be determined as if such Salary Deferral Contributions (and, if applicable, such Qualified Non-Elective Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more such arrangements of the Bank that have different plan years, then all Salary Deferral Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated. For Plan Years beginning before January 1, 2006, all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(ii) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and, effective as of January 1, 2006, use the same ADP testing method.

(iii) For purposes of determining the ADP test, Salary Deferral Contributions and Qualified Non-Elective Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

(iv) The Bank shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions used in such test.

(v) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vi) The ADP tests provided for in Subsection 4.5(a) hereof shall be applied by comparing the applicable current Plan Year’s ADP for Participants who are Highly Compensated Employees with the applicable Current Plan Year’s ADP for Participants who are Non-Highly Compensated Employees.

(vii) Effective as of January 1, 2006, Qualified Non-Elective Contributions may not be taken into account to determine the ADP to the extent such contributions are taken into account for purposes of satisfying any other ADP test or any ACP test. If the Plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Non-Elective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(c) The following definitions shall apply for purposes of this Section:

(i) “Actual Deferral Percentage” shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Bank contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant’s Compensation for such Plan Year. Bank contributions on behalf of any Participant shall include: (1) any Salary Deferral Contributions made pursuant to the Participant’s Salary Deferral Agreement, including Excess Deferrals of Highly Compensated Employees, but excluding (a) Excess Deferrals of Non-Highly Compensated Employees that arise solely from Salary Deferral Contributions made under the Plan or plans of the Bank and (b) Salary Deferral Contributions that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Salary Deferral Contributions); (2) flex credits, if any, that the Participant elects to have contributed to the Plan; and (3) Qualified Non-Elective Contributions. Matching Bank Contributions and Employer Match Contributions, whether or not non-forfeitable when made, shall not be considered as Bank contributions for purposes of this paragraph. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Salary Deferral Contributions shall be treated as a Participant on whose behalf no Salary Deferral Contributions are made.

(ii) “Excess Contributions” shall mean, with respect to any Plan Year, the excess of:

(A) The aggregate amount of Bank contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(B) The maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

(iii) “Qualified Non-Elective Contributions” shall mean contributions made by the Bank (other than matching contributions) and allocated to Participant accounts of Non- Highly Compensated Employees that such Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions (other than hardship withdrawals described in

Section 8.14(b) and distributions permitted under Section 14.20(c) or Section 14.20(e)) that are applicable to Salary Deferral Contributions. Participants shall not be required to satisfy any hours of service or employment requirement in order to receive an allocation of such contributions. Subject to the foregoing any such contributions made by the Bank for a Plan Year shall be allocated to accounts of Non-Highly Compensated Employees in the ratio that each such Participant’s Compensation for the Plan Year bears to the total of all such Participant’s Compensation for the Plan Year.

(d) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year, except to the extent such Excess Contributions are classified as catch-up contributions. Excess Contributions for a Plan Year shall be allocated to the Highly Compensated Employees with the largest amounts of Salary Deferral Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Salary Deferral Contributions and continuing in descending order until all such Excess Contributions have been allocated. Excess Contributions shall first be made from unmatched Pre-Tax Elective Deferrals, then from unmatched Roth Elective Deferrals, then from Pre-Tax Elective Deferrals which are matched and thereafter from Roth Elective Deferrals which are matched. Matching Bank Contributions and Employer Match Contributions which relate to such Salary Deferral Contributions shall be forfeited and applied to reduce Employer Match Contributions. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. To the extent a Highly Compensated Employee has not reached his or her catch-up contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are catch-up contributions and will not be treated as Excess Contributions. Excess Contributions shall be treated as Annual Additions under the Plan. Excess Contributions shall be adjusted for any income for the applicable Plan Year. Such allocable income shall be determined in accordance with any of the methods set forth below as determined by the Committee. Income allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income. For purposes of this Subsection (d) the term “income” has the same meaning as required under the applicable Treasury Regulations under Section 401(k) of the Code and includes loss.

(i) Reasonable method of allocating income. Any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(ii) Alternative method of allocating income. Income may be allocated to Excess Contributions allocated to each Participant for the Plan Year by multiplying the income for the Plan Year allocable to the Participant’s Salary Deferral Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Participant for the Plan Year, and the denominator of which is the Participant’s account balance attributable to Salary Deferral Contributions and other amounts taken into account under the ADP test without regard to any income or loss occurring during such Plan Year.

4.6	Limit on Matching Contributions

(a) The Average Contribution Percentage (hereinafter “ACP”) for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i) The ACP for Participants who are Highly Compensated Employees for each Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(ii) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

(b) The following special rules apply for purposes of this Section:

(i) If one or more Highly Compensated Employees participate in both a qualified cash or deferred arrangement described in Section 401(k) of the Code (hereafter “CODA”) and a plan subject to the ACP test maintained by the Bank and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose Contribution Percentage Amount is the largest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee’s Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section 4.6 shall not apply for Plan Years beginning after December 31, 2001.

(ii) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Bank, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years then all matching contributions and after-tax employee contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated. For Plan Years beginning before January 1, 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

(iii) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and, effective as of January 1, 2006, use the same ACP testing method.

(iv) For purposes of determining the Contribution Percentage test, Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(v) The Bank shall maintain records sufficient to demonstrate satisfaction of the ACP test.

(vi) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vii) The ACP tests provided for in Subsection 4.6(a) hereof shall be applied by comparing the applicable current Plan Year’s ACP for Participants who are Highly Compensated Employees with the applicable current Plan Year’s ACP for Participants who are Non-Highly Compensated Employees.

(c) The following definitions shall apply for purposes of this Section:

(i) “Average Contribution Percentage” or “ACP” shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

(ii) “Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year.

(iii) “Contribution Percentage Amounts” shall mean the Matching Contributions made under the plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. The Bank may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Bank also may elect to use Salary Deferral Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Salary Deferral Contributions are used to meet the ACP test.

(iv) “Salary Deferral Contribution” shall mean any contribution made at the election of the Participant pursuant to a Salary Deferral Agreement in accordance with Section 4.1.

(v) “Eligible Participant” shall mean any Employee who is eligible to make a Salary Deferral Contribution (if the Bank takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution.

(vi) “Matching Contribution” shall mean a Bank Contribution and Employer Match Contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant’s Salary Deferral Contribution.

(vii) “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

(A) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(B) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Deferrals pursuant to Section 4.2 and then determining Excess Contributions pursuant to Section 4.5

(d) Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all such Excess Aggregate Contributions have been allocated. Excess Aggregate Contributions shall be treated as annual additions under the Plan. Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Match Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant’s Employer Match Contribution Account and, if applicable, the Participant’s Pre- Tax Elective Deferral Accounts and Qualified Non-Elective Contribution Account. To the extent that Excess Aggregate Contributions are distributed from Salary Deferral Contributions, such Excess Aggregate Contributions shall be distributed first from the Participant’s Pre-Tax Elective Deferral Account and then from the Participant’s Roth Elective Deferral Account..

Excess Aggregate Contributions shall be adjusted for any income or loss for the applicable Plan Year. Such allocable income shall be determined in accordance with the provisions of Section 4.5(d) hereof applicable to Excess Contributions by substituting the term “Excess Aggregate Contributions” in place of “Excess Contributions”, the term “Employer Match Contributions” in place of “Salary Deferral Contributions” and “ACP” in place of “ADP”. Income allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income. For purposes of this Subsection (d) the term “income” has the same meaning as required under the applicable Treasury Regulations under Section 401(m) of the Code and includes loss.

4.7	Rollover Contributions

(a) Rollover of Eligible Rollover Distributions.

(i) An Employee who is entitled to or has received an “eligible rollover distribution” (as defined in Section 402(c)(4) of the Code and the regulations issued thereunder) from a qualified plan or Section 403(b) annuity may directly transfer all or any portion of such distribution to the Trust or transfer all or any portion of such distribution to the Trust within sixty (60) days of payment.

(ii) An Employee may also transfer to the Trust amounts to which he is entitled under a conduit individual retirement account provided such amounts qualify as rollover contributions for purposes of Section 408(d)(3)(A)(ii) of the Code and otherwise satisfy the requirements of Sections 402(c) and 408(d)(3) of the Code applicable to such contributions.

(iii) The Bank may refuse to accept rollover contributions or instruct the Trustee not to accept rollover contributions under the Plan. The Plan will not accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code other than a conduit IRA that is eligible to be rolled over and would otherwise be includible in gross income. The Plan will not accept any portion of a rollover contribution that includes after tax-contributions.

(iv) Effective May 1, 2017, the Plan will accept rollover contributions of Designated Roth Contributions from a qualified plan or Section 403(b) annuity.

(b) Treatment of Rollover Amount.

(i) An account will be established for the transferring Employee, the rollover amount will be credited to the account and such amount will be subject to the terms of the Plan, including Article VIII, except as otherwise provided in this Section 4.7.

(ii) The rollover account will at all times be fully vested in and nonforfeitable by the Employee.

(iii) The Plan will separately account for any Designated Roth Contributions received as a rollover contribution. Such rollover contributions shall be allocable to a Roth Rollover Account. The Trustee and Plan Administrator shall be entitled to rely on a statement from the distributing plan administrator identifying (y) the Eligible Employee’s basis in the rolled over amounts and (z) the date on which the Eligible Employee’s 5-taxable-year period of participation started under the distributing plan. If the 5 taxable year period of participation under the distributing plan would end sooner than the Eligible Employee’s 5 taxable year period of participation under the Plan, the 5 year taxable period of participation under the distributing plan shall continue to apply to the rollover contribution of Designated Roth Contributions.

(c) Entry into Plan by Transferring Employee.

Although an amount may be transferred to the Trust Fund under this Section 4.7 by an Employee who has not yet become a Participant in accordance with Article III, and such amount is subject to the terms of the Plan as described in paragraph (b) above, the Employee will not become a Participant entitled to make Salary Deferral Contributions and to share in any other Bank contributions or Employer Match Contributions until he has satisfied such requirements.

(d) Monitoring of Rollovers.

(i) The Committee shall develop such procedures and require such information from transferring Employees as it deems necessary to ensure that amounts transferred under this Section 4.7 meet the requirements for tax-free rollovers established by such Section and by Section 402(c) of the Code. No such amount may be transferred until approved by the Committee.

(ii) If a transfer made under this Section 4.7 is later determined by the Committee not to have met the requirements of this Section or of the Code or Treasury regulations, the Trustee shall, within a reasonable time after such determination is made, and on instructions from the Committee, distribute to the Employee the amounts then held in the Trust attributable to the transferred amount.

(e) In-Plan Roth Conversions

(i) Effective Date. In-Plan Roth Conversions may be made on or after May 1, 2017 in accordance with the provisions of this Section 4.7(e) subject to an administrative procedure established by the Plan Administrator that may include, subject to future guidance from the Internal Revenue Service, rules relating to the (A) the timing or such conversions, (B) the frequency of such conversions, and (C) the accounts to which a conversion election may be made.

(ii) Accounts From Which In-Plan Roth Conversions Can be Made

(A) A Participant may elect to have any portion of his Account which is not an In-Plan Roth Conversion Ineligible Account and which is otherwise distributable under the terms of the Plan and meets the definition of an “eligible rollover distribution” be treated as an In-Plan Roth Conversion.

(B) A Participant may elect to have any portion of his Account which is not an In-Plan Roth Conversion Ineligible Account, Employer Retirement Contribution Account, Pre-Tax Elective Deferral QRD Account or the portion of any Pre-Tax Elective Deferral Account that arises from the contribution of Flex Credits as provided in Section 4.3 hereof to be treated as an In-Plan Roth Conversion even if the such Accounts are not otherwise distributable.

(C) No portion of any Account from which In-Plan Roth Conversions can be made under 4.7(e)(2)(A) or (B) which is attributable to an outstanding loan made pursuant to Section 8.16 of the Plan shall be included in any In-Plan Roth Conversion.

(iii) All In-Plan Roth Conversions shall be separately accounted for, allocated to the Participant’s In-Plan Roth Conversion Account, and to the extent made pursuant to Section 4.7(e)(2)(B) shall still be subject to the applicable distribution constraints and shall retain any applicable distribution rights under Sections 8.12, 8.13 and 8.14 applicable to them prior to the conversion.

(iv) All In-Plan Roth Conversions shall be subject to its own 5-taxable year period of participation and subject to the requirements of Code Section 408A(d)(3)(F).

(v) The value of the Accounts for which an In-Plan Roth Conversion has been elected will be determined as of the most recent Valuation Date. Once the conversion is made, the Participant shall be responsible for the taxable value of the distribution. Except as otherwise permitted by law, the taxable amount must be included in the Participant’s gross income during the taxable year of the Participant in which the conversion occurs.

(vi) An In-Plan Roth Conversion made pursuant to this Section 4.7(e) shall be irrevocable and irreversible and cannot be undone or recharacterized in any manner.

4.8	Nature of Contributions

Any and all Salary Deferral Contributions, Bank Contributions Employer Match Contributions, Employer Retirement Contributions and Qualified Non-Elective Contributions made by the Bank to the Fund, and any Core Contributions and Transition Contributions made pursuant to the provisions of Appendix C shall be irrevocable, and neither such contributions nor any income therefrom shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Former Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan. Such contributions may be made in installments or one payment and in cash or property as determined by the Bank.

4.9	Catch-Up Contributions

Notwithstanding any other provision of the Plan to the contrary, effective for contributions made on or after July 1, 2005, all Participants who are eligible to make Salary Deferral Contributions under this Plan and who would attain age 50 or older before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions and catch-up contribution elections shall be made at such time and manner and according to such procedures as may be established by the Committee.

4.10	Employer Retirement Contributions

(a) The Bank shall make Employer Retirement Contributions in accordance with the terms of this Section 4.10 for Participants who complete one Year of Employer Contribution Eligibility Service; provided, however, that for Plan Years ending after August 13, 2006 and before January 1, 2012, such contributions shall be made only for such Participants whose period of Credited Service determined under the provisions of Article II commences or recommences after August 13, 2006, and no Participant whose period of Credited Service determined under the provisions of Article II commenced or recommenced before August 14, 2006 shall be entitled to any Employer Retirement Contributions for Plan Years ending before January 1, 2012.

(b) Subject to the terms of subsection (a) of this Section 4.10, for each Plan Year ending after August 13, 2006, the Bank shall contribute to the Employer Retirement Contribution Account of each such Participant in Credited Service on the last day of such Plan Year three (3%) percent of such Participant’s Retirement Contribution Compensation paid at any date during such Plan Year on and after the first day of the month on or after which such Participant completed one Year of Employer Retirement Contribution Service and attained the age of eighteen (18). For purposes of this Section 4.10 a Participant whose Credited Service is terminated during a Plan Year (i) while he is subject to a Disability (as defined in Section 6.5) or (ii) on or after his 65th birthday, or (iii) as a result of his death, shall be deemed to be in Credited Service on the last day of such Plan Year. For purposes of this Section 4.10 a Participant’s “Retirement Contribution Compensation” shall mean such Participant’s Salary plus any additional amounts contributed or credited to a defined contribution plan of deferred compensation for such Participant pursuant to a salary deferral agreement and otherwise not included in such Participant’s Salary; provided that no Participant’s Retirement Contribution Compensation for any Plan Year shall exceed the dollar limitation on Salary set forth in Section 1.19 for such Plan Year and no Participant’s Retirement Contribution Compensation shall include any amounts earned while such Participant is accruing Credited Service for benefit accrual purposes under the Retirement Plan even if such Participant has completed the maximum years of service credited under such plan for benefit accrual purposes.

ARTICLE V

ALLOCATION OF CONTRIBUTIONS

AND EARNINGS AND ADJUSTMENTS

5.1	Maintenance and Establishment of Basic Accounts

The Committee shall maintain such Accounts for the benefits of Account Directors as were in existence under the Plan as of December 31, 2010. The Committee shall further establish a Pre-Tax Elective Deferral Account for each Participant who enters into a Salary Deferral Agreement as provided in Section 4.1 and is not an Account Director for whose benefit there existed prior to January 1, 2011 any such Account; and such Accounts shall be established at the first time on or after January 1, 2011, Salary Deferral Contributions on behalf of such Participant are paid over by the Bank to the Trustee. The Committee shall further establish an Employer Match Contribution Account for each Participant who enters into or has a Salary Deferral Agreement in effect as provided in Section 4.1 on or after January 1, 2011; and such Account shall be established at the first time on or after January 1, 2011 that Employer Match Contributions on behalf of such Participant are paid over by the Bank to the Trustee. The Committee shall further establish an Employer Retirement Contribution Account for each Participant for whom an Employer Retirement Contribution is required to be made; and such Accounts shall be established at the first time Employer Retirement Contributions on behalf of such Participant are paid over by the Bank to the Trustee. The Committee shall maintain such other accounts on behalf of Account Directors to which amounts transferred from other plans are credited in accordance with the applicable terms of Appendix B and subsequent appendices under this Plan. Effective May 1, 2017, the Committee shall rename Participants’ Salary Reduction Contribution Pre-Tax Account as the Participant’s Pre-Tax Elective Deferral Account.

The Committee shall further establish a Participant Roth Elective Deferral Account at the first time on or after May 1, 2017, Roth Elective Deferrals are paid over by the Bank to the Trustee.

5.2	Other Accounts

The Committee shall establish Rollover Accounts, Roth Rollover Accounts and In-Plan Roth Conversion Accounts pursuant to the terms of Section 4.7 hereof and Qualified Non- Elective Contribution Accounts pursuant to the terms of Sections 4.5 and 4.6. Any Rollover Account and any Qualified Non-Elective Contribution Account in existence on December 31, 2010 shall continue subject to the terms of the Plan.

5.3	Bank Contributions

For each pay period, the Employer Match Contributions for such pay period shall be allocated among the Employer Match Contribution Accounts of Participants in amounts determined in accordance with the provisions of Section 4.4 hereof. In addition, flex credit contributions shall be allocated for pay periods beginning before July 1, 1992, among Bank Contribution Accounts and thereafter among Pre-Tax Elective Deferral Accounts of Participants in amounts determined in accordance with the provisions of Section 4.3 hereof, and the Qualified Non-Elective Contributions, if any, for such Plan Year shall be allocated among the Qualified Non-Elective Contribution Accounts of Participants in accordance with the provisions of Sections 4.5 and 4.6 hereof. Employer Retirement Contributions made by the Bank shall be allocated among Employer Retirement Contribution Accounts in accordance with the provisions of Section 4.10.

5.4	Participant’s Salary Deferral Contributions

For each pay period, the Committee shall allocate each Participant’s Salary Deferral

Contributions to such Participant’s Pre-Tax Elective Deferral Account.

5.5	Annual Additions Limitations

Except to the extent permitted under Section 4.9 hereof and Section 414(v) of the Code, in no event shall the Committee make an allocation to a Participant’s Account which would result in the Annual Additions for any Plan Year exceeding the lesser of (a) $40,000 as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (b) 100% of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year. The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(A)(f)(2) of the Code) which is otherwise treated as an annual addition.

5.6	Excess Annual Additions

Effective for Limitation Years beginning on or after January 1, 2008 in the event it is determined that the Annual Additions to Participant’s Accounts for any Plan Year would exceed the limitations set forth in Section 5.5 hereof, any excess Annual Addition shall be corrected by the use of the Employee Plans Compliance Resolution System or any other correction method permitted by applicable law.

5.7	Effect of Other Defined Contribution Plans

(a) In the event that any Participant is also a participant in any other Defined Contribution Plan maintained by the Bank (including those so deemed as provided in Subsection (c) of this Section), the total amount of annual additions to such Participant’s accounts from all such Defined Contribution Plans shall not exceed the limitations set forth in Section 5.5 hereof. For purposes of this Section 5.7, the term “annual additions” has the same meaning as under the terms of Section 1.415(c)-1(b) of the Treasury Regulations, which terms are incorporated herein by reference. If it is determined that as a result of the limitations set forth in this Section 5.7 that the annual additions to a Participant’s Accounts in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Sections 5.6.

(b) For purposes of this Article V, the term “Defined Contribution Plan” means a retirement plan (including the Plan) which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s accounts, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s accounts. The term “Defined Benefit Plan” means a retirement plan other than a Defined Contribution Plan.

(c) For purposes of applying the limitations on annual additions provided for under this Article V, the Bank shall be deemed to maintain any Defined Contribution Plan and any Defined Benefit Plan maintained by any company which is a member of an affiliated group as defined in Section 2.2 hereof, or which would be such a member if the references hereof to Section 414(b) and 414(c) of the Code were followed by the words “as modified by Subsection (h) of Section 415 of the Code.” Reductions shall be made under this Plan in order to satisfy the limitations on annual additions in accordance with the provisions of Section 5.5 and 5.6 hereof before any such reductions shall be made under any other Defined Contribution Plan maintained by the Bank.

5.8	Valuation of Accounts

All accounts will be valued at their fair market value at least annually as of the last business day of the Plan Year. On such date, earnings, expenses, gains and losses on investments made with amounts in each Account will be allocated (to the extent not allocated earlier) to such Account. Participants will be furnished statements of their account values at least once each Plan Year.

ARTICLE VI

VESTED AND FORFEITABLE INTERESTS

6.1	Title to Assets

The allocations to Participants’ Accounts shall not, per se, vest in such Participants either title to, or any interest in, any part of the assets of the Fund.

6.2	Full and Immediate Vesting in Certain Accounts

Each Participant shall be fully vested in his Pre-Tax Elective Deferral Account, his Roth Elective Deferral Account, his Pre-Tax Elective Deferral QRD Account, his Roth Account, his Rollover Account, his Roth Rollover Account, his Participant After-Tax Contribution Account, his Qualified Non-Elective Contribution Account, and his Prior Employer After-Tax Contribution Account.

6.3	Vesting in Other Accounts

(a) Any Participant who becomes such on an or after January 1, 1991, shall not have any vested interest in his Bank Contribution Account and after December 31, 2008, his Employer Match Contribution Account (including earnings thereon) until he has completed one Year of Service, at which time he shall be fully vested in the total balance of such Accounts; provided, however, that in any event such Participant shall be fully vested in his Bank Contribution Account and Employer Match Contribution Account upon attaining age 65.

(b) Any Participant for whom an Employer Retirement Contribution Account is established shall not have any vested interest in his Employer Retirement Contribution Account until he has completed at least two Years of Vesting Service at and after which time his vested interest in such Account shall be computed in accordance with the following schedule depending on his completed Years of Vesting Service:

less than 2	None
2	25%
3	50%
4	75%
5 or more	100%

provided that any such Participant shall become fully vested in his Employer Retirement Contribution Account upon his earlier death, attainment of age 65, or, effective as of January 1, 2007, termination of Credited Service while he is subject to a Disability. The term “Years of Vesting Service” means all Years of Service except Years of Service prior to age 18.

(c) Any Participant for whom a Merged Plan Account is established under this Plan shall vest in such Merged Plan Account in accordance with the provisions of the applicable Appendix hereto.

6.4	Forfeitures

(a) In the event a Participant’s employment with the Bank is terminated and such Participant is not fully vested in his Accounts, the non-vested portion of such Accounts will be forfeited upon the earlier of the distribution of the total vested portion of his Accounts or the date he incurs five (5) consecutive One Year Breaks in Service. Effective as of August 1, 2006, if no portion of the balance credited to the Accounts of a Participant or Former Participant is vested as of the date of his termination of employment, a distribution of $0, representing full distribution of the Accounts, shall be deemed to have been made to the Participant or Former Participant. If such Employee is reemployed, the Employee’s Accounts (including the forfeited portions) shall be restored if the Employee repays to the Plan the full amount of the distribution before the earlier of (i) five (5) years from the date of reemployment or (ii) the date the Participant incurs five (5) consecutive One Year Breaks in Service commencing after the distribution. For purposes of this Section 6.4, effective as of August 1, 2006, a Participant or Former Participant who is deemed to have received a distribution of $0 shall be deemed to have made repayment on the date of re-employment with the Bank.

(b) If a Participant described in Subsection (a) of this Section elects to receive less than the entire vested portion of his Accounts, at any relevant time prior to the forfeiture of the non-vested portion of his Accounts, such Participant’s vested interest in his Employer Retirement Contribution Account shall be equal to an amount (“X”) determined by the formula: X = P[AB+D] – D. For purposes of applying the formula: “P” is the nonforfeitable percentage at the relevant time, “AB” is the account balance at the relevant time, and “D” is the amount of the distribution.

(c) Effective as of January 1, 2009, amounts forfeited pursuant to this Section 6.4 shall be applied (i) to reduce any of the Employer Match Contributions under Section 4.4 or the Employer Retirement Contributions under Section 4.10 payable during the Plan Year in which such forfeitures occur or during the next following Plan Year; (ii) to restore forfeited accounts due to repayment or deemed repayment of the vested amount under this Section 6.4; or (iii) any combination of (i) and (ii) as determined by the Bank.

(d) A Participant’s matching Bank Contributions and Employer Match Contributions will be forfeited, even if vested, if the Contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. As provided for under Sections 4.5(d) and 4.6(d) such forfeitures will be applied to reduce Employer Match Contributions.

6.5	Disability

Effective as of January 1, 2007, for purposes of Sections 4.4, 4.10 and 6.3, Disability means any disability or ill health which results in a Participant being unable to perform the regular duties of his regular occupation as determined by a third party administrator selected by the Committee; and for purposes of determining whether a Participant is subject to a Disability, the Committee may rely on the determination of a third party which administers such Participant’s Affiliated Employer’s disability program or the determination of such other third party as the Committee may reasonably determine.

ARTICLE VII

INVESTMENT OF THE FUND

7.1	General

The term “Investment Option” shall mean any of the funds specified in Addendum I of this Plan, Company Stock as provided for in Addendum I, and any other investment options as the Bank may designate hereunder and in accordance with the terms of the Trust Agreement. It is intended that the term “Investment Option” shall have the same meaning as the term “Investment Fund” as such term is used in the Trust Agreement. The Bank may at any time direct the Trustee to eliminate any one or more Investment Options as an investment option hereunder in accordance with the terms of the Trust Agreement.

7.2	Direction of Investments

(a) Investment of Contributions. Each Participant shall have the right to designate the percentage of all contributions made to the Fund by the Bank on his behalf or made by him to be invested in any one or more of the Investment Options available from time to time under the Plan. Such investment direction shall be made in accordance with procedures established by the Committee as further provided in Subsection (b) hereof. In the event no such direction is in effect for a Participant, all contributions to the Fund made by the Bank on his behalf or by him will be invested as provided in Section B of Addendum I.

(b) Investment of Account Balances. The following provisions shall relate to investment of the balances of all Accounts whether originating from amounts described in Section A of Addendum I hereof or otherwise as they fluctuate from time to time due to contributions added thereto, withdrawals therefrom, investment fluctuations or otherwise. The method and frequency of directing investments and changes in investments pursuant to the foregoing provisions of this Article VII shall be determined under written procedures of the Committee accepted by the Trustee and any other applicable procedures of the Investment Option but in no event less frequently than quarterly and perhaps daily or more often. As part of its written procedures, the Committee may require that each Account Director authorize the Trustee to accept investment instructions from such person through a telephone program or other electronic communication program maintained by the Trustee (or an affiliate of the Trustee) for such purpose and that such Account Director furnish a personal identification number recognized by the Trustee (or its affiliate) and other personal identification information reasonably required in the opinion of the Committee or the Trustee (or its affiliate) to assure security. In such case, all elections as to investments and changes in investments shall be made by each Account Director through such telephone or other electronic communication program as specified in such procedures. Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2007, the Committee may adopt such written procedures with respect to Account Director investment elections as to buying and selling Company Stock as it deems (i) required in order to ensure compliance with applicable securities laws, or reasonably designed to ensure compliance with applicable securities laws; and (ii) necessary or appropriate to comply with Section 401(a)(35) of the Code and Treasury Regulations thereunder. The Trustee shall follow investment elections of each Account Director and exercise any rights with respect to the interest of such person in any Investment Option, all in accordance with the terms of the Trust Agreement. All such procedures shall be communicated in a way reasonably calculated to reach all Account Directors. Such directions shall be followed by the Trustee as they are given from time to time. If at any time a Bank Obligation Fund is established hereunder, the provisions of this Subsection (b) shall apply to investment in the Bank Obligation Fund in the same manner as such provisions apply to investment in Company Stock.

7.3	Valuation

Each Account shall be valued on the basis of the last available valuation of the securities or units in collective investment funds which would be credited as such valuation is determined by the Trustee.

7.4	Company Stock

Investments in Company Stock will be maintained and administered by the Trustee in accordance with the terms of the Trust Agreement. The Bank may discharge any duties it may have under the Trust Agreement with respect to shares of Company Stock held in the Trust, directly or through a service provider, which may be the same organization as is acting as Trustee. The Trustee shall vote Company Stock and exercise any other rights with respect thereto only in accordance with the written instructions, given in a form approved by the Trustee, of each appropriate Account Director. In the event such written instructions direct the voting of fractional shares, the Trustee shall cumulate such fractional share votes and vote all resulting whole share votes. Any remaining partial share votes shall be disregarded. Any Shares of Company Stock for which the Trustee has not received such written instructions shall not be voted. The Bank and the Company shall seek to refrain from any actions which may derogate from the complete freedom of decision of any Account Director with respect to purchase, sale, voting, acceptance of a tender offer with respect to, the exercise of voting rights for directors or otherwise, or any similar rights of stockholder with respect to such shares of Company Stock allocated to any Account.

7.5	Cost of Administering Plan

All administrative costs of the Plan or the Trust shall be provided for as set forth in this Section 7.5 unless specifically otherwise provided by another provision of the Plan, a provision of the Trust Agreement, or a provision of the Loan Program (as defined in Section 8.16) as in effect from time to time, or the Bank agrees to provide for payment of such costs.

(a) All administrative costs incurred in connection with administering an Account Balance under the Plan that relates specifically to such Account Balance, including but not limited to processing distributions or withdrawals from such Account Balance shall be paid from such Account Balance unless paid by the Bank. Without limiting the generality of the foregoing:

(i) All administrative costs incurred in connection with investment in participant loans, including without limitation, the making of such loans, the monitoring of compliance with such loans and any costs of collection shall be paid from the Account Balance of the Participant to whom such loan is made. Any such costs shall be deducted pro rata from those portions of the Investment Accounts remaining after the making of the loan from which the loan proceeds are deducted in accordance with the Loan Program (as defined in Section 8.16) as in effect from time to time unless paid by the Bank. Notwithstanding the foregoing, any deduction from BrokerageLink shall be made in accordance with the BrokerageLink Administrative Procedures set forth in Schedule J to the Second Amendment to the Trust Agreement between Fidelity Management Trust Company and the Bank, effective March 15, 2017, as such Procedures may be amended from time to time.

(ii) The cost of administering and complying with any “qualified domestic relations order” or “domestic relations order” as such terms are defined in Section 14.19 hereof shall be paid from the Account Balance subject to such order unless otherwise paid by the involved participant or alternate payee thereunder or any Beneficiary of any affected Account.

(b) The administrative costs of any Investment Option shall be paid from the assets of such Investment Option in accordance with the terms of documents governing investments of Plan assets in such Investment Option.

(c) All other costs of administering the Plan or the Trust, including any taxes, shall be paid as follows: (i) to the extent any credit is available solely for purposes of discharging such expenses, such credit shall be applied in payment of such expenses; and if so, shall first be applied to provide for payment of all such expenses (other than those described in the provisions of (a), and (b) of this Section 7.5.) as they are incurred for a calendar year; and (ii) the balance of all expenses payable in accordance with the provisions of this (c) shall be paid from all Account Balances on a per capita basis; provided, however, that Account Balances of less than $1,000 shall not be allocated any plan expenses. The portion of such expenses paid in accordance with clause (ii) of the immediately preceding sentence from each Account Balance shall be deducted from the balance of such Account invested in each Investment Option in the proportion which such balance bears to the total of the balances of all Investment Options in which such Account is invested as of the date of such allocation; provided, however, any deduction from BrokerageLink shall be made in accordance with the BrokerageLink Administrative Procedures set forth in Schedule J to the Second Amendment to the Trust Agreement between Fidelity Management Trust Company and the Bank, effective March 15, 2017, as such Procedures may be amended from time to time.

(d) Any credits described in clause (i) of Subsection (c) of this Section 7.5 that are or become available on or after September 21, 2015, for the payment of certain Plan expenses as provided therein shall be credited to a separate account under the Plan (the “Expense Account”) and invested in a money market or similar investment designated by the Bank from which such expenses shall be paid.

7.6	Investment in Loans to Participants

Anything in this Article VII to the contrary notwithstanding, a Participant may direct that a portion of his Accounts (other than his Employer Retirement Contribution Account) be invested in a loan to himself pursuant to the terms of Section 8.16 hereof. In such case, the amount so invested will be governed by the terms of Section 8.16 hereof.

ARTICLE VIII

DISTRIBUTION OF PARTICIPANT ACCOUNTS

8.1	Distribution Date

(a) Except as elsewhere specifically provided, no portion of the Fund shall be distributed to any Participant, Former Participant or Beneficiary until such Participant’s employment with the Bank has been terminated. Notwithstanding any provisions of this Plan to the contrary, the distribution of a Participant’s benefits shall be made in accordance with Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9 for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2003.

(b) The benefits to which a Participant who attains age 70 1⁄2 on or after January 1, 2003 is entitled hereunder shall be distributed or commence to be distributed no later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1⁄2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a five (5) percent owner at any time during the Plan year ending with or within the calendar year in which such owner attains age 70 1⁄2. Once distributions have begun to a five (5) percent owner under this Subsection (b), they must continue to be distributed, even if the Participant ceases to be a five (5) percent owner in a subsequent year. The period over which distribution is made shall not be longer than the life of the Participant or the lives of the Participant and his designated beneficiary (or the life expectancy of the Participant or the life expectancies of the Participant and his designated beneficiary).

(c) Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984 in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA. Any such written designation by a Participant shall be binding upon the Plan Administrator notwithstanding any contrary provisions of this Article.

(d) For purposes of this Article VIII and this Plan, effective on and after June 26, 2013, and in accordance with federal law, all references to the term “spouse” in this Plan including, without limitation, provisions regarding Beneficiary designations, Qualified Domestic Relations Orders, spousal consents, rollovers, distributions, forms and notices and any other provision in this Plan that would apply to a spouse of the opposite sex, shall mean any individual to whom the Participant is legally married under the laws of the state or country in which the marriage was celebrated, without regard to whether such marriage is recognized under the laws of the state or country in which the Participant resides. All references to the term “Participant” set forth in this Section 8.1 shall include “Former Participant”.

(e) Notwithstanding the other provisions of this Article VIII, required minimum distributions on or after January 1, 2020 will be made in accordance with the Setting Every Community Up for Retirement Enhancement Act of 2019 (the “SECURE Act”) and any related regulatory or other guidance issued regarding Section 114 (increasing age for the Required Beginning Date to 72) and Section 401 (modifying required distributions for designated beneficiaries) of the SECURE Act.

(f) Any required minimum distribution payable under this Section 8.1 during calendar year 2020 is suspended. Notwithstanding the preceding sentence, a Participant, surviving spouse or designated Beneficiary (as the case may be) may request a distribution of his or her required minimum distribution for the 2020 distribution calendar year.

8.2	Time and Manner of Required Minimum Distributions

(a) Required Beginning Date. The Participant’s entire interest will be distributed or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, subject to the terms of Subsection 8.2(b)(v), distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, subject to the terms of Subsection 8.2(b)(v), distributions to the Designated Beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no Designated Beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection 8.2(b), other than Subsection 8.2(b)(i), will apply as if the surviving spouse were the Participant.

(v) Participants or Beneficiaries to the extent they are permitted under Section 8.10(c) of the Plan to elect a method of payment may elect on an individual basis whether the 5- year rule or the Life Expectancy rule set forth in Subsections 8.2(b) and 8.4(b) of the Plan applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30th of the calendar year in which distribution will be required to begin under Section 8.2(b) or by September 30th of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s death). In the case of Participants whose death occurs on or after January 1, 2017, if neither the Participant nor Beneficiary makes such an election by the applicable required date, distribution will be made in accordance with paragraph (i) or (ii) of this Subsection 8.2(b) as applicable and Subsection 8.4(b).

For purposes of this Subsection 8.2(b) and Section 8.4 hereof, unless Subsection 8.2(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 8.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 8.2(b)(i). If distributions under an annuity purchased from an insurance company prior to July 1, 2002 irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection 8.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distributions. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company prior to July 1, 2002 or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 8.3 and 8.4 of this Article and the applicable method of payment under Sections 8.7, 8.10 or 8.11 of the Plan. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company prior to July 1, 2002, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

8.3	Required Minimum Distributions During Participant’s Lifetime

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8.3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

8.4	Required Minimum Distributions After Participant’s Death

(a) Death On Or After Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. Subject to the terms of Subsection 8.2(b)(v), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection 8.4(a).

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30th of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection 8.2(b)(i), this Subsection 8.4(b) will apply as if the surviving spouse were the Participant.

8.5	Definitions

(a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.19 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-(4), Q&A-4, of the Treasury Regulations.

(b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection 8.2(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c) Life Expectancy. Life expectancy is computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d) Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e) Required Beginning Date. The date by which distributions to the Participant are required to begin pursuant to the applicable provisions of Section 8.1 of this Plan.

8.6	Waiver of 2009 Calendar Year Minimum Distribution Requirements

Notwithstanding Section 8.1 and the foregoing provisions of this Article VIII of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least ten (10) years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary elects not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. Notwithstanding the foregoing provisions of this Section a Participant who, but for Section 401(a)(9)(H) of the Code, would have been required to commence 2009 RMD’s, will not receive a 2009 RMD unless such Participant elects to receive such distribution. In addition, notwithstanding Section 8.17 of the Plan, a direct rollover may be elected only for distributions that would be eligible rollover distributions without regard to Section 401(a)(9)(H) of the Code.

8.7	Method of Distribution

(a) In the event a Participant’s employment with the Bank has been terminated, distribution of his vested Accounts, except as otherwise withdrawn in accordance with the terms of Sections 8.12, 8.13 or 8.14 hereof, shall be made in one of the following forms as elected by the Participant or, if no such election is made prior to the date benefits are required to commence under Section 8.1 hereof, in a lump sum. The time at which payment is to be made or commence to be made pursuant to this Section 8.7 shall be designated by the Participant and is subject to the notice requirements of Section 8.8 hereof. Under all options, unless the Participant otherwise elects, payment shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (1) the Participant attains age 65; (2) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (3) the Participant terminates his service with the Bank. Subject to the terms of Section 8.1 hereof, a Participant’s failure or delay in electing a distribution option shall be considered an election to defer distribution. In any event payment under any option shall not be required to commence earlier than 30 days following termination of such Participant’s employment with the Bank for any reason. The Participant shall elect the form of distribution from the following distribution options:

(i) A lump sum payment of the full value of the Participant’s Accounts.

(ii) Payments of such amount as such Participant may request from time to time subject to the provisions of Section 8.1 hereof. (Prior to August 1, 2013 only two such elections were permitted per calendar year.)

(iii) Payment of the amounts held in the Participant’s Accounts in monthly, quarterly, semi-annual or annual installments over a period of time not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary. The amount of any installment distribution shall be determined as follows: the number of payments over which the Accounts are to be distributed shall first be determined; the first installment shall be an amount equal to the amount held in such Accounts as of the most recent Valuation Date preceding such determination, divided by the number of payments over which distribution is to be made; subsequent distributions shall be determined by dividing the Account or Accounts as adjusted as of the most recent Valuation Date preceding such determination by the total number of payments left to be made before total distribution is made. Notwithstanding the foregoing, the Participant may elect to receive systematic installment payments of a specific dollar amount; provided that the period of time over which such payments are to be made shall not exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary. In the event that benefits are distributable pursuant to this paragraph, after October 3, 1994, the Participant may elect at any time and from time to time (but no more than twice in any Plan Year) to withdraw additional amounts from one or more of his Accounts.

(b) No election shall be made which would provide for payment of interest only, and further, no election shall be made which provides that such benefits be payable over a period which exceeds (i) the life of the Participant or the lives of the Participant and his Beneficiary or (ii) the life expectancy of the Participant or the life expectancies of the Participant and his Beneficiary. Life expectancies are determined pursuant to the provisions of Sections 8.3 and 8.4.

(c) Notwithstanding anything in this Article VIII to the contrary, if a Participant’s employment with the Bank is terminated on or after January 1, 2001, and the total value of his vested Accounts as of the most recent Valuation Date immediately preceding his Annuity Starting Date does not exceed $5,000, the Committee shall cause to be distributed a single sum equal to the value of the entire vested portion of his Accounts to such Participant as soon as administratively practicable; and the non-vested portion, if any, will be forfeited. If a Participant would have received a distribution under the preceding sentence but for the fact that the total value of the Participant’s vested Accounts exceeded $5,000 on the applicable Valuation Date and if at a later time the value of such Accounts is reduced such that it is not greater than $5,000, the Participant will receive a distribution of such Accounts as soon as administratively practicable; and the non-vested portion will be treated as a forfeiture. This Subsection (c) shall also apply to each Former Participant who is such on or after January 1, 2001, and whose total vested Account value does not exceed $5,000 provided such Accounts are not being distributed in the form of periodic payments. Such distributions will be made to such Former Participants as soon as administratively practicable. The provisions of this Subsection 8.7(c) are subject to the terms of Subsection 8.7(d) hereof.

(d) In the event a single sum distribution greater than $1,000 is to be made to a Participant in accordance with the provisions of Subsection 8.7(c) on or after March 28, 2005, and such Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by such Participant in a direct rollover in accordance with Section 8.17 or to receive the distribution directly in cash in accordance with Subsection 8.7(c), then the Plan Administrator shall direct payment of the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. For purposes of determining whether an amount being distributed pursuant to Section 8.7(c) greater than $1,000 and subject to a direct rollover by the Administrator, a Participant’s Roth Related Accounts, will be considered separately from the amount within the Participant’s non-Roth Accounts. However, eligible rollover distributions from a Participant’s Roth Related Accounts will be taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds the Plan’s limits for purposes of mandatory distributions from the Plan.

(e) The provisions of Subsections 8.7(c) and 8.7(d) as applied to any account balances attributable to amounts transferred to this Plan in conjunction with the Chittenden Plan Merger shall be subject to the provisions of Section C.1.2 clauses g. and h. of Appendix C.

8.8	Notice Requirements

(a) The Plan Administrator shall provide to each Participant, no less than 30 days and no more than 180 days prior to the Participant’s Annuity Starting Date (and consistent with such regulations as the Secretary of the Treasury may prescribe) a written explanation of (i) the material features of the optional forms of benefit available under the Plan; (ii) the Participant’s right, if any, to defer receipt of the distribution; (iii) the Participant’s right, if any, to revoke the election and the effect of such revocation; and such other information as may be required under applicable Treasury Regulations. Distribution may not commence (except as required under the provisions of Section 8.1 hereof) to the Participant unless the Participant consents in writing, after the information described herein is provided to him, and files such consent with the Plan Administrator. The notice and consent requirements set forth in this Section 8.8 shall not apply if the value of the Participant’s total vested Accounts as of the Valuation Date immediately preceding the Participant’s Annuity Starting Date does not exceed $5,000.

(b) Unless the Participant otherwise elects, payments hereunder shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (i) Participant attains age 65; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Bank. Subject to the terms of Section 8.1 hereof, a Participant’s failure or delay in consenting to a distribution shall be considered an election to defer distribution.

(c) Notwithstanding any other provision of this Section 8.8, any distribution provided for in this Article VIII may commence less than 30 days after the written explanation described in Subsection (a) of this Section 8.8 or otherwise required under Section 411(a)(11) of the Code and regulations thereunder and, if applicable, Treasury Regulations Section 1.411(a)-(11)(c), is given, provided that: (i) the Plan Administrator clearly informs the Participant that such Participant has a right to a period of at least 30 days after receiving the written explanation to consider his distribution options and (ii) the Participant, after receiving the notice, consents to the waiver of the 30 day notice period. An affirmative election by the Participant to elect a distribution, after the notice has been provided, is sufficient to waive the 30 day notice requirement.

(d) For purposes of this Article VIII, the term “Annuity Starting Date” means the date of distribution of the Participant’s vested Accounts following the termination of such Participant’s employment with the Bank for any reason. With respect to partial distributions of the Participant’s Accounts, other than installment payments (provided for under Section 8.7(a)(iii) hereof), the date of each such distribution shall be an Annuity Starting Date. The Annuity Starting Date for installment payments shall mean the date such payments commence.

8.9	Vested Interest Held in Fund

Any part of the interest of a Former Participant or Beneficiary for future distribution shall continue to be invested in accordance with Article VII as part of the Fund. The balance of such Accounts shall continue to fluctuate with investment results to the same extent as they would if such Former Participant or Beneficiary had continued to be a Participant. Distribution from such Accounts shall be made in accordance with the provisions of this Article VIII.

8.10	Distribution of Benefits Upon Death Prior to Commencement of Benefit Payments

(a) The vested Account balance of a Participant or Former Participant who dies prior to the Annuity Starting Date shall be paid to his surviving spouse if such Participant or Former Participant is married, but if there is no surviving spouse, or if the surviving spouse has consented as provided in Section 8.19 hereof, then to the Participant’s designated Beneficiary. Such vested Account balance shall be payable in a lump sum or such other payment method elected in accordance with Subsections (b) and (c) of this Section 8.10. Such payment shall be made or commence to be made as soon as administratively practicable following the Beneficiary’s request for payment, subject to the terms of Subsection (d) through (g) hereof, but shall not be required to commence earlier than 30 days following the date of the Participant’s death. For purposes of this Section 8.10, the term “spouse” shall mean the spouse to whom the Participant is married on the date of his death.

(b) Such Participant or Former Participant may waive the spousal death benefit described in this Section 8.10 at any time provided that no such waiver shall be effective unless the spouse consents to such waiver and the spouse’s consent satisfies the requirements of Section

8.19 hereof.

(c) In the event a Participant or Former Participant dies prior to commencing distribution of his Account, his vested Account balance shall be paid in accordance with Subsection (a) hereof to the Participant’s surviving spouse or other Beneficiary in any of the following methods as elected by the Participant (or if no election has been made prior to the Participant’s death, by such Beneficiary); provided, however, that for purposes of this Section 8.10 if such Participant’s or Former Participant’s spouse is his Beneficiary, such Participant may not elect a payment method on behalf of such spouse without such spouse’s consent:

(i) One lump-sum payment in cash or in property;

(ii) Payments of such amounts as such Beneficiary may determine from time to time. (Prior to August 1, 2013, only two such elections were permitted per calendar year.);

(iii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or such Beneficiary. After periodic installments commence, the Beneficiary shall have the right at any time and from time to time (but no more than twice in any Plan Year) to (A) direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly or (B) withdraw additional amounts.

Notwithstanding the foregoing no Participant may elect a method of payment to be made to any Beneficiary designated by such Participant in a form filed with the Committee on or after October 10, 2012, it being the intent that any such Beneficiary may elect from any payment method set forth in this subsection (c).

(d) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the requirements of Section 8.2 and shall otherwise comply with Section 401(a)(9) of the Code and the regulations thereunder.

(e) Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Article shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(f) Notwithstanding the provisions of this Section 8.10, if a Participant or Former Participant dies and the total value of such Participant’s vested Accounts (including the value of his NSS Plan Contribution Account, if any, described in Appendix B hereof), does not exceed

$5,000 an amount equal to the total value of such vested accounts shall be distributed to his Beneficiary or Beneficiaries in a single sum as soon as administratively practicable. If a Beneficiary or Beneficiaries would have received a distribution under the preceding sentence but for the fact that the Participant’s vested account balance exceeded $5,000 on the Participant’s date of death and if at a later time such account balance is reduced such that it is not greater than $5,000, the Beneficiary or Beneficiaries will receive a distribution of such account balance as soon as administratively practicable.

(g) Notwithstanding the provisions of this 8.10 the required distributions described herein shall be subject to the required minimum distribution provisions of this Article.

8.11	Death Prior to Completion of Installment Payments

Upon the death of a Participant or Former Participant while receiving installment payments of his interest in the Plan pursuant to Section 8.7 hereof, the installments shall continue to be paid to his Beneficiary for the remainder of the payment period; provided, however, that if the Participant or Former Participant has so specified in writing in a form approved by the Committee such Beneficiary may elect to accelerate all or part of the distributions of such Accounts. Payments made in a lump sum pursuant to this Section 8.11 shall be paid within the time required by the rules described in Section 8.2 hereof. Notwithstanding any other terms of this Subsection (a), a Beneficiary who is a surviving spouse shall always have the right to accelerate installment payments.

8.12	Withdrawals from Bank Contribution Account.

(a) A Participant may, by written application to the Committee, request to withdraw up to one hundred percent (100%) of the balance credited to his Bank Contribution Account. Notwithstanding the provisions of Section 8.12(d) hereof, if such Participant has been a Participant for less than five (5) years as of the date of his application for withdrawal, the amount withdrawn may not exceed the balance credited to such Account determined as of the most recent Valuation Date occurring at least two years prior to the date of his application for withdrawal. Unless otherwise directed by such Participant, such amount shall be withdrawn pro rata from the portions of such Accounts of the Participant invested in each Investment Option, provided, however, that in the event Company Stock or Bank Obligations or both cannot be liquidated within a reasonable time on or after February 3, 2009 and the Participant has not elected to receive the pro rata withdrawal of Company Stock in kind pursuant to Section 8.15 hereof, pro rata withdrawal shall be made only with respect to the other Investment Options. If the Participant has elected BrokerageLink as an Investment Option any pro rata withdrawals from Investment Options under the prior sentence shall be made in accordance with the BrokerageLink Administrative Procedures attached to the Trust Agreement between Fidelity Management Trust Company and the Bank, as such Procedures may be amended from time to time. Notwithstanding the foregoing, in the event such Participant has attained his Normal Retirement Date, and the portions of his Accounts invested in such other Investment Option that can be liquidated are not sufficient to complete the full withdrawal, then the balance of the withdrawal shall be made in kind, from the portions of his Accounts invested in Company Stock and Bank Obligations that cannot be liquidated.

(b) Payment to a Participant of the amount withdrawn shall be made within sixty (60) days of receipt by the Committee of a request for withdrawal.

(c) For purposes of determining a Participant’s right to make withdrawals pursuant to this Section 8.12 the Participant’s Bank Contribution Account shall be valued as of the Valuation Date last prior to the date such request is made.

8.13	Withdrawals from Participant After-Tax Contribution, Rollover Contribution, Employer Match Contribution, and Merged Plan Accounts, other than Pre-Tax Elective Deferral QRD Accounts.

(a) A Participant may, by written application to the Committee on or after January 1, 2009, request to withdraw up to one hundred percent (100%) of the balance credited to his Participant After-Tax Contribution Account and his Rollover Account.

(b) A Participant who has attained age 59 1⁄2 may, by written application to the Committee on or after January 1, 2009, request to withdraw up to one hundred percent (100%) of the vested balances credited to his Employer Match Contribution Account, and to his Merged Plan Accounts if any, other than his Pre-Tax Elective Deferral QRD Account. Effective May 1, 2017, a Participant may request a withdrawal under this Section 8.13(b) from his Roth Rollover Account.

(c) Unless otherwise directed by such Participant, any such amount permitted to be withdrawn under Subsection (a) or (b) of this Section shall be withdrawn pro rata from the portions of such applicable Account or Accounts of the Participant invested in each Investment Option, provided, however, that in the event Company Stock or Bank Obligations or both cannot be liquidated within a reasonable time and on or after February 3, 2009 the Participant has not elected to receive the pro rata withdrawal of Company Stock in kind pursuant to Section 8.15 hereof, pro rata withdrawal shall be made only with respect to the other Investment Options. If the Participant has elected BrokerageLink as an Investment Option any pro rata withdrawals from Investment Options under this Subsection (c) shall be made in accordance with the BrokerageLink Administrative Procedures attached to the Trust Agreement between Fidelity Management Trust Company and the Bank, as such Procedures may be amended from time to time.

(d) Payment to a Participant of the amount withdrawn shall be made within sixty (60) days of receipt by the Committee of a request for withdrawal.

8.14	Withdrawals from Pre-Tax Elective Deferral, Pre-Tax Elective Deferral QRD, and Qualified Non-Elective Contribution Accounts.

(a) Except as otherwise provided in Subsection (b) of this Section, no amounts may be withdrawn by a Participant from his Pre-Tax Elective Deferral Account, Pre-Tax Elective Deferral QRD Account or Qualified Non-Elective Account prior to the termination of his employment with the Bank unless the Participant has attained age 59 1⁄2.

(b) At any time, a Participant who has not attained age 59 1⁄2 may elect to withdraw from his Pre-Tax Elective Deferral Account and his Pre-Tax Elective Deferral QRD Account, if any, an amount necessary to satisfy the immediate and heavy financial need of the Participant; provided, however, that (i) the amount so withdrawn from his Pre-Tax Elective Deferral Account for such purpose shall not exceed the amount of Salary Deferral Contributions made by the Bank on his behalf to such Pre-Tax Elective Deferral Account (and earnings accrued and credited thereon) and not previously withdrawn, and (ii) the amount so withdrawn from his Pre-Tax Elective Deferral QRD Account, if any, for such purpose shall not exceed the amount credited to such Pre-Tax Elective Deferral QRD Account (including earnings) and not previously withdrawn, and (iii) the sum of the amounts so withdrawn from such Accounts shall not exceed the amount necessary to satisfy the immediate and heavy financial need of the Participant. Such withdrawal from such Accounts will require the consent of the Committee and such consent shall be given only if such withdrawal is made on account of a hardship. Such withdrawal will be made from the applicable Account(s) in accordance with procedures established by the Committee. For purposes of this Section, a distribution is made on account of hardship if made on account of an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Determinations with respect to hardship shall be made by the Committee and shall be conclusive for purposes of the Plan, and shall be based on the following special rules:

(i) The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care (within the meaning of Section 213(d) of the Code and determined without regard to whether the expenses exceed 7.5% of the adjusted gross income) of the Participant, the Participant’s spouse, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Participant; payment of tuition, related educational fees, room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Section 152 of the Code, and for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code); the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence; payments for funeral or burial expenses for Participant’s deceased parent, spouse, child or dependents (as defined in Section 152 of the Code effective as of January 1, 2007, without regard to Section 152(d)(1)(B) of the Code); and expenses to repair damage to the participant’s principal residence that would qualify for a casualty loss under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(ii) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(A) The Participant has obtained all distributions (including distribution of employee stock ownership plan dividends under Section 404(k) of the Code), other than the hardship distributions or nontaxable (at the time of the loan) loans currently available under all plans maintained by the Bank; and

(B) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

(c) A Participant who has attained age 59 1⁄2 may, at any time, elect to withdraw up to one hundred percent (100%) of the balance credited to his Pre-Tax Elective Deferral Account, Pre-Tax Elective Deferral QRD Account, and his Qualified Non-Elective Contribution Account.

(d) All withdrawal elections shall be made by a Participant on written forms supplied by the Committee for that purpose.

(e) Payment to a Participant of an amount to be withdrawn pursuant to this Section 8.14 shall be made within sixty (60) days after the Committee’s authorization of such withdrawal.

(f) Unless otherwise directed by the Participant, any amount authorized to be withdrawn pursuant to this Section 8.14 shall be withdrawn pro rata from the portions of such applicable Account or Accounts of the Participant invested in the various Investment Options, provided, however, that in the event Company Stock or Bank Obligations or both cannot be liquidated within a reasonable time and on or after February 3, 2009 the Participant has not elected to receive the pro rata withdrawal of Company Stock in kind pursuant to Section 8.15 hereof, pro rata withdrawal shall be made only from such other Investment Options and such portions, if any, of the Company Stock and the Bank Obligations as can be liquidated within a reasonable time. If the Participant has elected BrokerageLink as an Investment Option any pro rata withdrawals from Investment Options under this Subsection (f) shall be made in accordance with the BrokerageLink Administrative Procedures attached to the Trust Agreement between Fidelity Management Trust Company and the Bank, as such Procedures may be amended from time to time.

(g) In the event the Committee authorizes a withdrawal from a Participant’s Pre-Tax Elective Deferral Account, Pre-Tax Elective Deferral QRD Account or Qualified Non-Elective Contribution Account, such Account shall be valued as of the Valuation Date last preceding the date the Committee authorizes such withdrawal.

8.15	Distributions and Withdrawals In Kind

To the extent all or a portion of the Accounts of a Participant, Former Participant or Beneficiary is invested in Company Stock, the Participant, Former Participant or Beneficiary may elect to receive a complete or partial distribution or withdrawal (other than a hardship withdrawal provided for under Section 8.14(b) hereof) in kind from Company Stock; provided, however, that the portion that may be withdrawn from Company Stock shall be determined in accordance with the applicable provisions of Sections 8.12, 8.13 and 8.14 hereof, and withdrawals in kind from Company Stock are not permitted prior to February 3, 2009.

8.16	Loans to Participants

Loans granted or modified on or after November 1, 1996, under the Plan shall be permitted to the extent provided for under and in accordance with the terms and conditions established in writing pursuant to recommendations of the Committee (the “Loan Program”). The Loan Program shall be administered by the Committee and may be amended from time to time in accordance with the same procedures as are set forth in Section 10.2(b) of the Plan applicable to amendments dealing with matters of administration.

8.17	Direct Rollovers

This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article VIII, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall apply for purposes of this Section:

(a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code received after December 31, 1998; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any other distribution which when added to the total distributions expected to be made on behalf of the distributee for the calendar year is reasonably expected to total less than $200. Notwithstanding the previous sentence, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution or defined benefit plan as described in Sections 401(a) or 403(a) of the Code or to a tax sheltered annuity described in Section 403(b) of the Code; provided however that such plan or tax sheltered annuity agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Effective May 1, 2017, any distribution from a Participant’s Roth Related Accounts is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year.

(b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, effective as of January 1, 2008, a Roth IRA as described in Section 408A of the Code and through December 31, 2009 subject to Section 408A(c)(3)(B) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code, and an eligible plan under Section 457(b) of the Code which is maintained by a State, political subdivision of a State, or any agency or instrumentality of a State or a political subdivision of a State and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee’s eligible rollover distribution.

(c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. Effective for distributions made on or after January 1, 2009 a deceased Employee’s surviving non-spouse Beneficiary is a distributee with regard to the interest of such Beneficiary.

(d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee. Notwithstanding the previous sentence a non-spouse Beneficiary distributee is limited to electing to rollover an eligible rollover distribution as described in Subsection 8.17(a) to an individual retirement account established on behalf of such Beneficiary that is treated as an inherited individual retirement account pursuant to Section 402(c)(11) of the Code.

8.18	Special Rules

Except as provided in Section 8.14 of the Plan (or in the case of Roth Accounts and Roth Rollover Accounts, Section 8.13 of the Plan), amounts credited to any Roth Account, Roth Rollover Account, Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, Pre-Tax Elective Deferral QRD Account or Qualified Non-Elective Contribution Account and, to the extent applicable, to In-Plan Roth Conversion Accounts pursuant to Section 4.7(e)(3) are not distributable to a Participant or his or her beneficiary or beneficiaries earlier than the Participant’s severance from employment with the Bank, death, or disability; provided, however, that such amounts may be distributed in a lump sum distribution as defined in Section 401(k)(10) of the Code upon termination of the Plan without establishing or maintaining another defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Section 408(k) of the Code at any time during the period beginning on the date of the Plan termination and ending twelve (12) months after all assets have been distributed from the Plan and under such other circumstances permitted under Section 1.401(k)-1(d)(4) of the Treasury Regulations.

8.19	Designation of Beneficiary:

(a) Subject to the provisions of Subsection (b) of this Section, each Participant or Former Participant may from time to time designate any person or persons (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.

If a married Participant wishes to designate a Beneficiary other than the Participant’s spouse, the Plan Administrator shall provide the Participant with a notice explaining that the entire vested benefits of the Participant will, upon the Participant’s death, be distributed to the Participant’s spouse, unless the spouse has consented, as provided in Subsection (b), to the Beneficiary designation. Each Beneficiary designation filed with the Committee will supersede all previously filed Beneficiary designations. The revocation of a Beneficiary designation shall not require the consent of any designated Beneficiary except as provided in Subsection (b) below.

(b) No Beneficiary designation by a married Participant shall be effective unless the Participant’s spouse consents to the Beneficiary designation. The spouse’s consent must:

(i) be in writing and acknowledge the beneficiary the Participant designated including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse expressly permits designations by the Participant without any further spousal consent);

(ii) acknowledge that without the spouse’s consent the spouse would receive upon the Participant’s death the Participant’s entire vested Account;

(iii) acknowledge that the consent cannot be revoked; and

(iv) be witnessed by a notary public.

Notwithstanding the foregoing, spousal consent to a Participant’s Beneficiary designation shall not be required if:

(x) the spouse is designated as the sole primary Beneficiary by the Participant; or

(y) it is established to the satisfaction of the Plan Administrator that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury; or

(z) the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to confirm that he is legally separated or abandoned, unless a Qualified Domestic Relations Order provides otherwise, in accordance with Treasury Regulation Section 1.401(a)-20 Q&A 27, as it may be amended from time to time.

Any consent by a spouse obtained under this Subsection (b) (or establishment that consent of a spouse is not required) shall be effective only with respect to such spouse.

(c) If no Beneficiary designated by a Participant or Former Participant in the manner provided in this Section 8.19 survives such Participant’s death, then such Participant’s benefits shall be paid to his surviving spouse, and if no spouse survives, then to his surviving children, including adopted children, in equal shares; but if none survives then to his Legal Representative. If any Participant or Former Participant fails to designate a Beneficiary in the manner provided in this Section 8.19, then following his death such Participant’s benefits shall be paid to his surviving spouse, and if no spouse survives, then to his surviving children, including adopted children, in equal shares; and if no child survives, then to his surviving parents, in equal shares; and if no parent survives, then to his surviving siblings, including siblings by adoption, in equal shares; but if none survives then to his Legal Representative. Payments under this Subsection (c) may be made in any form allowable hereunder and under the Code (without loss of tax qualified status) and the Act.

(d) Unless otherwise specified in an instrument signed by a Participant or Former Participant and filed with the Committee during his life on or after January 1, 2008 and before January 1, 2015, any designated Beneficiary or contingent or successor Beneficiary who becomes entitled to receive payment of benefits hereunder as a result of the Participant’s or Former Participant’s death, may designate a successor Beneficiary who shall, upon the death of such designating Beneficiary succeed to amounts that would otherwise be payable to such designating Beneficiary. Any such successor Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the designating Beneficiary’s lifetime. If such designated Beneficiary or contingent or successor Beneficiary fails to designate a successor Beneficiary, or if no successor Beneficiary designated by him survives, then such benefits shall be paid to his Legal Representative. Notwithstanding any of the foregoing, the rights of and payments to such successor Beneficiary shall be subject to and comply with, all other provisions of this Article VIII.

(e) For purposes of this Plan, any Beneficiary Designation completed and submitted electronically to the Plan’s third party administrator by a Participant on or after October 10, 2012, in accordance with procedures established or approved by the Committee shall be deemed to be filed with the Committee.

ARTICLE IX

TRUST

9.1	The Trust Agreement

All contributions made by the Bank or any Participant shall be held in trust under the terms of the Trust Agreement as amended from time to time and the Trust Agreement shall be a part of the Plan. Prior to October 3, 1994, the Trust Agreement was set forth in an Agreement between the Bank and People’s Bank, as Trustee. Effective as of October 3, 1994, the Trust Agreement was amended and restated as a Trust Agreement between Putnam Fiduciary Trust Company, a Massachusetts Trust Company, and the Bank. Effective January 1, 2005 it was agreed among Putnam, Mercer Trust a special purpose trust company organized under the laws of the state of New Hampshire and the Bank that said Mercer Trust become the successor Trustee under the Trust Agreement. Effective January 1, 2015, the Trust Agreement shall be amended and restated as a Trust Agreement between Fidelity Management Trust Company, a Massachusetts trust company, and the Bank.

9.2	Additional Trust

The Bank may establish or maintain one or more additional Trusts to which some or all of the funds held or contributions made under the Plan may be allocated, or from which payment of benefits provided for under the Plan may be made. The provisions of each such Trust Agreement shall comply with all applicable provisions of the Code and the Act relating to a Trust forming part of the Plan described in Section 14.8.

ARTICLE X

AMENDMENT AND TERMINATION

10.1	Right to Amend

The Bank reserves the right at any time, and from time to time, to modify or amend the Plan and Trust Agreement or both in whole or in part; provided, however, that no such amendment or modification:

(a) shall have the effect of vesting in the Bank any portion of the principal or income of the Fund; or

(b) shall cause or permit any portion of the principal or income of the Fund to be diverted to purposes other than for the exclusive benefit of present or future Participants and their Beneficiaries and to defray the reasonable expenses of administering the Plan; or

(c) shall increase the duties or liabilities of the Trustee without its written consent; or

(d) shall reduce any amounts credited to any Account unless such reduction appears to the Bank to be necessary or reasonably advisable in order to conform with any statute, regulation, ruling or other official promulgation by any agency of the United States of America or any judicial decision compliance with which is necessary or reasonably advisable in order that the Trust, the Plan, the Bank and the Participants be entitled to the tax benefits to which they are entitled at the execution of this Agreement under the Code if the Plan is a plan described as a qualified plan in Sections 401(a) and 401(k) of the Code, or that the Trust, the Plan and the Bank not be in violation of any provision of the Act.

10.2	Procedure to Amend

(a) The Bank’s power to amend the Plan may be exercised in any way and to any extent by the appropriate Board Committee without further action by or on behalf of the Bank to authorize such amendment, and any such amendment may be executed consistent with the effective dates, if any, set forth in the action of such Board Committee by any officer of the Bank authorized by or pursuant to any action taken by the Board Committee. Notwithstanding the foregoing, the Executive Committee or the Board may also exercise such power of amendment to the extent either deem it appropriate to do so.

(b) The Bank’s power to amend the Plan may further be exercised by the Chief Executive Officer of the Bank with respect to provisions dealing with matters of administration, including compliance with any legal requirements described in Section 10.1(d), and with respect to changes in Investment Options provided that such amendments are recommended by the Committee and such officer determines that such amendments are not likely to result in substantial expense to the Bank by way of additional contributions to the Plan. The reasonable determination of the Chief Executive Officer as to any Amendment being within the scope of his authority hereunder shall be conclusive. In the event of the absence or other unavailability of the Chief Executive Officer any member of the Administrative Committee so authorized by the Chief Executive Officer may execute any amendment provided for in this Subsection (b).

10.3	No Obligation or Liability

The Bank has established the Plan with the intention and expectation that it will continue to make contributions to the Trust indefinitely, but the Bank shall not be under any obligation or liability whatsoever to continue such contributions or to maintain the Plan and may, in its sole discretion, discontinue such contributions or terminate the Plan or Trust at any time without incurring any liability whatsoever for such discontinuance. The Plan may be terminated by formal action of the Board or Executive Committee or by action of the Board Committee without further authority.

10.4	Continuation of Trust

The Plan and Trust shall terminate upon dates or times specified in a notice of termination executed by the Bank and delivered to the Trustee. Unless it is specified in such notice that the Trust shall terminate upon a date certain, or described therein, the Trust shall continue until all interests are distributed in accordance with the provisions of the Plan including the provisions of this Article X.

10.5	Effect of Termination

In the event of complete termination or any partial termination of the Plan or complete discontinuance of contributions under the Plan, all unallocated contributions shall be allocated, and the total Accounts of all Participants shall become nonforfeitable, as of the date thereof; provided, however, that in the event of a partial termination only the Accounts of Participants subject to the partial termination shall become nonforfeitable. Subject to the terms of Section 8.18 hereof, in the event of the termination of the Trust coincident with or following the termination of the Plan, the balance of each Account shall be distributed as promptly as practicable to such Account Director (i) if the Account Director consents, in a lump sum; or (ii) as otherwise provided under the Code and regulations thereunder. To the extent not paid by the Bank, all expenses of administration ordinarily payable by the Bank and of termination, after the date of termination, shall be apportioned to each Account in the proportion which the balance of such Account bears on the date of such termination to the balances of all such Accounts with appropriate adjustments to reflect any partial distribution of any Account. During the period from the date of termination to distribution, the Committee may, if it deems it practicable, allow Account Directors to continue to make investment changes, or to make, modify or eliminate such ability, and in either event it may, but shall not be required to, allow Account Directors to have such Accounts liquidated prior to distribution or to take distribution in kind, or some combination thereof. If the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan shall be treated for purposes of this Section as if the Plan was amended to change its Limitation Year. As a result of this deemed amendment, the Code Section 415(c)(1)(A) dollar limit must be prorated under the short limitation year rules.

ARTICLE XI

FIDUCIARY RESPONSIBILITY

11.1	Designation of Named Fiduciaries

The following persons are named fiduciaries within the provisions of Section 402(a)(2) of the Act and are so designated by the Bank:

(a) the Plan Administrator;

(b) the Committee;

(c) the Bank;

(d) any Investment Manager appointed pursuant to the provisions of the Trust Agreement;

(e) the Board Committee.

11.2	Allocation of Duties

(a) The Trustee shall be responsible and liable for only those fiduciary duties relating to the Trustee’s duties under the Trust Agreement.

(b) The Plan Administrator shall have such duties as are imposed by any provision of the Act or by any provisions of the Code upon plan administrators. The Committee, the Trustee, or, at any time at which the Bank is not the Plan Administrator, the Bank, shall have no duty or responsibility for seeing that the Plan Administrator carries out his duties in accordance with the provisions of law.

(c) The Committee shall be responsible for carrying out the duties assigned to it by any specific provisions of the Plan including the provisions of Article XIII hereof. The Committee shall not be responsible for any failure of the Trustee or any other fiduciary or other person in carrying out their duties or their failure or errors in carrying out instructions of the Committee.

(d) The Bank shall not be liable for any errors or failure to perform duties of the Committee, the Trustee, any Investment Advisor or, at any time at which the Plan Administrator is not the Bank, the Plan Administrator, except insofar as the Bank may have violated the standards set forth in Section 11.3 hereof in choosing any other such fiduciary.

(e) The duties of any Investment Advisor shall be as such duties are as set forth in the documents governing such Investment Advisor’s relationship to the Trust Fund, the portion thereof which such Investment Advisor is responsible and to carry out such duties in accordance with the provisions of the Act and the Code as they relate to such Investment Advisor’s responsibility and as they may be construed or interpreted by the U.S. Department of Labor, the Internal Revenue Service or judicial decisions.

11.3	Fiduciary Standards

(a) Each named fiduciary and any other person who is a fiduciary under the provisions of the Act with respect to the Plan, shall discharge his duties with respect to the Plan solely in the interest of the Participants, Former Participants and Beneficiaries and shall so discharge them for the exclusive purpose of (i) providing benefits to Participants, Former Participants and their Beneficiaries; and (ii) defraying reasonable expenses of administering the Plan.

(b) Such duties shall be carried forth in accordance with the standards of care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

(c) Any Plan assets held in the Fund shall, to the extent required by the Act, the Code, or any other applicable law, be invested by the fiduciary having control of the same in a diversified manner so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. In each case, such diversification shall be deemed to exist when held by any Insurance Company in a separate investment account, the assets of which are diversified and the Plan’s interest shares in all such diversified investments and such diversification requirement may also be satisfied by purchase of shares of stock in investment companies registered under the Investment Company Act of 1940 or in a pooled trust fund (to the extent permissible under the Act and the Code and regulations and rulings pursuant to either) the assets of which are diversified.

(d) Each named fiduciary and any other fiduciary shall discharge his duties with respect to the Plan and Trust in accordance with the documents and instruments governing the Plan and Trust Agreement and any common trust agreement or declaration governing any common, commingled or pooled trust fund in which Trust Fund assets are invested insofar as such documents and instruments are consistent with the provisions of the Act.

11.4	Bank as a Fiduciary

The Bank is a named fiduciary to the extent it exercises control over assets of the Plan and to the extent it selects fiduciaries, but it shall not be responsible for the actions of any such fiduciaries selected by it in accordance with the standards set forth in Section 11.3 hereof. The Bank shall not be deemed a fiduciary in exercising its power to amend the Plan or to terminate it or to discontinue contributions hereunder.

11.5	Plan Administrator

(a) Except as provided pursuant to this Section 11.5, the Bank shall be the Plan Administrator and shall, except as provided under the Plan, perform all of the duties and functions of the “Plan Administrator” under the Act and the Code. The Bank may delegate any duties, responsibilities, functions and powers of the Plan Administrator or any of its other duties, responsibilities, functions or powers to such persons specified by name, title or other description as the Bank acting by the Board Committee, the Board or the Executive Committee may determine for the efficient administration of the Plan. Until further action by the Board Committee, the Board or its Executive Committee, the Committee shall be responsible for overseeing the performance of officers and other employees of the Bank in carrying out compliance with the notice, reporting, and disclosure requirements of the Act and the Code and other duties imposed under either or both imposed on the Plan or administrators.

(b) The Bank may designate one or more persons, by name or title, to act as the Plan Administrator, and from the effective date of such appointment, the Bank shall not be the Plan Administrator but such appointees shall be the Plan Administrator and shall perform all of the duties and functions of the Plan Administrator and have all of the powers thereof. Any such person or persons may delegate such duties, functions and powers of the Plan Administrator as it deems advisable, all in accordance with the provisions of this Section 11.5.

11.6	Board Committee

The appropriate Board Committee shall as set forth in Article X, have the power to amend and terminate the Plan or the Trust or both, to the extent the Bank has such powers. In exercising such powers to amend or terminate, the Board Committee shall not be deemed to be a fiduciary. Further, the appropriate Board Committee shall have the power and authority to remove and replace the Trustee, and in so doing, it shall act as a fiduciary with respect to the Plan in that it shall make such decisions with respect to removal and replacement in accordance with the standards set forth in Section 11.3. Further, it shall receive reports from said Administrative Committee with respect to the performance of the Trustee, and review such performance in accordance with carrying out its duties hereunder in accordance with the standards set forth in Section 11.3

11.7	Delegation of Fiduciary Duties

Any fiduciaries named or described in Section 11.1 hereof shall have the right to delegate their duties to one or more persons provided that such delegation is consistent with the standards and provisions of Section 11.3 hereof and such delegating fiduciary shall not be liable for any error or omission by any such delegates in carrying forth such duties provided such delegation was made in accordance with the standards of such Section 11.3 hereof and such delegating fiduciary monitored the performance of such delegate from time to time as required by the standards of Section 11.3 hereof. Any right, power or duty and authority of the Bank to appoint or remove any Trustee or to take any actions with respect to the Plan or its assets shall be exercisable by the appropriate Board Committee without further action by the Bank.

11.8	Limitation of Article XI

Nothing in this Article XI shall be deemed to expand the scope of fiduciary responsibility or liability as otherwise set forth in and limited by provisions of the Act and regulations, administrative interpretations or rulings or judicial decisions thereunder. In particular, no named fiduciary shall have any responsibility or liability for any loss or by reason of any breach which results from the exercise of control of over any or all accounts of any Account Director to the extent such fiduciary would not be liable or responsible pursuant to U.S. Department of Labor Regulations §2550.404c-1.

ARTICLE XII

OTHER CORPORATIONS

12.1	Adoption by Other Corporations

The Plan is subject to adoption (with or without retroactive effect) by any other corporation provided the Bank consents to such adoption. All references herein to an Adopting Corporation shall include the Bank and any other corporation which may as of the Effective Date or thereafter adopt the Plan pursuant to this Section 12.1. Employees of any Adopting Corporation shall, during the period such adoption is in effect, participate in the Plan to the same extent as they would if their employment was for, and their compensation was paid by, the Bank except as provided in this Article XII.

12.2	Employment with Adopting Corporation

Without limiting the effect of Section 12.1 hereof, employment with any one Adopting Corporation shall be deemed employment with all Adopting Corporations for purposes of determining (a) such person’s Credited Service, (b) whether or not his Credited Service had been terminated and (c) such person’s Hours of Service. However, no Credited Service or Hours of Service shall be credited more than once as the result of application of the provisions of this Section and those of Section 2.2 hereof, or any other Section.

12.3	Contributions by Adopting Corporations

Subject to the provisions of Section 12.4 hereof, the contributions under the Plan to be made by the Bank with regard to any Participant who is employed by the Bank and/or one or more Adopting Corporations shall be shared by the Bank and such Adopting Corporations and each shall pay that portion of the total contribution due equal to the product obtained by multiplying the total contribution due by a fraction the numerator of which is equal to the portion of such Participant’s Salary paid by the Bank or such Adopting Corporation and the denominator of which is equal to such Participant’s total Salary paid by the Bank and each Adopting Corporation.

12.4	All Rights Exercisable by Bank

Except as provided in Section 12.5 hereof, all rights under the Plan (including this Article

XII) of the Bank shall be exercisable by the Bank. Any amendments made by it shall be fully effective with respect to each plan which then includes this Plan pursuant to this Article.

12.5	Amendment by Adopting Corporation

At any time any Adopting Corporation (other than the Bank) (a) may amend or terminate the Plan as to its employees so as to no longer include them in the Plan, and (b) shall so amend the Plan upon sixty (60) days’ notice so to do from the Bank. Any such Corporation shall nevertheless be considered an Adopting Corporation with respect to the period preceding and during which its plan incorporated the Plan. Any Adopting Corporation which maintained a qualified defined contribution plan or qualified cash or deferred arrangement plan under Section 401(k) of the Code prior to the effective date of its adoption of the Plan, may have the form of such adoption take the form of amending such pre-existing plan provided that all persons who are participants in the plan as of the day prior to the effective date of such amendment shall have the full amount of any individual account balance credited to their individual accounts under such plan as the opening balance of their Participant After-Tax Contribution Account hereunder to the extent such individual account balance is attributable to contributions made by the individual, and as the opening balance of their Accumulated Bank Contribution Account hereunder to the extent such individual account balance is attributable to contributions made by the Adopting Corporation and earnings from such contributions and from contributions made by such individual.

ARTICLE XIII

ADMINISTRATIVE COMMITTEE

13.1	Appointment and Tenure

The Chief Executive Officer of the Bank shall appoint an Administrative Committee to oversee the operations of the Plan. The Committee shall consist of one (1) member or such greater number as such Chief Executive Officer shall determine from time to time. Each member of the Committee shall serve at the pleasure of such Chief Executive Officer or until such time as he resigns or dies. Members of the Committee may, but need not, be officers or Employees, Participants or directors of the Bank. Vacancies due to any cause may be promptly filled by such officer, but the Committee may act notwithstanding the existence of any number of vacancies. Members of the Committee who are Employees shall serve without compensation, but their reasonable expenses shall be paid by the Bank as shall any compensation and any expenses of any member of the Committee who is not an Employee. In the event of the absence or other unavailability of the Chief Executive Officer, except as otherwise provided in Section 10.2(b), the officer exercising authority granted under any provision of the Plan shall be determined by resolution of the appropriate Board Committee, the Executive Committee or the Board.

13.2	Notification of Trustee

The Bank shall notify the Trustee of the membership of the Committee and any change in such membership and shall supply the Trustee with specimen signatures of all such members. The Trustee shall be entitled to rely on any notice of the Bank as to the membership of the Committee and shall be entitled to assume conclusively that any signatures supplied by the Bank are genuine.

13.3	Action by Committee

The Committee shall act by majority vote of its members at the time in office and such action may be taken either by a vote at a meeting duly called or in writing without a meeting. The Committee may, by such majority vote, authorize one or more of its members to execute documents on its behalf, in which event the Committee shall notify the Trustee in writing, and the Trustee thereafter may accept and rely upon such authorization until written notification that it has been revoked by the Committee.

13.4	Documents

The Committee shall keep on file a copy of this Plan (together with any subsequent amendments) and copies of all annual reports of the Trustee, which shall be made available for inspection by Participants, Former Participants and Beneficiaries during normal business hours of the Bank. Upon written request of any Participant, Former Participant, or Beneficiary, the Committee shall furnish such person with a statement of his interest in the Fund as determined as of the most recent Valuation Date.

13.5	Powers of Committee

(a) The Committee shall have general responsibility to oversee the ordinary operation of the Plan and the execution of the funding and investment policies and alternatives recommended and adopted pursuant to an action of the appropriate Board Committee or the Board. The Committee shall report to the appropriate Board Committee, as provided in Section 11.6. The Committee shall further review from time to time the operations of a Plan and provisions of the Plan and Trust Agreement for compliance with applicable legal requirements including those imposed by the Act and the Code and regulations and rulings thereunder as the same may be amended or otherwise developed from time to time. The Committee shall have all powers necessary or convenient to enable it to fulfill its duties hereunder, except that the Committee shall have no responsibility for the performance of those duties for which the Plan Administrator is responsible under the Act or Code or any other provision of law. The Committee shall further have the power and authority to incur all reasonable expenses deemed advisable by it in the performance of its duties under the Plan.

(b) Effective November 21, 2019, the Committee shall have the responsibility to select and eliminate Investment Options without Board Committee approval.

13.6	Benefits Payable Under the Plan

The Bank shall give the Trustee written notification directly or through the Committee with respect to all benefits which become payable under the terms and conditions of the Plan and shall direct the Trustee to pay such benefits from the Fund. The Committee shall review and oversee such procedures.

13.7	Construction of the Plan

The Committee shall have full power to construe, interpret and apply this Plan and to supply implied or interstitial provisions. Further, the Committee shall determine all questions of fact that may arise hereunder, including, but not limited to, what persons are Employees as defined herein, the identity of any Participant’s Beneficiary or Beneficiaries, the periods of any Employee’s Credited Service, the amount of any Employee’s Salary, and the rights of persons who are, or claim to be Employees, Participants, Former Participants or Beneficiaries. Any discretionary actions to be taken under this Plan by the Committee, with respect to the classification of Employees or determination of benefits, shall be uniform in nature and applicable to all Employees similarly situated. The Committee shall have absolute discretion in carrying out its responsibilities. The conclusions and determinations of the Committee as to the construction, interpretation or application of the Plan, or any question arising in connection with the Plan shall be final and conclusive upon all persons claiming an interest in the Fund.

13.8	Engagement of Assistants and Advisors

The Committee may employ and retain legal counsel, agents, administrators, accountants, actuaries, and such clerical, medical, accounting and bookkeeping services as it may reasonably require to carry out the provisions of the Plan. The Committee may delegate any or all of its administrative functions, including reporting to Participants and other Account Directors and other similar record keeping functions, to any one or more service providers as it deems appropriate or advisable. All fees, costs and expenses charged by any persons so employed or retained shall be paid from the Trust unless sooner paid by the Bank.

13.9	Indemnification of the Committee

The Bank shall indemnify and hold harmless the Committee, each member thereof, counsel, accountants, employees, and the Bank’s officers and trustees, from any and all liability, claim, or demand asserted against them with respect to their acts in their official capacity provided that with respect to any person who is a fiduciary under any provision of the Code or the Act, such act or failure to act was not the result of such person’s bad faith. As part of such indemnification and holding harmless, the Bank shall provide counsel chosen by it and shall pay all expenses in connection with opposing any such claim, demand or asserted liability. Nothing herein shall be deemed a limitation upon any other protection which any such fiduciary may be entitled under any provision hereof or any doctrine of common law, any relevant statutory provision or the terms of the Charter or By-laws of the Bank or any resolution or other action of the Board or Executive Committee. The provisions of this Section 13.9 shall not be deemed to be applicable with respect to any action by any fiduciary claiming the benefits of this provision unless such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank or, in the best interest of the Participants, Former Participants or Beneficiaries and consistent with the provisions of the Plan.

13.10	Designation of Forms by Committee

The Committee may designate forms for all documents, instruments and communications (which forms it may change from time to time) which it deems reasonable for the designation of Beneficiaries, the election of optional modes of distribution, designation of investments as provided in Article VII hereof, the election to make and change contributions, the withdrawal of contributions and any other forms which it deems necessary or advisable for proper administration of the Plan. Further, the Committee may approve and authorize oral methods of communications through any service provider including telephonic and electronic communication as it deems appropriate to enable Participants and other Account Directors conveniently to make permissible changes in their investment choices or in their rate of contributions hereunder or the exercise of any other rights granted to them pursuant to the Plan and the Trust Agreement. The Committee may also accept any other forms of documents, instruments or communications as it deems reasonable, but shall be under no obligation to accept any other forms of documents, instruments or communications and may refuse or refrain to act upon or give effect to any such other forms of documents, instruments or communications. No document, instrument or communication shall be effective under the Plan unless it is in a form designated or otherwise accepted by and filed with the Committee. The Committee may treat any document, instrument or communication filed with the Bank, or a service provider designated by the Bank for such purposes, or accepted by the Bank, or such service provider, as having been filed or accepted, or both, as the case may be, with the Committee.

13.11	Acknowledgment of Benefits

If requested by the Committee, the Trustee, the Bank or any Insurance Company, a Participant, Former Participant or Beneficiary or other person shall be required as a condition of receiving any benefits hereunder to acknowledge the correctness of the computation of such benefits and to release any other claim which he might have. If such person fails to execute any such requested acknowledgment or release, no benefits shall be distributed to him until there is a judicial determination as to the amount of his benefits, or until the party or parties requesting such acknowledgment or release withdraw such request. Nothing herein shall be deemed in any way to limit the power and authority of the Committee and the Trustee under this Plan.

13.12	Delegation by Committee

The Committee may, upon approval of a majority of its members:

(i) allocate among any of the members of the Committee any of the responsibilities of the Committee under the Plan or;

(ii) designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Committee.

13.13	Information Furnished by the Bank

The Bank shall furnish to the Committee or any service provider approved by it all information and data necessary for the Committee to administer the Plan, including but not limited to, a list of Employees eligible to become Participants, notification of each Employee becoming so eligible, the Salary of all Participants, the date of hire of all Participants, the age of all Participants and any other information requested by the Committee and reasonably determined by it to be advisable in discharging its duties hereunder. The Committee shall be entitled to rely on such information as being accurate and complete unless such information is challenged by any Employee in a writing addressed to the Committee, in which event the Committee shall determine the accuracy of such information to the extent that such questions raised by such Employee are within the scope of the Committee’s powers and authority under this Article XIII. The Bank shall be responsible for all record keeping including the allocations and investment results allocable to accounts. However, any such functions may be delegated by the Bank to any service provider.

ARTICLE XIV

MISCELLANEOUS

14.1	No Employment Contract

Neither the adoption and maintenance of the Plan, nor the establishment of the Trust, shall be deemed to be a contract between the Bank and its Employees. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Bank or to interfere with the right of the Bank to discharge any Employee at any time, or to give the Bank the right to require any Employee to remain in its employ or to interfere with any Employee’s right to terminate his employment at any time.

14.2	Non-Alienation of Benefits

(a) The Plan and Trust have been established to provide for the support of Participants and their Beneficiaries. Therefore, the interest hereunder of any Participant, Former Participant or Beneficiary shall not be subject to being assigned or alienated by any method and shall not be subject to attachment by or otherwise available by any process whatsoever to his creditors. Borrowing by Participants in accordance with the terms of Section 8.16 hereof shall not be deemed an assignment or alienation of benefits for purposes of this Section 14.2.

(b) If any Participant, Former Participant or Beneficiary is adjudicated bankrupt, or attempts to anticipate, alienate, sell, transfer, assign, encumber, or charge any benefit under the Plan, or if such benefit is made the subject of any garnishment, attachment or other similar legal process, then such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Trustee shall hold or apply the same, or any part thereof, to or for the benefit of such Participant, Former Participant or Beneficiary in such manner as the Trustee may determine.

14.3	Mergers and Consolidations of Bank

In the event that the Bank shall merge or consolidate into or sell substantially all of its operating assets (whether or not the Bank is liquidated or dissolved as part of the same transaction or subsequent thereto) to another corporation (hereinafter “Successor Corporation”), such Successor Corporation may assume the Plan. In the event that any Successor Corporation assumes the Plan, then after consummation of any such merger, consolidation, or sale, the Plan and Trust shall continue and each reference to the Bank (a) shall be deemed to refer to such Successor Corporation, and (b) shall no longer be deemed to refer to People’s United Bank, N.A. except that each such reference (i) shall be deemed to include references to People’s United Bank, N.A., or (ii) shall be deemed to exclude reference to any Successor Corporation, or (iii) both (i) and (ii), whenever such inclusion or exclusion is necessary so as to avoid depriving any Participant or any Employee of any rights or interest accrued hereunder, or any right to participate in the Plan once the eligibility requirements of Article 3 hereof are met, or failing to give full credit for all services to the Bank prior to such merger, consolidation or sale or diminishing or adversely affecting such rights of such Employees in any way whatsoever.

14.4	Governing Law

The Plan shall be (and the Trust through September 30, 1994 was) governed by the law of the State of Connecticut including federal law to the extent it is part of or preempts such state law. On and after October 1, 1994, the Trust is governed by the laws of the United States, and to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts.

14.5	Participants Limited to Assets of Fund

In the event of any termination or partial termination of the Plan, complete discontinuance of contributions under the Plan or any suspension or curtailment of such contributions, the remedies of all Participants, former Participants and Beneficiaries and any other person claiming an interest shall be limited to the assets of the Fund for provision of their benefits under the Plan, and they shall be entitled to no other remedy from the Bank.

14.6	Valuation of Securities

Securities listed or quoted on recognized exchanges or securities markets shall be valued at their closing sales prices on the valuation date. Securities or other investments in mutual funds or common trust funds described in Addendum I shall be valued in accordance with the provisions of Section 7.3. Any other investments shall be valued by the Plan Administrator or its delegate.

14.7	I.R.S. Contingency to Amendments

Each of the amendments made hereby shall become effective as of January 1, 2020, except if a later or earlier effective date is otherwise indicated in the Plan subject to the provisions of this Section 14.7. The Plan as amended and restated may be submitted to the Internal Revenue Service with a request for a written ruling to the effect that the provisions as set forth herein will result in the Plan continuing to be a qualified Plan as set forth in the provisions of Section 401 of the Code, including Section 401(k) of the Code. To the extent that any provisions contained herein contains any provision or reflects any deletion or amendment which provision, deletion or amendment would adversely affect such qualified status in the opinion of the Internal Revenue Service, such provision, deletion or amendment, subject to the last sentence of this Section, shall become null and void retroactively as of its effective date. Further, the Plan shall be subject as of January 1, 2020 (or such later or earlier date as may be appropriate) to all provisions of any further amendments so made in response to any suggestions, comments or requests by any personnel of the Internal Revenue Service in connection with the request described in this Section. Notwithstanding the foregoing, in the event that any action for declaratory judgment is instituted in the Tax Court in connection with any refusal or failure to issue such written determination by the Internal Revenue Service or any adverse action with respect to such request, the putting into effect of any such amendments shall be further postponed, but all amendments shall be made in accordance with the decision of the Tax Court or such decision as it may be altered or changed upon further proceedings before the Tax Court or any appeal therefrom, all as of January 1, 2019 or such other date as might be indicated by such decision.

14.8	Dual Construction

This Plan is intended to be a qualified cash or deferred arrangement plan under the provisions of Section 401(k) of the Code and the regulations promulgated thereunder and to meet all of the requirements applicable to it under the Act. In the event any provision is subject to two or more constructions or interpretations one or more of which would result in it not being so qualified or not meeting any such requirements, then such construction or interpretation shall not be adopted.

14.9	Severability of Provisions

Should any provision of the Plan be found invalid under the laws of the State of Connecticut, to the extent not superseded by federal law, such provision shall be deemed null and void, but all of the provisions not so found invalid shall remain in full force and effect.

14.10	Mergers and Consolidations of Plans

In the event this Plan is merged or consolidated with any other employee retirement plan or this Plan’s assets or liabilities are transferred to any other employee retirement plan, each Participant shall, if the Plan is then terminated, receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had then been terminated.

14.11	Claims Procedure

If a Participant, Former Participant or Beneficiary disagrees with the computation of the amount of the benefits to which he is entitled under the Plan, such person shall file a claim in writing or electronically in accordance with the claims procedure adopted by the Plan pursuant to Section 503 of the Act and the applicable regulations (the “Claims Procedure”). The Committee may make such revisions to the Claims Procedure as it deems necessary to assure compliance with the applicable provisions of Section 503 of the Act and the applicable regulations thereunder.

14.12	Plan Administrator

The Bank shall be the agent for legal process and the Plan Administrator and shall perform all duties for which a plan administrator is liable under the Code or the Act, unless the

Bank designates another person or body of persons to act as agent for legal process or Plan Administrator. Further in this regard, the Chairman, Vice Chairman or Chief Executive Officer of the Bank shall execute any requisite document in the name of the Plan Administrator. Notwithstanding the foregoing, by action of the Board or the Executive Committee, the Bank may designate one or more persons by title, committee designation or otherwise to be Plan Administrator, and such designees shall succeed to such duties. Such right is in addition to the power of the Bank as long as it is Plan Administrator, to delegate duties thereof as provided by the provisions of Section 11.5 hereof.

14.13	Insurance Company

No Insurance Company shall be considered a party to the Plan or Trust, nor shall any Insurance Company have any responsibility for the validity of the Plan or the Trust. The duty and liability of any Insurance Company is only as stated in any contract it may issue.

14.14	Dates

Whenever any action by the Trustee, the Committee, the Bank, the Insurance Company, a Participant, a Former Participant or a Beneficiary or any other person must be taken within a period ending on a Saturday, Sunday or legal holiday, such period shall be extended to the first day following the end of such period which is not a Saturday, Sunday or legal holiday.

14.15	Incapacity of Distributee

In the event the Committee or the Trustee deems any person incapable of receiving benefits to which he is entitled by reason of minority or other legal incapacity, the Committee may direct the Trustee, or the Trustee may determine, to make payment by applying the same directly for the benefit of such person to such person’s legal guardian or person or institution having legal authority under applicable state law to receive such payment for the benefit of such person. Any such payments made, to the extent thereof, shall discharge the liability of the Bank, the Committee and the Trustee under the Plan to the person entitled to receive such benefit.

14.16	Limitation Year

For purposes of Section 415 of the Code and the regulations thereunder, the Plan Year shall be deemed to be the Plan Limitation Year.

14.17	Recapture of Erroneous Payments

In the event that, for any reason, it is discovered that amounts have been paid to a Participant, Former Participant, or Beneficiary in excess of the amounts owed to him as a result of erroneous allocations to his Account, failure to recognize events classified as a partial termination, clerical or computational errors or otherwise, the Plan shall have a right against such payee to recover the amount of such excess; provided, however, that the Committee may determine that as a result of the administrative problems and costs and expenses of collection involved, such rights shall not be enforced.

14.18	Recovery of Contributions

Contributions received by the Trustee shall be held in the Fund for the respective Participants subject to the provisions of the Plan and no part thereof shall be recoverable by the Bank except that the Bank shall have the right to recapture the following contributions within the time limits and under the conditions hereinafter set forth:

(a) In the event a contribution is made in good faith under a mistake of fact determined under all of the facts and circumstances to have been such a good faith mistake, the amount of the contribution to the extent it exceeds the amount which would have been contributed had there not occurred a mistake of fact shall, upon demand of the Bank, be repaid to the Bank within one (1) year from the date such contribution was made.

(b) In the event a contribution is conditioned upon deductibility thereof, and there is a good faith mistake on the part of the Bank in determining the deductibility thereof, then such portion of such contribution as is not deductible shall, upon demand of the Bank, be returned to the Bank; provided, however, that no such amount shall be returned pursuant to this Subsection

(b) unless it is so returned within one (l) year after the date of disallowance of the deduction. The term “disallowance of the deduction” and “deductibility” relates to such deductions and deductibility under Section 404 of the Code.

(c) In no event may any amounts be returned to the Bank pursuant to this Section

14.18 which are attributable to any earnings or increase in value of the portion of any such contribution made (i) by mistake or (ii) not deductible and made upon condition of being deductible.

(d) In the event that any contributions which are Salary Deferral Contributions are returned to the Bank pursuant to this Section 14.18, such amount shall be paid by the Bank to the Participant on whose behalf such contributions were made.

(e) Unless otherwise specified by the Bank, all Salary Deferral Contributions, Bank Contributions, Employer Match Contributions, Employer Retirement Contributions, Qualified Non-Elective Contributions, Core Contributions and Transition Contributions made by the Bank on behalf of any Participant shall be deemed to be conditioned upon the deductibility of such contributions.

14.19	Benefits Payable Pursuant to Qualified Domestic Relations Orders

Any prohibition in Section 14.2 of the Plan against the assignment or alienation of benefits shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to (i) a qualified domestic relations order entered on or after January 1, 1985, (ii) any domestic relations order entered before January 1, 1985, provided benefits are being paid pursuant to such order as of such date; or (iii) any domestic relations order entered before January 1, 1985, provided the Plan Administrator determines to treat such order as a qualified domestic relation order. To the extent consistent with such a qualified domestic relations order or domestic relations order so affecting any benefit under the Plan, effective on and after January 1, 1995, an alternate payee may withdraw all or any part of such benefit so assigned or granted to him and such benefit shall not be payable to any other person under this Plan, notwithstanding any other provisions of this Plan, except to the extent provided in such qualified domestic relations order. The terms “qualified domestic relations order” and “domestic relations order” shall have the meaning set forth in Section 414(p) of the Code.

14.20	Special Rules for Military Service

(a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(b) Without limiting the generality of Subsection (a) of this Section the Beneficiary (or Beneficiaries) of a Participant who dies while performing qualified military service is (or are) entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment and then terminated employment due to his or her death. The terms of this Subsection (b) shall apply with respect to deaths occurring on or after January 1, 2007.

(c) Effective as of January 1, 2009, Employees performing qualified military service while on active duty for more than thirty (30) days will be treated as having incurred a severance from employment during such period; and the restrictions on in-service distributions under Section 8.14 of the Plan shall not apply. If such an Employee who is a Participant elects to receive a distribution of Salary Deferral Contributions under this provision, such Participant may not make a Salary Deferral Contribution during the six (6) month period beginning on the date of the distribution.

(d) The term “qualified military service” means military service as that term is used in Section 414(u)(5) of the Code.

(e) Any Participant for whom a Pre-Tax Elective Deferral QRD Account is maintained under this Plan who has been ordered or called to active duty after September 11, 2001, may elect to receive from such Account a Qualified Reservist Distribution (as provided under Section 72(t) of the Code) if the following are satisfied:

(i) the distribution consists solely of amounts attributable to elective deferrals under a Code Section 401(k) plan;

(ii) the Participant was ordered or called to active duty for a period in excess of one hundred seventy-nine (179) days or for an indefinite period; and

(iii) the distribution from the Plan is made during the period which begins on the date of such order or call and ends at the close of the active duty period.

The amount of such Qualified Reservist Distribution shall not exceed the amount credited to such Participant’s Pre-Tax Elective Deferral QRD Account.

14.21	Record keeper and Trustee Transition”

As of January 1, 2015, Fidelity Investments will become the record keeper for the Plan, and Fidelity Management Trust Company will become the successor Trustee. The transfer of records, data, information and assets to Fidelity Investments and Fidelity Management Trust Company from Mercer as current record keeper and Mercer Trust as current Trustee respectively will be made in accordance with such reasonable arrangements for transition and, to the extent applicable, investment and reinvestment as may be agreed upon by any such parties and the Bank, or the Committee or both as appropriate. Such arrangements may include procedures for temporarily restricting the timing otherwise provided under the Plan for enrollment in the Plan, for Account Directors to make or change investment elections, for Participants to obtain loans and in-service withdrawals and for Participants, Former Participants and Beneficiaries to obtain distributions. The Plan Administrator shall provide or make arrangements to provide written notification to such Participants, Former Participants and Beneficiaries of any such restrictions in accordance with Section 101(i) of the Act.

ARTICLE XV

TOP-HEAVY PLAN PROVISIONS

15.1	Application of Top-Heavy Provisions

(a) Notwithstanding any other terms of this Plan, this Article XV shall become effective for any Plan Year during which the Plan is a Top-Heavy Plan as determined in accordance with Section 416 of the Code.

(b) For purposes of this Plan, the following terms shall have the meanings set forth below:

“Account” or “Accounts” means, for purposes of this Article XV, the accounts maintained under a qualified Defined Contribution Plan (including this Plan) to which are credited employer contributions, employee contributions (other than qualified voluntary deductible employee contributions) and Salary Deferral Contributions. The extent to which rollovers or transfers are included for purposes of this Article XV shall be determined in accordance with regulations pursuant to Section 416 of the Code.

“Accrued Benefit” means, for purposes of this Article XV, the accrued benefit determined under a qualified Defined Benefit Plan consisting of benefits attributable to employer and employee contributions (other than qualified voluntary deductible employee contributions).

“Aggregation Group” means either a Required Aggregation Group or a

Permissive Aggregation Group.

“Determination Date” means, (i) with respect to this Plan, the last day of the preceding Plan Year, and (ii) with respect to any other plan, the last day of the preceding plan year as defined in such plan, or, in the case of the first plan year of any plan, the last day of such plan year.

“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Year beginning after December 31, 2002), a five-percent owner of the Bank or a one-percent owner of the Bank having annual compensation of more than $150,000. In determining whether an individual has compensation of more than $150,000 compensation from each employer required to be aggregated under Code sections 414(b), (c) and (m) shall be taken into account. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. The term “five-percent owner” means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% (five percent) of the outstanding stock of the Bank or stock possessing more than 5% (five percent) of the total combined voting power of all stock of the Bank. “One percent owner” means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 1% (one percent) of the outstanding stock of the Bank or stock possessing more than 1% (one percent) of the total combined voting power of all stock of the Bank. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), and (m) of the Code shall be treated as separate employers.

“Permissive Aggregation Group” means any plan which is not a member of a required Aggregation Group but which is maintained by the Bank or another employer, service with which is deemed to be service with the Bank for certain purposes as provided by Section 2.2, and which Plan when included with all of the plans of the Required Aggregation Group does not result in this Plan not meeting the requirements of Sections 401(a)(4) or 410 of the Code and which the Bank elects to include in the Permissive Aggregation Group for purposes of Section 416 of the Code.

“Required Aggregation Group” means each plan of the Bank in which a Key Employee is a Member and each other plan of the Bank which enables any such plan to satisfy the requirements of Section 401(a)(4) or 410 of the Code.

“Top-Heavy Group” shall have the meaning set forth in Section 15.3 hereof.

“Top-Heavy Plan” shall have the meaning set forth in Section 15.2(a) hereof. “Valuation Date” means (i) for purposes of this Plan, the date determined pursuant to Section 1.52 hereof, and (ii) for purposes of any other plan, the valuation date defined in such other plan.

15.2	Top-Heavy Plan Determinations

This Plan shall be a Top-Heavy Plan for any Plan Year commencing on or after January 1, 1984, in which, as of the Determination Date, the present value of the aggregate Accounts of the Key Employees under the Plan exceeds sixty (60%) percent of the present value of the aggregate Accounts of all Employees under the Plan. This Plan shall also be a Top-Heavy Plan for any Plan Year commencing on or after January 1, 1984, in which, as of the Determination Date, this Plan is part of a Required Aggregation Group and the Required Aggregation Group or a Permissive Aggregation Group that includes the Required Aggregation Group is a Top-Heavy Group, determined in accordance with Section 15.3 hereof.

15.3	Top-Heavy Group Determinations

An Aggregation Group shall be a Top-Heavy Group if as of the Determination Date, the sum of the present value of the cumulative Accrued Benefits for Key Employees under all Defined Benefit Plans included in such group, and the aggregate of the Accounts for Key Employees under all Defined Contribution Plans included in such group exceeds sixty (60%) percent of a similar sum determined for all Employees.

15.4	Present Value of Accrued Benefits and Account Balances

(a) This Section 15.4 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period”.

(b) The accrued benefits and accounts of any individual who has not performed services for the employer during the one-year period ending on the Determination Date shall not be taken into account.

15.5	Minimum Allocations for Top-Heavy Plan

(a) For each Plan Year that the Plan is a Top-Heavy Plan, the Bank contributions allocated on behalf of each Participant who is not a Key Employee shall equal the lesser of (i) three (3%) percent of such Participant’s 415 Compensation, or (ii) the largest percentage of Bank contributions allocated on behalf of any Key Employee, subject to the terms of this Section 15.5. Clause (ii) of the preceding sentence shall not apply in the event this Plan is a member of a Required Aggregation Group and enables a Defined Benefit Plan required to be included in such Required Aggregation Group to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code. The minimum allocation provided in this Section 15.5(a) shall be determined without regard to any Social Security contribution. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contributions requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b) Each Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year shall be entitled to the minimum allocation provided for in Section 15.5(a) hereof, including Participants who have failed to complete 1,000 Hours of Service (or the equivalent) during the Plan Year or who are excluded from participation for the Plan Year solely because of a failure to make Salary Deferral Contributions.

(c) In the event the Bank maintains more than one Defined Contribution Plan, the Bank shall provide the defined contribution minimum allocation under this Plan to the extent required under Section 416 of the Code and the regulations thereunder, for Employees who are not Key Employees, unless such minimum allocation is provided under the terms of any such other Defined Contribution Plan maintained by the Bank.

(d) If an Employee who is not a Key Employee participates in both this Plan and a Defined Benefit Plan and both plans are included in a Top-Heavy Group, then the minimum benefits required under Section 416(c) of the Code will be allocated under this Plan to each Participant who is not a Key Employee equal to five percent (5%) of such Participant’s 415 Compensation.

IN WITNESS WHEREOF, People’s United Bank, N.A. acting by its undersigned officer duly authorized, hereby executes this amended and restated People’s United Bank 401(k) Employee Savings Plan.

PEOPLE’S UNITED BANK, N.A.

By:	/s/ John P. Barnes
John P. Barnes
Its Chief Executive Officer

Date:	December 29, 2020

ADDENDUM I

The investment choices in effect as of November 25, 2019 are set forth in Subpart A below. Unless indicated otherwise below, all the Investment Options are mutual funds. Investment Options available under the Plan prior to November 25, 2019, are identified in A.(2) below.

A.	INVESTMENT OPTIONS.

(1)	(i) American Funds EuroPacific Growth Fund (Class R6)

(ii)	Columbia Small Cap Value Fund II, Class Y

(iii)	Company Stock

(iv)	Invesco Diversified Dividend Fund R5 Class

(v)	Janus Henderson Venture N

(vi)	MassMutual Select Mid Cap Growth Class I

(vii)	MFS® Global Real Estate Fund Class R6

(viii)	Principal MidCap Value Fund III Institutional Class

(ix)	The Putnam Stable Value Fund (Zero Revenue Share) (collective trust fund)

(x)	T. Rowe Price Growth Stock Fund I

(xi)	Vanguard Institutional Index Fund Institutional Shares

(xii)	Vanguard Mid-Cap Index Fund Institutional Shares

(xiii)	Vanguard Small-Cap Index Fund Institutional Shares

(xiv)	Vanguard Total Bond Market Index Fund Institutional Shares

(xv)	Vanguard Total International Stock Index Fund Institutional Shares

(xvi)	Western Asset Core Plus Bond Fund Class IS

(xvii)	T. Rowe Price Retirement Trusts (Class F) (collective trust fund) – The T. Rowe Price Retirement Trusts (Class F) are:

(1)	T. Rowe Price Retirement 2060 Collective Trust Class F

(2)	T. Rowe Price Retirement 2055 Collective Trust Class F

(3)	T. Rowe Price Retirement 2050 Collective Trust Class F

(4)	T. Rowe Price Retirement 2045 Collective Trust Class F

(5)	T. Rowe Price Retirement 2040 Collective Trust Class F

(6)	T. Rowe Price Retirement 2035 Collective Trust Class F

(7)	T. Rowe Price Retirement 2030 Collective Trust Class F

(8)	T. Rowe Price Retirement 2025 Collective Trust Class F

(9)	T. Rowe Price Retirement 2020 Collective Trust Class F

(10)	T. Rowe Price Retirement 2015 Collective Trust Class F

(11)	T. Rowe Price Retirement 2010 Collective Trust Class F

(12)	T. Rowe Price Retirement 2005 Collective Trust Class F

In addition, the Administrative Committee may offer additional T. Rowe Price Retirement Collective Trust Class F having similar investment characteristics but with later years designated at any time after December 31, 2008.

(xviii) BrokerageLink – the brokerage option which uses OUMI Dreyfus Treasury & Agency Cash Management Institutional Fund as the money market fund for the limited purpose of moving plan assets into and out of BrokerageLink.

The above descriptions of the Investment Funds are for reference only.

(2) Until November 21, 2019 at 4:00 p.m. (or such other time on that date at which the New York Stock Exchange closes) (the “Closing Time”), the following investments (the ‘Transitional Funds”) shall continue to constitute part of the Fund: Principal MidCap Value Fund III Institutional Class; T. Rowe Price Growth Stock Fund I. No new contributions or other transfers shall be permitted to be made to any of the Transitional Funds after the Closing Time. Any contributions or other transfers made after the Closing Time that would otherwise be allocable to any of the Transitional Funds pursuant to directions given in accordance with Section 7.2 of the Plan shall, unless otherwise directed in accordance with provisions of Section 7.2 by the appropriate Account Director prior to the Closing Time, be allocated in accordance with the following chart until the appropriate Account Director gives other instructions as provided by the provisions of Section 7.2 of the Plan:

Current Investment	Map to Following Investment
Principal MidCap Value Fund III Institutional Class	American Century U.S. Mid Cap Value Equity Trust
T. Rowe Price Growth Stock Fund I	T. Rowe Price Growth Stock Trust B

All Account balances held in the Transitional Funds as of the Closing Time shall, unless otherwise directed by the appropriate Account Director prior to such time, be transferred to the correlating substitute investment described in the chart above to which any new contributions directed to such Transitional Fund would be allocated, and invested therein until otherwise directed by the appropriate Account Director in accordance with the provisions of Section 7.2 of the Plan.

B.	Direction of Investments.

In the event a Participant fails to direct the investment of all contributions made to the Fund on his behalf or made by him, all such contributions will be invested as follows:

(i) with respect to Participants who become such or first have contributions credited to an Account established for their benefit after the Closing Time referred to in Subpart A(2) of this Addendum, all such contributions shall be invested in the T. Rowe Price Retirement Trusts (Class F) listed in (A) through (L) of clause (xvii) of Part A(1) of this Addendum I, or any other T. Rowe Price Retirement Trusts (Class F) added pursuant to the last paragraph of such clause (xvii), that under procedures established by the Plan’s third party administrator most closely matches the date on which the Participant is projected to attain his Normal Retirement Date or where otherwise provided under such procedures, to the T. Rowe Price Retirement 2005 Collective Trust (Class F).

(ii) with respect to Participants who had no direction in effect prior to the Closing Time their Account Balance shall be invested in the T. Rowe Price Retirement Trusts (Class F) listed in (A) through (L) of clause (xvii) of Part A(1) of this Addendum I, or any other T. Rowe Price Retirement Trusts (Class F) that is of the same year as the pre-Closing Time T. Rowe Price Retirement Investment.

THE PEOPLE’S UNITED BANK, N.A. 401(k) EMPLOYEE SAVINGS PLAN

APPENDIX A

Reserved.

APPENDIX B

PROVISIONS APPLICABLE TO FORMER

NORWICH SAVINGS SOCIETY EMPLOYEES

B1.1	Merger With Norwich Savings Society

a. The provisions of this Appendix B are applicable solely to former NSS employees and their accrued benefits under The Norwich Savings Society Thrift Plan (“NSS Thrift Plan”) comprised of their account balances accumulated under the NSS Thrift Plan as of March 31, 1998 and transferred to this Plan as a result of the Plan Merger effective as of April 1, 1998.

b. Any former employee of NSS who is or becomes an Employee as a result of the Merger shall have all hours of service and years of employment with NSS and NFC and any other service required to be credited under the NSS Thrift Plan for eligibility and vesting respectively, included in the computation of Hours of Service and Years of Service for eligibility and vesting respectively under this Plan. Any such hour of service or year of employment shall be taken into account for eligibility and vesting purposes hereunder only to the extent that such hour of service or year of employment, had it been rendered to the Bank, would have been taken into account for such purpose, it being intended to confer the same eligibility and vesting credit to all such former employees of NSS for their service to NSS as would have been conferred upon them under the Plan had such service been rendered to the Bank.

c. Any person (i) whose employment with NSS has terminated prior to the Plan Merger or (ii) who was employed by NSS and then became employed by the Bank but whose employment with the Bank was terminated prior to the Plan Merger, who, as a result of employment prior thereto by NSS or any predecessor to NSS, had any vested interest in the NSS Thrift Plan, whether such vested interest was represented by a benefit then in pay status or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the NSS Thrift Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary under the terms of the NSS Thrift Plan as of the Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the NSS Thrift Plan from the funds held under this Plan.

d. Any Employee described in clause b. of this Section shall become a Participant as of the later of April 1, 1998 or the first day of the calendar month following the date such Employee completes one (1) Hour of Service as an Employee (after giving effect to the provisions of said clause b. of this Section) or, if later, the first day of the first calendar month with respect to which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan provided he continues to be an Employee on such date.

e. Notwithstanding any other provision of this Appendix B or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the NSS Thrift Plan as of March 31, 1998 with respect to a

Participant who becomes such pursuant to this Section B1.1 or with respect to persons described in Subsection (c) of this Section B1.1, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder, and the applicable terms of the NSS Thrift Plan are incorporated herein and shall be deemed a part hereof to such extent. In addition, it is intended that the Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(i) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

The following NSS Thrift Plan benefits are protected in accordance with the terms of this clause e.:

(i) Distribution to any Participant described in this clause e. who ceases to be an Employee and has a vested NSS Plan Contribution Account balance or to any other person described in clause c. of this Section B1.1 entitled to commence receipt of his or her vested NSS Plan Contribution Account balance (“Former NSS Participant”) shall be made in one of the following forms as requested by such person:

(a) Lump sum as described in Subsection 8.7(a)(i) of the Plan

(b) Installments as described in Subsection 8.7(a)(iii) of the Plan of at least $50, provided, however, that in accordance with the terms of the NSS Thrift Plan, such Former NSS Participant may elect to have such installments determined in accordance with the terms of said Subsection or in a fixed amount, subject in any event to the terms of Section 8.1 of the Plan and any other applicable requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder.

(c) The purchase of an annuity contract providing for payments in equal monthly, quarterly, semi-annual or annual payments over a period described in subclause 4(i) of Subsection 8.3(a) in effect prior to the Annuity Option Elimination Date set forth below in subsection B.1.1.i (the “Prior Section 8.3(a)”), provided that in no event shall such payments be contingent upon the survival of such person or his or her Beneficiary.

(d) Direct rollover as described in Section 8.17 of the Plan.

Effective as of March 1, 2002 notwithstanding any other provision of clause c. or f. hereof of this e., the terms of this Paragraph (i) shall not apply to any portion of the vested NSS Plan Contribution Account balance of any Former NSS Participant for which the Annuity Starting Date occurs on or after the Annuity Option Elimination Date. For purposes of this Appendix B, the term “Annuity Option Elimination Date” means the date that is the earlier of: (i) the later of July 1, 2002 or the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the elimination of the optional forms of benefit in effect under the terms of this Plan on June 30, 2002 and that satisfies Section 104 of the Act and the regulations thereunder relating to summary of material modifications or (ii) the first day of the second Plan Year following the Plan Year that begins on January 1, 2002. Distribution of any such portion of such balance shall be made as elected by the Former NSS Participant from the options available under Section 8.2 in effect prior to the Annuity Option Elimination Date set forth below in subsection B.1.1.i (the “Prior Section 8.2”). In the event such Participant is also entitled to a distribution attributable to contributions made on his behalf under the Plan as an Employee on or after April 1, 1998, his distribution election under the Prior Section 8.2 will apply to the combined total amount of such benefits.

(ii) In the event of the death of a Former NSS Participant prior to the commencement of benefit payments from his NSS Plan Contribution Account, his vested NSS Plan Contribution Account will be paid in accordance with the options described in (i) above as elected by such Former NSS Participant or, in the absence of such an election, by his or her Beneficiary, subject to the rules described in Subsection 8.10(e). In the event a Beneficiary elects option (i)(c), payments may not be made over a period that exceeds the life expectancy of the Beneficiary. The Beneficiary shall be the spouse of such Former NSS Participant unless the spouse consents to a different Beneficiary in accordance with the terms of subclause (iv) hereof. In the event of the death of a Former NSS Participant after benefit payments from his vested NSS Plan Contribution Account have commenced, the balance of such vested NSS Plan Contribution Account shall continue to be paid as least as rapidly as under the method in effect at the time of such person’s death. The terms of this Paragraph (ii) shall not apply to the payment from a Former NSS Participant’s vested NSS Plan Contribution Account that is due to the death of such Former NSS Participant on or after the Annuity Option Elimination Date (as defined in Section 8.2(b) of the Plan). Distribution of any such portion of such balance shall be made in accordance with the terms of Section 8.10 of the Plan or Section 8.11 of the Plan as applicable. However, any designation of beneficiary in effect with respect to such Former NSS Participant’s vested NSS Plan Contribution Account immediately prior to the Annuity Option Elimination Date will remain in effect after such date (except with respect to any election of a payment method not available under Section 8.5 in effect prior to the Annuity Option Elimination Date set forth below in subsection B.1.1.i (the “Prior Section 8.5”). until such Former NSS participant completes a new designation of Beneficiary form that satisfies the requirements of Section 8.19 of the Plan.

(iii) Each Participant who is a Former NSS Participant may, by written application to the Committee, request to withdraw up to 100% of the balance credited to his NSS Plan Contribution Account attributable to his participant after tax contributions account under the NSS Thrift Plan (“NSS After Tax Account”), subject to the terms of this subclause (iii).

(a) Unless otherwise directed by such Participant, such amount shall be withdrawn from the portions of such NSS After Tax Account invested in each Investment Fund and to the extent such withdrawal is to be made from Company Stock, in accordance with the procedures described in Subsection 8.12(a) of the Plan applicable to Accounts described therein with respect to liquidation of Company Stock.

(b) Payment to a Participant of the amount withdrawn shall be made within sixty (60) days of receipt by the Committee of a request for withdrawal.

(iv) Except as otherwise provided in this subclause (iv) each Former NSS Participant may elect a payment option in accordance with the terms of this clause e. or g(i) hereof without his spouse’s consent that may otherwise be required under the terms of this Plan. No portion of the NSS Plan Contribution Account maintained under this Plan may be paid to a Beneficiary other than the surviving spouse of such Former NSS Participant without the consent of such spouse obtained in accordance with the applicable requirements of Sections 401(a)(11) and 417 of the Code and regulations thereunder, including procedures consistent with the terms of Section 8.10(b) of this Plan

(v) The terms of the NSS Thrift Plan that require cash-out of NSS Plan Contribution Accounts that do not exceed $3,500 shall not apply to NSS Plan Contribution Accounts hereunder; provided, however, that the terms of the NSS Thrift Plan providing for recontribution by a Former NSS Participant of lump sum payments shall continue to apply to the extent required under Section 411(d)(6) of the Code and the regulations thereunder.

(vi) Under each of the payment or withdrawal options described in this clause e. (other than the annuity option described in Part (i)(c) of this clause e.) a Former NSS Participant (or, if applicable, his or her Beneficiary) may elect to receive payment in cash or in Company Stock to the extent his or her vested NSS Plan Account is invested in Company Stock at the time of such payment or withdrawal (except for fractional shares, which will be distributed in cash).

f. No person claiming benefits under this Plan shall be entitled to a benefit as a result of any provision of the NSS Thrift Plan except as provided herein. Moreover, the provisions of this Plan in effect on or after April 1, 1998, shall not be applied to entitle any Participant (or former participant under the NSS Thrift Plan) to any benefit, subsidy, or optional form of benefit with respect to such person’s NSS Plan Contribution Account (as defined in Section B1.2 hereof), if any, to which such person was not otherwise entitled under the terms of the NSS Thrift Plan in effect on March 31, 1998.

g. Notwithstanding the terms of clause c. or clause f. hereof, the following shall apply with respect to each NSS Plan Contribution Account:

(i) In addition to the protected benefits provided for in clause e., the following payment options shall be available with respect to the vested NSS Plan Contribution Account of each Former NSS Participant to the same extent such options are available under this Plan with respect to any other Accounts except that the consent of such Former NSS Participant’s spouse shall not be required:

(a) Payments of such amounts as such Former NSS Participant may elect from time to time (provided, however that such Former NSS Participant may elect to receive payments no more than twice in any Plan Year)

(b) After periodic installments from such Former NSS Participant’s NSS Plan Contribution Account commence, such Former NSS Participant may elect from time to time to (but no more than twice in any Plan Year) to withdraw additional amounts from his NSS Plan Contribution Account.

(ii) The terms of Section 8.14 of the Plan shall apply in lieu of the terms of the NSS Thrift Plan with respect to withdrawals on or after December 30, 1998, from the portion of each NSS Plan Contribution Account attributable to salary reduction contributions made under the NSS Thrift Plan to the same extent such provisions apply to withdrawals from Salary Reduction Contribution Accounts under the Plan.

(iii) The terms of Section 8.13 of the Plan shall apply in lieu of the terms of the NSS Thrift Plan with respect to withdrawals on or after July 1, 2002, from the portion of each NSS Plan Contribution Account attributable to employer contributions (other than salary reduction contributions) and rollover contributions, to the same extent such provisions apply to withdrawals from Bank Contribution Accounts and Rollover Accounts under the Plan.

h. Except as otherwise provided in this Section B1.1, the terms and procedures of the Plan shall apply to each NSS Plan Contribution Account to the same extent such provisions apply to any other Accounts under the Plan including, but not limited to, the terms of Section 8.16 of the Plan and the Loan Procedures referred to therein (including the spouse’s consent requirement) which shall apply to loans granted under the Plan from any NSS Plan Contribution Account to the same extent such provisions apply to loans from any other Accounts under the Plan. In the event a Former NSS Participant terminates employment with the Bank or is otherwise eligible to receive a distribution of his NSS Plan Contribution Account on or after January 1, 2001, and the combined total value of his vested interest in such Account and his Accounts under the Plan, if any, does not exceed $5,000, the Committee shall cause an amount equal to such combined total to be distributed from the Plan in accordance with the terms of the Plan.

i. Prior Sections 8.2, 8.3(a) and 8.5 are as follows:

8.2	Qualified Joint and Survivor Annuity Form.

(a) Unless otherwise elected as provided in Subsection (b) of this Section 8.2, a Participant who terminates his employment with the Bank and is alive and married to his spouse on his Annuity Starting Date shall be entitled to payment of his retirement benefits hereunder in the Qualified Joint and Survivor Annuity Form.

In addition, an unmarried Participant who terminates employment with the Bank and is alive on his Annuity Starting Date shall be entitled to payment of his retirement benefits hereunder in the form of a life annuity. Such unmarried Participant may, however, elect another form of payment. The election must comply with the provisions of subsection (b) of this Section 8.2, but without the spousal consent requirement.

Notwithstanding anything herein to the contrary, if a Participant’s employment with the Bank is terminated on or after January 1, 2001, and the total value of his vested Accounts (including his NSS Plan Contribution Account, if any, described in Appendix B hereof) as of the Annuity Starting Date does not exceed $5,000, the Committee shall cause to be distributed a single sum equal to the value of the entire vested portion of his Accounts to such Participant as soon as administratively practicable and the non-vested portion, if any, will be forfeited. This provision shall also apply to each Former Participant who is such on or after January 1, 2001, and whose vested Accounts (including his NSS Plan Contribution Account, if any) does not exceed $5,000 provided such Accounts are not being distributed in the form of periodic payments. Such distributions will be made to such Former Participants as soon as administratively practicable.

(b) A Participant may elect to waive payment in the Qualified Joint and Survivor Annuity Form by submitting a written election to the Committee within the Election Period, provided his spouse consents to such election. The spouse’s consent shall be in writing, witnessed by a notary public and the consent shall acknowledge the effect of the election. Notwithstanding the preceding sentence, the consent of the Participant’s spouse shall not be required if it is established to the satisfaction of the Plan Administrator that the consent may not be obtained because there is no spouse, the spouse cannot be located or other circumstances exist as the Secretary of the Treasury may by regulations prescribe pursuant to Section 417 of the Code. In any event, the consent of the Participant’s spouse shall not be required if the value of the Participant’s total vested Accounts as of the Annuity Starting Date does not exceed $3,500 (and has not exceeded $3,500 at the time of any prior distribution). Notwithstanding the foregoing, in the case of Participants who terminate employment on or after January 1, 2001, the consent of the Participant’s spouse shall not be required if the total value of the Participant’s vested Accounts (including his NSS Plan Contribution Account, if any, described in Appendix B hereof) as of the Annuity Starting Date does not exceed $5,000. The preceding sentence shall also apply to each Former Participant who is such on or after January 1, 2001 and whose vested Accounts (including his NSS Plan Contribution Account, if any) does not exceed $5,000 provided such Accounts are not being distributed in the form of periodic payments. Distributions will be made to such Former Participants as soon as administratively practicable. Any consent by a spouse or the determination that the consent of the spouse may not be obtained shall be effective only with respect to such spouse. A Participant may revoke his election to waive payment in the Qualified Joint and Survivor Annuity Form by written revocation without the consent of his spouse within the applicable Election Period.

(c) For purposes of this Section 8.2, the term Election Period means the ninety-day period ending on the Participant’s Annuity Starting Date. For purposes of this Section 8.2 and Section 8.5 hereof, the term “Annuity Starting Date” means (i) the first day of the first period for which an amount is payable as an annuity; or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

(d) The Plan Administrator shall provide to each Participant, no less than 30 days and no more than 90 days prior to the Participant’s Annuity Starting Date (and consistent with such regulations as the Secretary of the Treasury may prescribe), a written explanation of (i) the terms and conditions of the Qualified Joint and Survivor Annuity Form; (ii) the Participant’s right to make an election to waive payment in the Qualified Joint and Survivor Annuity Form and the effect of such election; (iii) the rights of the Participant’s spouse with respect to such election; (iv) the Participant’s right to revoke the election and the effect of such revocation; and such other information as may be required under applicable Treasury regulations.

(e) The provisions for payment in the Qualified Joint and Survivor Annuity Form set forth in this Section 8.2 shall be effective only for Plan Years beginning on or after January 1, 1985, and shall apply only with respect to Participants who have at least one (1) Hour of Service on or after August 23, 1984. Members who do not have at least one (1) Hour of Service on or after August 23, 1984, shall have the right to receive payment in accordance with the provisions of the Plan in effect prior to January 1, 1985 and the provisions of Section 303(e) of the Retirement Equity Act of 1984.

(f) Unless the Participant otherwise elects, payments hereunder shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (i) Participant attains age 65; (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Bank.

(g) Notwithstanding any other provision of this Section 8.2, any distribution provided for in this Article VIII may commence less than 30 days after the written explanation described in subsection (d) of this Section 8.2 or otherwise required under Section 417(a)(3) of the Code and regulations thereunder and, if applicable Treasury Regulation Section 1.411(a)-11(c), is given, provided that:

(i) the Plan Administrator clearly informs the Participant that such Participant has a right to a period of 30 days after receiving the written explanation to consider whether to waive the Qualified Joint and Survivor Annuity and elect a form of distribution other than a Qualified Joint and Survivor Annuity,

(ii) the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant. Any revocation of an election is subject to the spousal consent requirements set forth in this Section 8.2,

(iii) the Annuity Starting Date is after the date that the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that the distribution is permitted to commence under (iv) below subject to the requirement that the Annuity Starting Date may not be earlier than the termination of the Participant’s employment,

(iv) distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and

(v) both the Participant and the Participant’s spouse consent to the waiver of the 30 day notice period, unless the Participant has not elected to waive the Qualified Joint and Survivor Annuity in which event only the Participant needs to waive the 30 day notice period.

8.3	Options Other Than Qualified Joint and Survivor Form.

(a) In the event a Participant ceases to be an Employee and is not eligible to receive payment in the Qualified Joint and Survivor Form or is so eligible but an election to waive payment in such form is in effect with respect to such Participant in accordance with Section 8.2 hereof, distribution of his Accounts, except as otherwise distributed in accordance with the terms of Sections 8.7, 8.8 and 8.9 hereof, shall be made in one of the following forms as requested by the Participant or, if no such determination is made prior to the date benefits are to commence under Section 8.1 hereof, in a lump sum. The time at which payment is to be made or commence to be made pursuant to this Section 8.3 shall be designated by the Participant. Under all options, unless the Participant otherwise elects, payments shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (i) the Participant attains age 65; (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Bank. In any event payment under any option shall not be required to commence earlier than 30 days following the date of the termination of the Participant’s employment with the Bank.

(1) A lump sum payment of the full value of the Participant’s Accounts.

(2) Payments of such amount as such Participant may request from time to time subject to the provisions of Section 8.1

(3) Payment of the amounts held in the Participant’s Accounts in monthly, quarterly, semi-annual or annual installments over a period of time not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary. The amount of any installment distribution shall be determined as follows: the number of payments over which the Accounts are to be distributed shall first be determined; the first installment shall be an amount equal to the amount held in such Accounts as of the last Valuation Date of the preceding Plan Year divided by the number of payments over which distribution is to be made; subsequent distributions shall be determined by dividing the Account or Accounts as adjusted as of the last Valuation Date of the prior Plan Year by the total number of payments left to be made before total distribution is made. In the event that benefits are distributable pursuant to this paragraph or paragraph (2), after October 3, 1994 the Participant may elect at any time and from time to time (but no more than twice in any Plan Year) to withdraw additional amounts from one or more of his Accounts.

(4) The purchase and delivery of an annuity contract providing for payments in equal monthly, quarterly or annual installments (i) for a fixed period not exceeding the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary or (ii) over the life of the Participant or the joint lives and last survivor of the Participant and his Beneficiary on the basis of a 100%, 75% or 50% payment continuing to the Beneficiary after death of the Participant.

8.5	Death Prior to Commencement of Benefit Payments.

(a) Unless otherwise elected as provided below, a Participant or Former Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have at least fifty percent (50%) of the Participant’s entire interest in his Accounts paid to his surviving spouse in the form of a Qualified Preretirement Survivor Annuity. The Participant’s spouse may direct that payment of the Qualified Preretirement Survivor Annuity commence within a reasonable period after the Participant’s death. Any distribution to the Participant’s spouse shall be subject to the rules specified in Section 8.5(g). Notwithstanding the provisions of this Section 8.5(a), only spouses of Participants who are credited with at least One Hour of Service on or after August 23, 1984, shall qualify for payment in the Qualified Preretirement Survivor Annuity form.

(b) Any election to waive the Qualified Preretirement Survivor Annuity before the Participant’s death must be made by the Participant in writing during the election period and shall require the spouse’s irrevocable consent in the same manner provided for in Section 8.2. Further, the spouse’s consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

(c) The election period to waive the Qualified Preretirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant’s death. In the event a Participant separates from service prior to beginning of the election period, the election period shall begin on the date of such separation from service.

(d) Each Participant shall receive, within the applicable period with respect to such Participant and consistent with such regulations as the Secretary of the Treasury may prescribe, a written explanation of the Qualified Preretirement Survivor Annuity containing comparable information to that required pursuant to Section 8.2. For the purposes of this paragraph, the term “applicable period” means, with respect to a Participant, whichever of the following periods ends last:

(i) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(ii) A reasonable period after the individual becomes a Participant;

(iii) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Preretirement Survivor Annuity with respect to the Participant;

(iv) A reasonable period ending after Section 401(a)(11) of the Code applies to the Participant; or

(v) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35.

(e) For purposes of applying Section 8.5(d), a reasonable period ending after the enumerated events described in paragraphs (ii), (iii) and (iv) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

(f) In the event a Participant or Former Participant dies prior to his Annuity Starting Date and is not eligible to have payment made in the form of a Qualified Preretirement Survivor Annuity, or is eligible for payment in such form and does not elect to have one hundred percent (100%) of the balance of his Accounts paid in the form of a Qualified Preretirement Survivor Annuity such person’s interest in his Accounts (or applicable portion thereof) shall be paid to the Participant’s Beneficiary by any of the following methods, as elected by the Participant (or if no election has been made prior to the Participant’s death, by his Beneficiary), subject to the rules specified in Section 8.5(g):

(i) One lump-sum payment in cash or in property;

(ii) Payments of such amounts as such Beneficiary may determine from time to time (provided, however, that such Beneficiary may elect to receive payments no more than twice in any Plan Year);

(iii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right at any time and from time to time (but no more than twice in any Plan Year) to (A) direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly or (B) withdraw additional amounts;

(iv) The purchase and delivery of an annuity contract providing for payments in equal monthly, quarterly or annual installments (i) for a fixed period equal to the life expectancy of the Beneficiary, or (ii) over the life of the Beneficiary.

(g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and the regulations thereunder. If all or any portion of the death benefit is paid in the form of a Qualified Preretirement Survivor Annuity, then distributions to the Participant’s surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.

If a Participant or Former Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions have begun pursuant to Regulations (and distributions are not to be made in the form of a Qualified Preretirement Survivor Annuity), then distribution of such person’s interest in his Accounts (or applicable portion thereof) shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

However, the 5-year distribution requirement of the preceding sentence shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant’s designated Beneficiary), be distributed over a period not extending beyond the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant’s spouse (determined as of the date of the Participant’s death) is his Beneficiary, the requirement that distributions commence within one year of a Participant’s death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the Calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

(h) For purposes of Section 8.5(g), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant’s death. Except, however, with respect to a designated Beneficiary who is the Participant’s surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply except if the designated Beneficiary is the Participant’s surviving spouse, in which case the rules provided in Section 8.5(g) shall apply.

(i) For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant’s spouse, be redetermined in accordance with Treasury regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant’s spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

(j) Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(k) Notwithstanding the provisions of this 8.5, if a Participant or Former Participant who is such dies on or after January 1, 2001 and prior to such Participant’s Annuity Starting Date and the total value of such Participant’s vested Accounts (including the value of his NSS Plan Contribution Account, if any, described in Appendix B hereof), does not exceed $5,000 an amount equal to the total value of such vested Accounts shall be distributed to his Beneficiary or Beneficiaries in a single sum as soon as administratively practicable following the Participant’s death. In the event the Participant is married as of the Annuity Starting Date and has not waived the Qualified Preretirement Survivor Annuity, 50% of such amount (excluding any NSS Plan Contribution Account) shall be distributed to such Participant’s surviving spouse and the remaining portion shall be distributed to such Participant’s Beneficiary, taking into account any applicable terms of Appendix B.

B1.2 NSS Plan Contribution Account. Effective as of April 1, 1998 the Committee shall establish and maintain for (i) any Employee described in clause (b) of Section B1.1, and (ii) any person described in clause (c) of Section B1.1, an “NSS Plan Contribution Account” which shall be credited with such person’s account balance accumulated under the NSS Thrift Plan immediately before the effective date of the Plan Merger as such account has been and will be adjusted from time to time to reflect investment results. Each NSS Plan Contribution Account shall be comprised of the applicable subaccounts as established under the NSS Thrift Plan including (i) Participant Before Tax Contributions Account, (ii) Participant After Tax Contributions Account, (iii) Voluntary Account, (iv) Rollover Account, and (v) Bank Thrift Account. The NSS Plan Contribution Account shall be in addition to such other accounts maintained for such person under the Plan.

B1.3 Investment of NSS Plan Contributions Accounts. Any person for whom an NSS Plan Contribution Account is established in accordance with Section B1.2 shall be entitled to direct the investment of such account in the NSS Trust from among the investment fund options available under the NSS Thrift Plan as of March 31, 1998 (the “NSS Investment Options”) in accordance with procedures adopted by the Committee and accepted by the Trustee of the NSS Trust. However, the Bank may merge the NSS Trust into the Trust (the “Trust Merger”) and, in accordance with Section 7.1(b) as in effect on the date of the merger and this Section B1.3, eliminate any one or more of the investment fund options. In such event, the assets of the NSS Trust shall be transferred to and invested in the People’s Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Putnam and, if applicable, any third party administrator of the NSS Thrift Plan. Such arrangements may include a freeze on all activity with respect to each NSS Plan Contribution Account (including but not limited to loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the NSS Plan Contribution Account information to Putnam and reconciliation of such information by Putnam is completed (the “NSS Conversion Period”). During the NSS Conversion Period the accumulated balance credited to each NSS Plan Contribution Account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance the table set forth in Schedule B1 at such time as the Bank and Putnam may agree. Following the NSS Conversion Period, the accumulated balance credited to each NSS Plan Contribution Account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such Account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after April 1, 1998, and prior to the close of the NSS Conversion Period with respect to loans outstanding under an NSS Plan Contribution Account will be invested in a Putnam money market account. After the close of the Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE B1

NSS Investment Option Conversion

If as of the day preceding the asset transfer date an Account is Invested In:	The Account Balance will be Transferred to:
IAI Midcap Growth Fund	Putnam New Value Fund
William Blair Growth Fund	Putnam Voyager Fund
Hotchkis & Wiley International Fund	Putnam International Growth Fund
Janus Worldwide Fund	Putnam International Growth Fund
Oakmark	Putnam New Value Fund
Dreyfus S&P 500 Index Fund	Putnam S&P 500 Index Fund
Scudder Growth & Income Fund	Putnam New Value Fund
Dreyfus Short-Intermediate Government Fund	People’s Bank Stable Value Fund
Fixed Income Fund	People’s Bank Stable Value Fund
Norwich Financial Corp. Common Stock converted to People’s Company Stock	People’s Company Stock Fund

APPENDIX C

PROVISIONS APPLICABLE TO FORMER

CHITTENDEN EMPLOYEES

C.1.1	Merger with Chittenden Corporation (“Chittenden”)

(a) The provisions of this Appendix C are applicable solely to Former Chittenden Employees and any other persons described herein.

(b) Each Former Chittenden Employee shall have all hours of service and any other service required to be credited under the Chittenden Plan for eligibility and vesting respectively, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan.

(c) Any person described in clause b. of this Section who is an Employee of the Bank on January 1, 2009 shall become a Participant in the Plan on the first day of the calendar month following the date such Employee completes one (1) Hour of Service as an Employee (after giving effect to the provisions of clause b. of this Section), or, if later, the first day of the first calendar month with respect to which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan provided he continues to be employed on such date. Any Chittenden employee who is expected to become eligible to be a Participant on January 1, 2009 may make a Salary Reduction Contribution Election with respect to the first applicable pay period during the 2009 Plan Year provided such election is made before December 31, 2008, at such time and in accordance with such procedures as the Committee may prescribe. An election made pursuant to the preceding sentence shall not take effect and shall be disregarded for all purposes if the individual making such election does not, in fact, become eligible to be a Participant in the Plan on January 1, 2009.

(d) A Former Chittenden Employee who does not become a Participant pursuant to the provisions of clause c. of this section shall become a Participant on the first day of the calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause b. of this Section C.1.1).

C.1.2	Plan Merger with Chittenden Plan

(a) As a result of the merger on February 3, 2009 of the Chittenden Plan with and into the Plan the following provisions shall apply.

(b) Any person who on December 31, 2008, was an employee of Chittenden, or any of its affiliates that adopted the Chittenden Plan, and who was a participant in or eligible to participate in the Chittenden Plan under the terms thereof as of December 31, 2008 and on January 1, 2009 becomes an Employee of the Bank and a Participant shall be credited with one Year of Service for vesting purposes, in addition to any vesting service already earned under the Chittenden Plan.

(c) Any person whose employment with Chittenden (or any of its affiliates or their predecessors that participated in the Chittenden Plan, hereinafter a “Chittenden Company”) has terminated prior to the Chittenden Plan Merger or who was employed by a Chittenden Company and then became employed by the Bank but whose employment with the Bank was terminated prior to the Chittenden Plan Merger, and, as a result of such prior employment had any vested interest in the Chittenden Plan whether such interest was represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the Chittenden Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the Chittenden Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the Chittenden Plan as of the Chittenden Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the Chittenden Plan from the funds under this Plan.

(d) In the event the Core Contribution and the Transition Contribution for the Plan Year ending December 31, 2008 provided for under the terms of the Chittenden Plan then in effect have not been made to the Chittenden Plan prior to February 3, 2009, the Bank shall make such Core Contribution and Transition Contribution, if applicable, to the Plan for the 2008 Plan Year to the accounts of those former Chittenden employees who were entitled to a Core Contribution and Transition Contribution, if applicable, under the terms of the Chittenden Plan for the Plan Year ending December 31, 2008. Any such Transition Contribution and Core Contribution made to this Plan shall be made to the Core Contribution Account of such former Chittenden employee. For purposes of the Plan, including this Addendum, the terms “Core Contribution” and “Transition Contribution” have the following meanings:

(i) “Core Contribution” means the annual employer contribution provided for under Section 4.2 of the Chittenden Plan equal to a percentage of the eligible employee’s earnings up to the Social Security Wage Base for the applicable year plus a percentage of the eligible employee’s earnings in excess of the Social Security Wage base for such year based on the eligible employee’s years of benefit service as of the end of the applicable year, all as defined and more fully described in said Section 4.2;

(ii) “Transition Contribution” means the annual employer contribution provided for under Section 4.3 of the Chittenden Plan for a plan year equal to the excess, if any of the annual pay credit (as defined in the Chittenden Pension Account Plan) that would have been credited to the eligible employee under the Chittenden Pension Account Plan over the Core Contribution to be made on behalf of such employee under Section 4.2 of the Chittenden Plan, all as defined and more fully described in said Section 4.3. A Transition Contribution is made for an eligible employee under the Chittenden Plan only if such employee is also eligible for a Core Contribution for the same year.

(This paragraph as herein set forth is effective as of January 1, 2009.) The Bank shall make a contribution to the Plan for the Plan Year ending December 31, 2009 for each Participant who is a former Chittenden employee and is not a Highly Compensated Employee during such year equal to the amount, if any, by which (i) exceeds (ii) where (i) equals the sum of the following amounts to which such Participant would have been entitled under the terms of the Chittenden Plan for such Plan Year had the terms of such Plan in effect as of December 30, 2008, remained in effect for such Plan Year with respect to such Participant: (1) the total Core Contribution plus, if applicable, Transition Contribution; plus (2) the Matching Contribution under Section 4.1(a)(i) of the Chittenden Plan if any; plus (3) the total discretionary Matching Contribution under Section 4.1(b) of the Chittenden Plan, if any; and (ii) equals the sum of the following amounts to which such Participant is entitled under the terms of this Plan for such Plan Year: (1) the total Employer Match Contributions, if any; plus (2) the total discretionary Employer Match Contribution, if any; plus (3) the total Employer Retirement Contribution, if any; plus (4) the total amount, if any, allocated to such Participant for such Plan Year under the Employee Stock Ownership Plan of People’s United Financial, Inc. (including discretionary contributions and financed shares, as such terms are defined therein, and any other property). Any such contribution shall be made to such Participant’s Core Contribution Account.

(e) A Participant who is a Former Chittenden Employee shall be fully vested in the Core Contribution Account upon completing 3 Years of Service, taking into account if applicable the service credit provided for under clause b of Section C.1.1 of this Appendix C and under clause b. of this Section C.1.1, or if earlier upon the earliest to occur of the following:

(i) his attainment of age 65;

(ii) termination of Credited Service while he is subject to a Disability;

(iii) his death while an Employee; or

(iv) the partial or complete termination of the Plan with respect to such Participant pursuant to Article XIII of the Chittenden Plan or Article X of the Plan.

(f) Distribution of the Core Contribution Account shall be subject to the distribution and withdrawal provisions of Article VIII of the Plan, excluding Sections 8.7, 8.8 and 8.12 (as renumbered in the Third Amendment and Restatement of the Plan as 8.12, 8.14, and 8.18)

(g) Notwithstanding any other provision of this Appendix C or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the Chittenden Plan as of February 3, 2009 with respect to a Participant who becomes such pursuant to Section C.1.1 or with respect to persons described in clause c of this Section C.1.2, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the Chittenden Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

The following Chittenden Plan benefits are protected in accordance with the terms of this clause g:

(i) The vesting schedule applicable to the Core Contribution Account, as set forth in clause e. of this Section C.1.2; and

(ii) Full vesting in Employer Match Contributions; and

(iii) The right to make in-service withdrawals under the terms and conditions provided in Section 8.7A of the Plan as amended (renumbered in the Third Amendment and Restatement the Plan as Section 8.13), including amounts transferred to accounts described in such Section 8.7A from the Chittenden Plan in accordance with Section C1.3 hereof; and

(iv) A Participant or Former Participant, or his Beneficiary, if applicable, who has not yet attained age 65 and whose total vested Account balance under this Plan includes amounts transferred from the Chittenden Plan as a result of the Chittenden Plan Merger and does not exceed $5,000, and distribution of such vested Account would otherwise be required under the terms of Section 8.2(d) of the Plan, may elect, in writing, to defer such distribution for a period of up to 12 months following the date on which the distribution would otherwise have been payable.

(h) The terms of clause g. (iv) of this Section C.1.2 shall not apply to a Participant or Former Participant or his Beneficiary, whose total vested Account balance under this Plan includes amounts transferred from the Chittenden Plan as a result of the Chittenden Plan Merger and exceeds $5,000 and who takes a partial withdrawal or partial distribution from such vested Account after February 3, 2009 that reduces such vested Account balance below $5,000.

C.1.3. Transfer of Chittenden Plan Accounts

Effective as of February 3, 2009 all accounts under the Chittenden Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule C1. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the Chittenden Plan immediately before the effective date of the Chittenden Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results. Notwithstanding the terms of Subsection 4.7(a)(1) of the Plan, such accounts so transferred may include amounts attributable to rollovers that were made to the Chittenden Plan from an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

C.1.4. Investment of Chittenden Plan Accounts

The Chittenden Trust shall merge with and into the Trust effective February 3, 2009 (the “Chittenden Trust Merger”) and, in accordance with the applicable provisions of Section 7.1 of the Plan and this Section C.1.4, the Bank may eliminate any one or more of the investment fund options under the Chittenden Trust. As a result of the Chittenden Trust Merger, the assets of the Chittenden Trust shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Mercer and, if applicable, any third party administrator of the Chittenden Plan. Such arrangements may include a freeze on all activity with respect to each Chittenden Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the Chittenden

Plan Accounts information to Mercer and reconciliation of such information by Mercer is completed (the “Chittenden Conversion Period”). During the Chittenden Conversion Period the accumulated balance credited to each Chittenden account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule C2 at such time as the Bank and Mercer may agree. Following the Chittenden Conversion Period, the accumulated balance credited to each Chittenden account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after January 16, 2009, and prior to the close of the Chittenden Conversion Period with respect to loans outstanding under the Chittenden accounts will be invested in the Putnam Stable Value Fund under the Plan. After the close of the Chittenden Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

C.1.5	Plan Merger with Community Plan

(a) As a result of the merger on January 1, 2010 of the Community Plan with and into the Plan, the following provisions, in addition to all other applicable provisions of this Appendix C, including, but not limited to, clause b. of Section C.1.2, shall apply.

(b) Any person with a vested interest in the Community Plan who is not employed by the Bank at the time of the Community Plan Merger whether such interest is represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the Community Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the Community Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the Community Plan as of the Community Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the Community Plan from the funds under this Plan.

(c) Notwithstanding any other provision of this Appendix C or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the Community Plan as of January 1, 2010 with respect to a Participant who is or becomes such pursuant to clause a. of this Section C.1.5. and is a former Community Plan participant or with respect to persons described in clause b. of this Section C.1.5., shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the Community Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and Amendment shall be so construed.

The following Community Plan benefits are protected in accordance with the terms of this clause c:

(i) Full vesting in Employer matching contributions; and

(ii) The right to make in-service withdrawals upon attainment of age 59 1⁄2 under the terms and conditions provided in Sections 8.7A and 8.8 of the Plan as amended (renumbered in the Third Amendment and Restatement of the Plan as 8.13 and 8.14), including amounts transferred to accounts described in Sections 8.7A and 8.8 from the Community Plan in accordance with Section C.1.6 hereof.

C.1.6	Transfer of Community Plan Accounts

Effective as of January 1, 2010 all accounts under the Community Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule C3. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the Community Plan immediately before the effective date of the Community Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results. Notwithstanding the terms of Subsection 4.7(a)(1) of the Plan, such accounts so transferred may include amounts attributable to eligible rollover contributions that were made to the Community Plan from any source permitted under and in accordance with the Community Plan.

C.1.7	Investment of Community Plan Accounts

The Community Plan assets, which are held and invested under contracts with Met Life Insurance Company of Connecticut (the “Insurer”), shall be liquidated and the proceeds paid into the Trust effective January 1, 2010 (the “Community Asset Merger”) and, in accordance with the applicable provisions of Section 7.1 of the Plan and this Section C.1.7, the Bank may eliminate any one or more of the investment fund options under the Community Plan. The investment fund options under the Community Plan will be eliminated except in so far as the Plan offers the same options. As a result of the Community Asset Merger, the assets of the Community Plan shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Mercer and, if applicable, the Insurer and any third party administrator of the Community Plan. Such arrangements may include a freeze on all activity with respect to each Community Plan Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the Community Plan Accounts information to Mercer and reconciliation of such information by Mercer is completed (the “Community Conversion Period”). During the Community Conversion Period the accumulated balance credited to each Community account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule C4 at such time as the Bank and Mercer may agree. Following the Community Conversion Period, the accumulated balance credited to each Community account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made after December 15, 2009, and prior to the close of the Community Conversion Period with respect to loans outstanding under the Community accounts will be invested in the Putnam Stable Value Fund under the Plan. After the close of the Community Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE C1

Chittenden Plan Accounts Transfer

The Chittenden Account Balance in the:	Will be Transferred to the Following Account Under the Plan:
After-Tax Contribution Account	Accumulated Participant Contribution Account
Pre-Tax Contribution Account	Salary Reduction Contribution Account
Matching Contribution Account	Employer Match Contribution Account
Voluntary Nondeductible Employee Contribution Account	Accumulated Participant Contribution Account
Rollover Contribution Account	Rollover Account
Core Contribution Account	Core Contribution Account
Transition Contribution Account	Core Contribution Account
Qualified Non-Elective Contribution Account	Qualified Non-Elective Contribution Account

SCHEDULE C2

Chittenden Investment Option Conversion

If as of January 27, 2009 at 4:00 p.m. an account balance in the Chittenden Plan is invested in:	Then on February 3, 2009 at 8:00 a.m. the account balance in the plan will be invested in:
Vanguard Target Retirement Income Fund	T. Rowe Price Retirement Income Fund
Vanguard Target Retirement 2005 Fund	T. Rowe Price Retirement 2010 Fund
Vanguard Target Retirement 2015 Fund	T. Rowe Price Retirement 2015 Fund
Vanguard Target Retirement 2025 Fund	T. Rowe Price Retirement 2025 Fund
Vanguard Target Retirement 2035 Fund	T. Rowe Price Retirement 2035 Fund
Vanguard Target Retirement 2045 Fund	T. Rowe Price Retirement 2045 Fund
T. Rowe Price Personnel Strategy Growth	Age Appropriate T. Rowe Price Retirement Fund
Van Kampen Equity & Income	Age Appropriate T. Rowe Price Retirement Fund
Vanguard Wellesley Income Fund	Age Appropriate T. Rowe Price Retirement Fund
Diversified Institutional Money Market Fund	Putnam Stable Value Fund
Diversified Stable Pooled Fund	Putnam Stable Value Fund
Diversified Total Return Bond Fund	PIMCO Total Return Fund
Allianz NFJ Dividend Value Fund	Allianz NFJ Dividend Value Fund
Davis New York Venture Fund	Davis New York Venture Fund
Vanguard S&P 500 Index Fund	Putnam S&P 500 Index Fund
American Funds the Growth Fund of America	American Funds the Growth Fund of America
Goldman Sachs Mid-Cap Value Fund	Franklin Balance Sheet Investment Fund
Munder Mid Cap Growth Fund	Artisan Mid Cap Fund
Columbia Small Cap Value II Fund	Columbia Small Cap Value II Fund
Baron Growth Fund	Sentinel Small Cap Value II Fund
American Funds EuroPacific Growth Fund	American Funds EuroPacific Growth Fund
People’s United Financial, Inc. Common Stock	People’s United Financial, Inc. Common Stock

SCHEDULE C3

Community Plan Accounts Transfer

The Community Account Balance in the:	Will be Transferred to the Following Account Under the Plan:
Elective Deferrals Account	Salary Reduction Contribution Account
Employer Matching Contributions Account	Employer Match Contribution Account
Rollover Contributions Account	Rollover Account

SCHEDULE C4

Community Bank Option Conversion

If as of December 17, 2009 at 3:30 p.m. an account balance in the Community Plan is invested in:	Then on January 4, 2010 at 8:00 a.m. the account balance in the Plan will be invested in:
American Funds Global Growth	American Funds EuroPacific Growth Fund R6
American Funds Growth — Income 2	Davis New York Venture Fund Y Class
American Funds Growth 2 Fund	American Funds Growth Fund of America Fund R6
Barclays Capital Aggregate Bond Index	Pimco Total Return Fund Institutional Class
Black Rock High Yield Fund	Pimco Total Return Fund Institutional Class
Black Rock Large Cap Core	Putnam S&P 500 Index Fund
BlackRock Bond Income Portfolio	Pimco Total Return Fund Institutional Class
BlackRock Legacy Large Cap Growth	American Funds Growth Fund of America Fund R6
Clarion Global Real Estate	Putnam Stable Value Fund (25 bps)
Davis Venture Value Portfolio	Davis New York Venture Fund Y Class
Fi Value Leaders Portfolio	Allianz NFJ Dividend Value Fund Institutional Class
Fidelity VIP Contrafund	American Funds Growth Fund of America Fund R6
Fidelity VIP Mid Cap 2	Columbia Management Mid Cap Index Fund Z Shares
Fixed Account	Putnam Stable Value Fund (25 bps)
Franklin Small- Mid Cap Growth 2	Artisan Mid Cap Fund
Harris Oakmark International Portfolio	Artio International Equity Fund I Class
Janus Aspen Enterprise	Artisan Mid Cap Fund
Janus Forty	T. Rowe Price Growth Stock Fund
Lazard Mid Cap	Columbia Management Mid Cap Index Fund Z Shares
Legg Mason ClearBridge Variable Fundamental Value	Davis New York Venture Fund Y Class
Legg Mason ClearBridge Variable Large Cap Growth Fund	T Rowe Price Growth Stock Fund
Legg Mason ClearBridge Variable Aggressive Growth	T. Rowe Price Growth Stock Fund
Legg Mason ClearBridge Variable Appreciation Port	Davis New York Venture Fund Y Class
Legg Mason ClearBridge Variable Small Cap Growth	Sentinel Small Company Fund I Class
Legg Mason Corporate Bond	Pimco Total Return Fund Institutional Class
Legg Mason Inv. Counsel Variable Social Awareness*	T. Rowe Price Retirement Income Fund Retail Class
Legg Mason West.Asset Var. Adjustable Rate Income	Putnam Stable Value Fund (25 bps)
Legg Mason West.Asset Var. Global High	Pimco Total Return Fund Institutional Class

Yield Bond
Legg Mason Western Asset Variable Money Market	Putnam Stable Value Fund (25 bps)
LeggMason ClearBridge Variable Investors Portfolio	Allianz NFJ Dividend Value Fund Institutional Class
LeggMason West Asset Var Diversified Strategic Inc.	Pimco Total Return Fund Institutional Class
Lord Abbett Growth & Income Fund*	T. Rowe Price Retirement Income Fund Retail Class
Lord Abbett Mid Cap Value Fund	Artisan Mid Cap Value Fund Investor Class
MetLife Stock Index Fund	Putnam S&P 500 Index Fund
MFS Total Return Fund*	T. Rowe Price Retirement Income Fund Retail Class
MFS Value Portfolio	Allianz NFJ Dividend Value Fund Institutional Class
Morgan Stanley EAFE Index Fund	Artio International Equity Fund I Class
PIMCO Total Return Portfolio	Pimco Total Return Fund Institutional Class
Russell 2000 Index Fund	Columbia Management Small Cap Index Fund Z Shares
T. Rowe Price Large Cap Growth Fund B	T. Rowe Price Growth Stock Fund
T. Rowe Price Small Cap Growth Fund	Sentinel Small Company Fund I Class
Templeton Developing Markets 2 Fund	Artio International Equity Fund I Class
Templeton Foreign Securities 2 Fund	Artio International Equity Fund I Class
Templeton Growth	Artio International Equity Fund I Class
Third Avenue Small Cap Value Fund	Columbia Management Small Cap Value II Fund Z Shares
Van Kampen Comstock Fund	Allianz NFJ Dividend Value Fund Institutional Class
Western Asset US Government Fund	Putnam Stable Value Fund (25 bps)

*

Balances in these funds will initially transfer into T. Rowe Price Retirement Income Fund (TA) on January 4, 2010. After live data is received from ING, the balances in TA will be reallocated to the T. Rowe Price Retirement Fund that under procedures established by Mercer most closely matches the date on which the Participant is projected to reach Normal Retirement Date, or where otherwise provided under such procedures, will remain in the T. Rowe Price Retirement Income Fund.

APPENDIX D

PROVISIONS APPLICABLE TO FORMER

SMITHTOWN EMPLOYEES

D.1.1 Merger with the Bank of Smithtown (“Smithtown”)

(a) The provisions of this Appendix D are applicable solely to Former Smithtown Employees and any other persons described herein.

(b) Each Former Smithtown Employee shall have all hours of service and any other service rendered to Smithtown (or its affiliates or predecessors to the extent required under the terms of the Agreement and Plan of Merger dated July 15, 2010 referred to in Section 3.1(g) of the Plan) prior to 7:00 p.m. on November 30, 2010 included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the same extent as would apply had such service been rendered to the Bank.

(c) Any person described in clause (b) of this Section who is an Employee of the Bank on January 1, 2011, shall become a Participant in the Plan on the first day on which a Salary Reduction Contribution Election if made by the Employee may become effective with respect to the first applicable pay period during the 2011 Plan Year provided (i) such election is made before December 31, 2010, at such time and in accordance with such procedures as the Committee may prescribe, and (ii) he continues to be employed on such date.

(d) A Former Smithtown Employee who does not become a Participant pursuant to the provisions of clause (c) of this section shall become a Participant on the earlier of (i) the first day following January 1, 2011 on which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section D.1.1), provided that in any event he shall not become a Participant before January 1, 2011.

D.1.2. Plan Merger with Smithtown Plan

(a) As a result of the merger on June 3, 2013 of the Smithtown Plan with and into the Plan, the following provisions shall apply.

(b) Any person whose employment with Smithtown (or any of its affiliates or their predecessors that participated in the Smithtown Plan, hereinafter a “Smithtown Company”) has terminated prior to the Smithtown Plan Merger or who was employed by a Smithtown Company and then became employed by the Bank but whose employment with the Bank was terminated prior to the Smithtown Plan Merger, and as a result of such prior employment had any vested interest in the Smithtown Plan whether such interest was represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the Smithtown Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the Smithtown Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the Smithtown Plan as of the Smithtown Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the Smithtown Plan from the funds under this Plan.

(c) A Participant who is a Former Smithtown Employee shall be fully vested in the Smithtown Match Account upon completing six years of Vesting Service determined in accordance with the terms of the Smithtown Plan and in accordance with the following vesting schedule:

Years of Vesting Service	Vesting Percentage
0	0%
1	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

or if earlier upon the earliest to occur of the following:

(i)	attainment of age 55 and completion of five years of Vesting Service while still employed;

(ii)	termination of employment while he is subject to a Disability;

(iii)	his death while an employee;

(iv)	his attainment of age 65 while still employed; or

(v)	the partial or complete termination of the Smithtown Plan or this Plan with respect to such Participant pursuant to Article 20 of the Smithtown Plan or Article X of the Plan.

(d) Distribution of or withdrawal from the Roth Account shall be subject to the distribution and withdrawal provisions of Article VIII of the Plan, excluding Sections 8.12 and 8.14.

(e) Distribution of the Smithtown Match Account shall be subject to the distribution and withdrawal provisions of Article VIII of the Plan, excluding Sections 8.12, 8.14 and 8.18.

(f) Notwithstanding any other provision of this Appendix D or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the Smithtown Plan as of June 3, 2013 with respect to a Participant who becomes such pursuant to Section D.1.1 or with respect to persons described in clause b. of this Section D.1.2, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the Smithtown Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

The following Smithtown Plan benefits are protected in accordance with the terms of this clause (f):

(i)	The vesting schedule applicable to the Smithtown Match Account, as set forth in clause (c) of this Section D.1.2; and

(ii)	Full vesting in Nonelective Employer Contributions; and

(iii)

The right to make in-service withdrawals under the terms and conditions provided in Section 8.13 of the Plan as amended, including amounts transferred to accounts described in such Section 8.13 from the Smithtown Plan in accordance with Section D1.3 hereof; and

(iv)	Full vesting at age 55 and completion of five years of service, while still employed.

D.1.3. Transfer of Smithtown Plan Accounts

Effective as of June 3, 2013 all accounts under the Smithtown Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule D1. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the Smithtown Plan immediately before the effective date of the Smithtown Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results.

D.1.4. Investment of Smithtown Plan Accounts

The assets of the Smithtown Trust shall be transferred to and merged with and into the Trust effective June 3, 2013 (the “Smithtown Trust Merger”); and, in accordance with the applicable provisions of Section 7.1 of the Plan, the applicable terms of the Smithtown Plan and this Section D.1.4, the Bank may eliminate any one or more of the investment fund options under the Smithtown Trust. As a result of the Smithtown Trust Merger, the assets of the Smithtown Trust shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Mercer and, if applicable, any third party administrator of the Smithtown Plan and the Trustee and trustee of the Smithtown Trust. Such arrangements may include a freeze on all activity with respect to each Smithtown Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the Smithtown Plan Accounts information to Mercer and reconciliation of such information by Mercer is completed (the “Smithtown Conversion Period”). During the Smithtown Conversion Period the accumulated balance credited to each Smithtown account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule D2 at such time as the Bank and Mercer may agree. Following the Smithtown Conversion Period, the accumulated balance credited to each Smithtown account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after May 29, 2013 and prior to the close of the Smithtown Conversion Period with respect to loans outstanding under the Smithtown accounts will be invested in the Putnam Stable Value Fund under the Plan. After the close of the Smithtown Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE D1

Smithtown Plan Accounts Transfer

The Smithtown Account Balance in the:	Will be Transferred to the Following Account Under the Plan:
Deferral Contribution Account	Salary Reduction Contribution Account
Roth 401(k) Contribution Account	Roth Account
Matching Employer Contribution Account	Smithtown Match Account
Rollover Contribution Account	Rollover Account
Non-Elective Employer Contribution Account (Qualified Discretionary and Profit Sharing)	Qualified Non-Elective Contribution Account
Qualified Non-Elective Contribution Account	Qualified Non-Elective Contribution Account

SCHEDULE D2

Smithtown Investment Option Conversion

If, on May 31, 2013, your account balance in the Smithtown 401(k) is invested in:	Then, on June 3, 2013, your account balance in the People’s 401(k) will be invested in:
BlackRock International Opportunities Fund	American Funds EuroPacific Growth Fund
Eaton Vance Large Cap Value Fund	Allianz NFJ Dividend Value Fund
Fidelity Government Income Fund	PIMCO Total Return Fund
Fidelity International Discovery Fund	American Funds EuroPacific Growth Fund
Fidelity Stable Value Fund	Putnam Stable Value Fund
Hartford Capital Appreciation Fund	Sentinel Common Stock Fund
JP Morgan Growth Advantage Fund	T. Rowe Price Growth Stock Fund
MainStay Large Cap Growth Fund	T. Rowe Price Growth Stock Fund
Neuberger Berman Genesis Fund	Artisan Mid Cap Fund
Perkins Mid Cap Value Fund	Artisan Mid Cap Value Fund
PIMCO Total Return Fund	PIMCO Total Return Fund
Fidelity Freedom Fund 2050	T. Rowe Price Retirement 2050 Fund
Fidelity Freedom Fund 2045	T. Rowe Price Retirement 2045 Fund
Fidelity Freedom Fund 2040	T. Rowe Price Retirement 2040 Fund
Fidelity Freedom Fund 2035	T. Rowe Price Retirement 2035 Fund
Fidelity Freedom Fund 2030	T. Rowe Price Retirement 2030 Fund
Fidelity Freedom Fund 2025	T. Rowe Price Retirement 2025 Fund
Fidelity Freedom Fund 2020	T. Rowe Price Retirement 2020 Fund
Fidelity Freedom Fund 2015	T. Rowe Price Retirement 2015 Fund
Fidelity Freedom Fund 2010	T. Rowe Price Retirement 2010 Fund
Fidelity Freedom Fund 2005	T. Rowe Price Retirement 2005 Fund
Fidelity Freedom Fund Income	T. Rowe Price Retirement Income Fund
AC SC Inflation Protected Bond Fund	T. Rowe Price Retirement Fund – Age to Retirement*
BlackRock Global Allocation Fund	T. Rowe Price Retirement Fund – Age to Retirement*

*

Age-appropriate fund will be determined by date of birth. If no date of birth is on file, then such money will be invested in the T. Rowe Price Retirement Income Fund. During the transition period all money that is mapping into an Age Appropriate T. Rowe Price Retirement Fund will be placed into the T. Rowe Price Retirement Income Fund while records are updated and accounts reconciled. Once all accounts have been reconciled money will be moved in to the Age Appropriate T. Rowe Price Retirement Fund.

APPENDIX E

PROVISIONS APPLICABLE TO FORMER

RIVER EMPLOYEES

E.1.1	Merger with River Bank (“River”)

(a) The provisions of this Appendix E are applicable solely to Former River Employees and any other persons described herein.

(b) Each Former River Employee shall have all hours of service and any other service rendered to River (or its affiliates or predecessors to the extent required under the terms of the Agreement and Plan of Merger dated July 15, 2010 referred to in Section 3.1(g) of the Plan) prior to 7:00 p.m. on November 30, 2010 included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the same extent as would apply had such service been rendered to the Bank.

(c) Any person described in clause (b) of this Section who is an Employee of the Bank on January 1, 2011, shall become a Participant in the Plan on the first day on which a Salary Reduction Contribution Election if made by the Employee may become effective with respect to the first applicable pay period during the 2011 Plan Year provided (i) such election is made before December 31, 2010, at such time and in accordance with such procedures as the Committee may prescribe, and (ii) he continues to be employed on such date.

(d) A Former River Employee who does not become a Participant pursuant to the provisions of clause (c) of this section shall become a Participant on the earlier of (i) the first day following January 1, 2011 on which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section E.1.1), provided that in any event he shall not become a Participant before January 1, 2011.

E.1.2.	Plan Merger with River Plan

(a) As a result of the merger on September 5, 2013 of the River Plan with and into the Plan, the following provisions shall apply.

(b) Any person whose employment with River (or any of its affiliates or their predecessors that participated in the River Plan, hereinafter a “River Company”) has terminated prior to the River Plan Merger or who was employed by a River Company and then became employed by the Bank but whose employment with the Bank was terminated prior to the River Plan Merger, and as a result of such prior employment had any vested interest in the River Plan whether such interest was represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the River Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the River Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the River Plan as of the River Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the River Plan from the funds under this Plan.

(c) Notwithstanding any other provision of this Appendix E or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the River Plan as of September 5, 2013 with respect to a Participant who becomes such pursuant to Section E.1.1 or with respect to persons described in clause b. of this Section E.1.2, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the River Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

The following River Plan benefits are protected in accordance with the terms of this clause (c):

(i) Full vesting in safe harbor Non-Elective Contributions, and Matching Contributions; and

(ii) The right to make in-service withdrawals under the terms and conditions provided in Section 8.13 of the Plan, including amounts transferred to accounts described in such Section 8.13 from the River Plan in accordance with Section E1.3 hereof; and

(iii) The right to make in-service withdrawals under the terms and conditions provided in Section 8.14 of the Plan including amounts transferred to accounts described in Section 8.14 from the River Plan in accordance with Section E1.3 hereof; and

(iv) The right to elect Qualified Reservist Distributions under the terms and conditions provided in Section 14.20 of the Plan, as amended. Such right shall be limited to the elective deferral accounts transferred from the River Plan in accordance with Section E1.3 hereof and any earnings allocable thereto.

(v) Years of service prior to age eighteen (18) shall be included in determining years of service for vesting purposes.

(d) The automatic qualified joint and survivor annuity form of payment applicable to former participants in the River Plan who retire with a hire date prior to January 1, 2000 is eliminated effective for all distributions for which the annuity starting date occurs after September 30th, 2013.

E.1.3.	Transfer of River Plan Accounts

Effective as of September 5, 2013 all accounts under the River Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule E1. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the River Plan immediately before the effective date of the River Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results.

E.1.4.	Investment of River Plan Accounts

The assets of the River Trust shall be transferred to and merged with and into the Trust effective September 5, 2013 (the “River Trust Merger”); and, in accordance with the applicable provisions of Section 7.1 of the Plan, the applicable terms of the River Plan and this Section E.1.4, the Bank may eliminate any one or more of the investment fund options under the River Trust. As a result of the River Trust Merger, the assets of the River Trust shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Mercer and, if applicable, any third party administrator of the River Plan and the Trustee and trustee of the River Trust. Such arrangements may include a freeze on all activity with respect to each River Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the River Plan Accounts information to Mercer and reconciliation of such information by Mercer is completed (the “River Conversion Period”). During the River Conversion Period the accumulated balance credited to each River account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule E2 at such time as the Bank and Mercer may agree. Following the River Conversion Period, the accumulated balance credited to each River account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after August 27, 2013 and prior to the close of the River Conversion Period with respect to loans outstanding under the River accounts will be invested in the Putnam Stable Value Fund under the Plan. After the close of the River Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE E1

River Plan Accounts Transfer

The River Account Balance in the:	Will be Transferred to the Following Account Under the Plan:
Elective Deferral Account	Salary Reduction Contribution QRD Account
Matching Employer Contribution Account	Prior Employer Match Contribution Account
Rollover Contribution Account	Rollover Account
Safe Harbor Non-Elective Contribution Account	Qualified Non-Elective Contribution Account
After-Tax Contribution Account	Prior Employer After-Tax Contribution Account

.

SCHEDULE E2

River Investment Option Conversion

If, on September 4, 2013, your account balance in the Riverbank	Then, on September 5, 2013, your account balance in the People’s 401(k) will be invested in:
Large Cap Value Account	Allianz NFJ Dividend Value Fund
Index 500 Account	Vanguard Institutional Index Fund
International Equity Account	American Funds EuroPacific Growth Fund
Small Cap Value Account	Columbia Small Cap Value Fund II
Small Cap Growth Account	Janus Venture Fund
Money Market Account	Putnam Stable Value Fund
Bond Account	PIMCO Total Return Fund
LifePath Account – Retirement	T. Rowe Price Retirement Income Fund
Large Cap Growth Account	T. Rowe Price Growth Stock fund
LifePath Account 2020	T. Rowe Price Retirement 2020 Fund
LifePath Account 2030	T. Rowe Price Retirement 2030 Fund
LifePath Account 2040	T. Rowe Price Retirement 2040 Fund
LifePath Account 2050	T. Rowe Price Retirement 2050 Fund
Equity Account	T. Rowe Price Retirement Fund –Age to Retirement*
All Asset Account	T. Rowe Price Retirement Fund – Age to Retirement*
The SBERA Account	T. Rowe Price Retirement Fund – Age to Retirement*

*

Age-appropriate fund will be determined by date of birth. If no date of birth is on file, then such money will be invested in the T. Rowe Price Retirement Income Fund. During the transition period all money that is mapping into an Age Appropriate T. Rowe Price Retirement Fund will be placed into the T. Rowe Price Retirement Income Fund while records are updated and accounts reconciled. Once all accounts have been reconciled money will be moved in to the Age Appropriate T. Rowe Price Retirement Fund.

APPENDIX F

PROVISIONS APPLICABLE TO FORMER

DANVERS EMPLOYEES

F.1.1	Merger with Danversbank (“Danvers”)

(a) The provisions of this Appendix F are applicable solely to Former Danvers Employees and any other persons described herein, effective as of July 1, 2011.

(b) Each Former Danvers Employee shall have all hours of service and any other service rendered to Danvers (or its affiliates or predecessors) prior to 12:01 a.m. on July 1, 2011 and required to be credited under the SBERA 401(k) Plan as adopted by Danversbank (the “Danvers Plan”) with respect to eligibility and vesting included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan.

(c) Each Former Danvers Employee shall become a Participant on the earlier of (i) the first day following July 1, 2011 on which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section F.1.1), provided that in any event he shall not become a Participant before July 1, 2011.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former Danvers Employee shall not include any amount paid to such Former Danvers Employee on or before July 1, 2011.

F.1.2.	Plan Merger with Danvers Plan

(a) As a result of the merger on July 1, 2014 of the Danvers Plan with and into the Plan, the following provisions shall apply.

(b) Any person whose employment with Danvers (or any of its affiliates or their predecessors that participated in the Danvers Plan, hereinafter a “Danvers Company”) has terminated prior to the Danvers Plan Merger or who was employed by a Danvers Company and then became employed by the Bank but whose employment with the Bank was terminated prior to the Danvers Plan Merger, and as a result of such prior employment had any vested interest in the Danvers Plan whether such interest was represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the Danvers Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the Danvers Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the Danvers Plan as of the Danvers Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the Danvers Plan from the funds under this Plan.

(c) Notwithstanding any other provision of this Appendix F or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the Danvers Plan as of June 30, 2014 with respect to a Participant who becomes such pursuant to Section F.1.1 or with respect to persons described in clause b. of this Section F.1.2, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the Danvers Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

The following Danvers Plan benefits are protected in accordance with the terms of this clause (c):

(i) Full vesting in safe harbor matching contributions; and

(ii) The right to make in-service withdrawals under the terms and conditions provided in Section 8.13 of the Plan, including amounts transferred to accounts described in such Section 8.13 from the Danvers Plan in accordance with Section F1.3 hereof; and

(iii) The right to make in-service withdrawals under the terms and conditions provided in Section 8.14 of the Plan including amounts transferred to accounts described in Section 8.14 from the Danvers Plan in accordance with Section F.1.3 hereof; and

(iv) The right to elect Qualified Reservist Distributions under the terms and conditions provided in Section 14.20 of the Plan, as amended. Such right shall be limited to the elective deferral accounts transferred from the Danvers Plan in accordance with Section F.1.3 hereof and any earnings allocable thereto.

(v) Years of service prior to age eighteen (18) shall be included in determining years of service for vesting purposes.

(d) The automatic qualified joint and survivor annuity form of payment applicable to former participants in the Danvers Plan who retire with a hire date prior to January 1, 2000 is eliminated effective for all distributions for which the annuity starting date occurs on or after July 2, 2014.

F.1.3.	Transfer of Danvers Plan Accounts

Effective as of July 1, 2014 all accounts under the Danvers Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule F1. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the Danvers Plan immediately before the effective date of the Danvers Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results.

F.1.4.	Investment of Danvers Plan Accounts

The assets of the Danvers Trust shall be transferred to and merged with and into the Trust effective July 1, 2014 (the “Danvers Trust Merger”); and, in accordance with Section 7.1 of the Plan, the applicable terms of the Danvers Plan and this Section F.1.4, the Bank may eliminate any one or more of the investment fund options under the Danvers Trust. As a result of the Danvers Trust Merger, the assets of the Danvers Trust shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Mercer and, if applicable, any third party administrator of the Danvers Plan and the Trustee and trustee of the Danvers Trust. Such arrangements may include a freeze on all activity with respect to each Danvers Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the Danvers Plan Accounts information to Mercer and reconciliation of such information by Mercer is completed (the “Danvers Conversion Period”). During the Danvers Conversion Period the accumulated balance credited to each Danvers account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule F2 at such time as the Bank and Mercer may agree. Following the Danvers Conversion Period, the accumulated balance credited to each Danvers account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after July 3, 2014 and prior to the close of the Danvers Conversion Period with respect to loans outstanding under the Danvers accounts will be invested in the Putnam Stable Value Fund under the Plan. After the close of the Danvers Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE F1

Danvers Plan Accounts Transfer

The Danvers Account Balance in the:	Will be Transferred to the Following Account Under the Plan:
Elective Deferral Account	Salary Reduction Contribution QRD Account
Safe Harbor Matching Employer Contribution Account	Prior Employer Match Contribution Account
Rollover Contribution Account	Danvers Rollover Account
Profit Sharing Account	Danvers Profit Sharing Account
Prior Employer Profit Sharing	Beverly Profit Sharing Contribution Account
Prior Employer 2% Contribution Account	Beverly 2% Contribution Account
Roth 401(k)	Roth Account
After-Tax Contribution Account	Prior Employer After-Tax Contribution Account

SCHEDULE F2

Danvers Investment Option Conversion

If, on June 30, 2014 your account balance in the Danversbank 401(k) is	Then, on July 1, 2014 your account balance in the People’s 401(k) will be invested in:
Large Cap Value Account	Allianz NFJ Dividend Value Fund Institutional
Index 500 Account	Vanguard Institutional Index Fund
International Equity Account	American Funds EuroPacific Growth Fund R 6
Small Cap Value Account	Columbia Small Cap Value Fund II Y
Small Cap Growth Account	Janus Venture Fund 1
Money Market Account	Putnam Stable Value Fund
Bond Account	PIMCO Total Return Fund — Institutional
LifePath Account – Retirement	T. Rowe Price Retirement Income Fund
Large Cap Growth Account	T. Rowe Price Growth Stock Fund
LifePath Account 2020	T. Rowe Price Retirement 2020 Fund
LifePath Account 2030	T. Rowe Price Retirement 2030 Fund
LifePath Account 2040	T. Rowe Price Retirement 2040 Fund
LifePath Account 2050	T. Rowe Price Retirement 2050 Fund
LifePath Account – Retirement	T. Rowe Price Retirement Income Fund
Equity Account	T. Rowe Price Retirement Fund –Age to Retirement*
All Asset Account	T. Rowe Price Retirement Fund – Age to Retirement*
The SBERA Account	T. Rowe Price Retirement Fund – Age to Retirement*
People’s United Financial, Inc. Stock	People’s United Financial, Inc. Stock

*

Age-appropriate fund will be determined by date of birth. If no date of birth is on file, then such money will be invested in the T. Rowe Price Retirement Income Fund. During the transition period all money that is mapping into an Age Appropriate T. Rowe Price Retirement Fund will be placed into the T. Rowe Price Retirement Income Fund while records are updated and accounts reconciled. Once all accounts have been reconciled money will be moved in to the Age Appropriate T. Rowe Price Retirement Fund.

APPENDIX G

PROVISIONS APPLICABLE TO FORMER

FINFED EMPLOYEES

G.1.1	Merger with Financial Federal Corporation

(a) The provisions of this Appendix G are applicable solely to Former FinFed Employees and Former FFCI Employees and any other persons described herein, effective as of February 19, 2010.

(b) Each Former FinFed Employee and each Former FFCI Employee shall have all hours of service and any other service rendered to FinFed, FFCI, or any other FinFed subsidiaries or predecessors prior to February 19, 2010 included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan in accordance with the Agreement and Plan of Merger referred to in Section 3.2(c) of Plan to the same extent as would apply had such service been rendered to the Bank, and taking into account any years of service to age 18.

(c) Any person described in clause b. of this Section who is an Employee of the Bank on February 19, 2010, or any other Employee of FFCI shall become a Participant in the Plan on the earlier of (i) the first day following February 19, 2010 on which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section G.1.1), provided that in any event he shall not become a Participant before February 19, 2010.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any FinFed Employee or Former FFCI Employee shall not include any amount paid to such Employee on or before February 19, 2010.

G.1.2.	Plan Merger with FinFed Plan

(a) As a result of the merger on September 3, 2013 of the FinFed Plan with and into the Plan, the following provisions shall apply.

(b) Any person whose employment with FinFed (or any of its affiliates, including FFCI, or their predecessors that participated in the FinFed Plan, hereinafter a “FinFed Company”) has terminated prior to the FinFed Plan Merger or who was employed by a FinFed Company and then became employed by the Bank but whose employment with the Bank was terminated prior to the FinFed Plan Merger, and as a result of such prior employment had any vested interest in the FinFed Plan whether such interest was represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan. , and any benefit payable to any such person as of the date of the FinFed Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the FinFed Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the FinFed Plan as of the FinFed Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the FinFed Plan from the funds under this Plan.

(c) Notwithstanding any other provision of this Appendix G or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the FinFed Plan as of September 3, 2013 with respect to a Participant who becomes such pursuant to Section G.1.1 or with respect to persons described in clause b. of this Section G.1.2, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the FinFed Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

The following FinFed Plan benefits are protected in accordance with the terms of this clause (c):

(i) The right to make in-service withdrawals as the result of a disability; and

(ii) The right to make in-service withdrawals under the terms and conditions provided in Section 8.13 of the Plan, including amounts transferred to accounts described in such Section 8.13 from the FinFed Plan in accordance with Section G.1.3 hereof; and

(iii) The right to make in-service withdrawals under the terms and conditions provided in Section 8.14 of the Plan including amounts transferred to accounts described in Section 8.14 from the FinFed Plan in accordance with Section G.1.3 hereof; and

(d) Distribution of or withdrawal from the Roth Account shall be subject to the distribution and withdrawal provisions of Article VIII of the Plan, excluding Sections 8.12 and 8.14.

G.1.3.	Transfer of FinFed Plan Accounts

Effective as of September 3, 2013 all accounts under the FinFed Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule G.1. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the FinFed Plan immediately before the effective date of the FinFed Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results.

G.1.4.	Investment of FinFed Plan Accounts

The assets of the FinFed Trust shall be transferred to and merged with and into the Trust effective September 3, 2013 (the “FinFed Trust Merger”); and, in accordance with the applicable provisions of Section 7.1 of the Plan, the applicable terms of the FinFed Plan and this Section G.1.4, the Bank may eliminate any one or more of the investment fund options under the FinFed Trust. As a result of the FinFed Trust Merger, the assets of the FinFed Trust shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Mercer and, if applicable, any third party administrator of the FinFed Plan and the Trustee and trustee of the FinFed Trust. Such arrangements may include a freeze on all activity with respect to each FinFed Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the FinFed Plan Accounts information to Mercer and reconciliation of such information by Mercer is completed (the “FinFed Conversion Period”). During the FinFed Conversion Period the accumulated balance credited to each FinFed account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule G2 at such time as the Bank and Mercer may agree. Following the FinFed Conversion Period, the accumulated balance credited to each FinFed account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made after August 16, 2013 and prior to the close of the FinFed Conversion Period with respect to loans outstanding under the FinFed accounts will be invested in the Putnam Stable Value Fund under the Plan. After the close of the FinFed Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE G1

FinFed Plan Accounts Transfer

The FinFed Account Balance in the:	Will be Transferred to the Following Account Under the Plan:
Pre-Tax Deferral Account	Salary Reduction Contribution Account
Rollover Contribution Account	Rollover Account
Roth Deferral Account	Roth Account

SCHEDULE G2

FinFed Investment Option Conversion

If, on August 30, 2013, your account balance in the Financial Federal 401(k) is	Then, on September 3, 2013, your account balance in People’s 401(k) will be invested in
Putnam Stable Value Fund	Putnam Stable Value Fund
Ridgeworth Core Bond Fund	PIMCO Total Return Fund
Goldman Sachs Large Cap Value Fund	Allianz NFJ Dividend Value Fund
SunTrust Retirement 500 Index Fund	Vanguard Institutional Index Fund
T. Rowe Price Growth Stock Fund	T. Rowe Price Growth Stock Fund
Ridgeworth Mid Cap Value Equity Fund	Artisan Mid Cap Value Fund
Federated Mid Cap Index Fund	Vanguard Mid Cap Index Fund
Royce Value Fund	Vanguard Mid Cap Index Fund
Perkins Small Cap Value Fund	Columbia Small Cap Value II Fund
Royce Value Plus Fund	Janus Venture Fund
Ridgeworth International Equity Index Fund	Vanguard Total International Stock Index Fund
T. Rowe Price Retirement 2010 Fund R	T. Rowe Price Retirement 2010 Fund
T. Rowe Price Retirement 2020 Fund R	T. Rowe Price Retirement 2020 Fund
T. Rowe Price Retirement 2030 Fund R	T. Rowe Price Retirement 2030 Fund
T. Rowe Price Retirement 2040 Fund R	T. Rowe Price Retirement 2040 Fund
Ridgeworth Large Cap Growth Stock Fund	T. Rowe Price Retirement Fund – Age to Retirement*
Dreyfus Mid Cap Core Fund	T. Rowe Price Retirement Fund – Age to Retirement*

*

Age-appropriate fund will be determined by date of birth. If no date of birth is on file, then such money will be invested in the T. Rowe Price Retirement Income Fund. During the transition period all money that is mapping into an Age Appropriate T. Rowe Price Retirement Fund will be placed into the T. Rowe Price Retirement Income fund while records are updated and accounts reconciled. Once all accounts have been reconciled money will be moved in to the Age Appropriate T. Rowe Price Retirement Fund.

APPENDIX H

PROVISIONS APPLICABLE TO FORMER

BUTLER EMPLOYEES

H.1.1	Acquisition of Certain Assets of Butler Bank (“Butler”)

(a) The provisions of this Appendix H are applicable solely to Former Butler Employees and any other persons described herein, effective as of April 16, 2010.

(b) Each Former Butler Employee shall have all hours of service and any other service rendered to Butler Bank or any of its predecessors prior to April 16, 2010, included in the computation of Hours of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility under this Plan to the same extent as would apply had such service been rendered to the Bank. Neither Hours of Service with Butler Bank nor any other service performed for Butler Bank (or its predecessors) shall be recognized in determining service for any other purpose under the Plan, including but not limited to Years of Service for vesting.

(c) Any person described in clause b. of this Section who is an Employee on April 16, 2010, shall become a Participant in the Plan on the earlier of the first day following April 16, 2010 on which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section H.1.1), provided that in any event he shall not become a Participant before April 16, 2010.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former Butler employee shall not include any amount paid to such Former Butler Employee on or before April 16, 2010.

APPENDIX I

PROVISIONS APPLICABLE TO FORMER

CITIZENS EMPLOYEES

I.1.1	Acquisition of Certain Assets RBS Citizens, N.A. (“Citizens”)

(a) The provisions of this Appendix I are applicable solely to Former Citizens Employees and any other persons described herein, effective as of June 23, 2012.

(b) Each Former Citizen Employee shall have all periods of service credited to such employee under the Citizens 401(k) plan prior to June 23, 2012 for eligibility and vesting thereunder, included in the computation of Years of Employer Retirement Contribution Eligibility Service for eligibility and Years of Service for vesting under this Plan and no service performed for Citizens or its predecessors shall be recognized in determining service for any other purpose under the Plan.

(c) Any person described in clause b. of this Section who is an Employee on June 23, 2012, shall become a Participant in the Plan on the earlier of the first day following June 23, 2012 on which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section I.1.1), provided that in any event he shall not become a Participant before June 23, 2012.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former Citizen employee shall not include any amount paid to such Former Citizen Employee on or before June 23, 2012.

APPENDIX J

PROVISIONS APPLICABLE TO FORMER

KESTEN-BROWN EMPLOYEES

J.1.1	Acquisition of Certain Assets of Kesten-Brown Insurance, LLC (“Kesten- Brown”),

(a) The provisions of this Appendix J are applicable solely to Former Kesten- Brown Employees and any other persons described herein, effective as of October 1, 2015.

(b) Each Former Kesten-Brown Employee shall have all hours of service and any other service rendered to Kesten-Brown (or its affiliates or predecessors to the extent required under the terms of the Purchase Agreement referred to in Section 3.1(g) of the Plan) prior to October 1, 2015, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the same extent as would apply had such service been rendered to the Bank.

(c) Any person described in clause (b) of this Section J.1.1 who is an Employee on October 1, 2015, shall become a Participant in the Plan on the earlier of the first day following October 1, 2015 on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section J.1.1), provided that in any event he shall not become a Participant before October 1, 2015.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former Kesten-Brown Employee shall not include any amount paid to such Former Kesten-Brown Employee on or before October 1, 2015.”

APPENDIX K

PROVISIONS APPLICABLE TO FORMER

EAGLE EMPLOYEES

K.1.1	Acquisition of Certain Assets of Eagle Insurance Group, LLC (“Eagle”),

(a) The provisions of this Appendix K are applicable solely to Former Eagle Employees and any other persons described herein, effective as of April 6, 2016.

(b) Each Former Eagle Employee shall have all hours of service and any other service rendered to Eagle (or its affiliates or predecessors to the extent required under the terms of the Purchase Agreement referred to in Section 3.1(g) of the Plan) prior to April 6, 2016, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the same extent as would apply had such service been rendered to the Bank.

(c) Any person described in clause (b) of this section K1.1 who is an Employee on April 6, 2016, shall become a Participant in the Plan on the earlier of the first day following April 6, 2016 on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section K.1.1), provided that in any event he shall not become a Participant before April 6, 2016.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former Eagle Employee shall not include any amount paid to such Former Eagle Employee on or before April 6, 2016.

APPENDIX L

PROVISIONS APPLICABLE TO FORMER

GERSTEIN FISHER EMPLOYEES

L.1.1	Acquisition of Certain Assets of Gerstein Fisher & Associates, Inc., Gerstein Fisher Tax Services, LLC, and GFA Securities, LLC (the “Gerstein Fisher Entities”)

(a) The provisions of this Appendix L are applicable solely to Former Gerstein Fisher Employees and any other persons described herein, effective as of November 2, 2016.

(b) Each Former Gerstein Fisher Employee shall have all service credited to such employee under the Gerstein Fisher & Associates, Inc. 401(k) Profit Sharing Plan and Trust (the “Gerstein Fisher 401(k) Plan”) prior to November 2, 2016 for eligibility and vesting thereunder, included in the computation of Years of Employer Retirement Contribution Eligibility Service and Years of Service for vesting respectively under this Plan, and no service recognized under the Gerstein Fisher 401(k) Plan for any other purpose and no other service performed for any of the Gerstein Fisher Entities or any of their predecessors shall be recognized in determining service under the Plan.

(c) Any person described in clause (b) of this Section L.1.1 who is an Employee on November 2, 2016, shall become a Participant in the Plan on the earlier of (i) the first day following November 2, 2016, on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section L.1.1), provided that in any event he shall not become a Participant before November 2, 2016.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former Gerstein Fisher Employee shall not include any amount paid to such Former Gerstein Fisher Employee with respect to such person’s employment with any Gerstein Fisher Entities (or their predecessors) on or before November 2, 2016.

APPENDIX M

PROVISIONS APPLICABLE TO FORMER

SUFFOLK EMPLOYEES

M.1.1	Merger with The Suffolk County National Bank of Riverhead (“Suffolk”)

(a) The provisions of this Appendix M are applicable solely to Former Suffolk Employees and any other persons described herein, effective as of April 1, 2017.

(b) Each Former Suffolk Employee shall have all hours of service and any other service rendered to Suffolk (or its affiliates or predecessors) prior to 12:01 a.m. on April 1, 2017, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the extent such service would be so credited had it been rendered to the Bank. In any event, any service credited pursuant to the preceding sentence shall include service required to be credited to such Former Suffolk Employee under the Suffolk County National Bank 401(k) Savings and Protection Plan with respect to eligibility and vesting.

(c) Each Former Suffolk Employee shall become a Participant on the earlier of (i) the first day following April 1, 2017, on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section M.1.1), provided he is then an Employee, and further provided that in any event he shall not become a Participant before April 1, 2017.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former Suffolk Employee shall not include any amount paid to such Former Suffolk Employee before April 1, 2017.”

M.1.2	Plan Merger with The Suffolk Plan

(a) As a result of the merger on August 1, 2018 of the Suffolk Plan with and into the Plan, the following provisions shall apply.

(b) Any person whose employment with Suffolk (or any of its affiliates or their predecessors that participated in the Suffolk Plan, hereinafter a “Suffolk Company”) has terminated prior to the Suffolk Plan Merger or who was employed by a Suffolk Company and then became employed by the Bank but whose employment with the Bank was terminated prior to the Suffolk Plan Merger, and as a result of such prior employment had any vested interest in the Suffolk Plan whether such interest was represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the Suffolk Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the Suffolk Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the Suffolk Plan as of the Suffolk Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the Suffolk Plan from the funds under this Plan.

(c) Notwithstanding any other provision of this Appendix M or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the Suffolk Plan as of August 1, 2018 with respect to a Participant who becomes such pursuant to Section M.1.1 or with respect to persons described in clause b. of this Section M.1.2, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the Suffolk Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

M.1.3.	Transfer of Suffolk Plan Accounts

Effective as of August 1, 2018 all accounts under the Suffolk Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule M1. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the Suffolk Plan immediately before the effective date of the Suffolk Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results.

M.1.4.	Investment of Suffolk Plan Accounts

1. The assets of the Suffolk Trust shall be transferred to and merged with and into the Trust effective August 1, 2018 (the “Suffolk Trust Merger”); and, in accordance with Section 7.1 of the Plan, the applicable terms of the Suffolk Plan and this Section M.1.4, the Bank may eliminate any one or more of the investment fund options under the Suffolk Trust. As a result of the Suffolk Trust Merger, the assets of the Suffolk Trust shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Fidelity and, if applicable, any third party administrator of the Suffolk Plan and the Trustee and trustee of the Suffolk Trust. Such arrangements may include a freeze on all activity with respect to each Suffolk Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the Suffolk Plan Accounts information to Fidelity and reconciliation of such information by Fidelity is completed (the “Suffolk Conversion Period”). During the Suffolk Conversion Period the accumulated balance credited to each Suffolk account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule M2 at such time as the Bank and Fidelity may agree. Following the Suffolk Conversion Period, the accumulated balance credited to each Suffolk account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after August 1, 2018 and prior to the close of the Suffolk Conversion Period with respect to loans outstanding under the Suffolk accounts will be invested in the Putnam Stable Value Fund under the Plan. After the close of the Suffolk Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE M1

Suffolk Plan Accounts Transfer

The Suffolk Account Balance in the:	Will be Transferred to the Following Account Under the Plan:
Employee Pre-Tax Salary Deferrals	Suffolk Employee Pre-Tax Salary Deferral
Roth Elective Deferrals	Suffolk Roth Salary Deferral
Employer Matching Contributions	Suffolk Employer Matching Contribution
Qualified Nonelective Contribution (QNEC)	Suffolk Qualified Nonelective Contribution
Employee Rollover Contributions	Suffolk Employee Rollover Contribution

SCHEDULE M2

Suffolk Investment Option Conversion

If, on July 24, 2018 your account balance in the Suffolk Bank 401(k) is invested in	Then, on August 1, 2018, your account balance in People’s 401(k) will be invested in
Voya US Stock Index	Vanguard Institutional Index
JPMorgan US Equity	Vanguard Institutional Index
MFS Core Equity	Vanguard Institutional Index
Voya T. Rowe Price Growth Equity	T. Rowe Price Growth Stock
Pioneer Equity Income	Invesco Diversified Dividend
MFS Value	Invesco Diversified Dividend
Voya Large Cap Value	Invesco Diversified Dividend
Voya Russell Mid Cap Index	Vanguard Mid Cap Index
Voya JPMorgan Mid Cap Value	Principal Mid Cap Value III
Voya Baron Growth	MassMutual Select Mid Cap Growth
Franklin Small-Mid Cap Growth	MassMutual Select Mid Cap Growth
Voya American Century Small-Mid Cap Value	Principal Mid Cap Value III
Voya Russell Small Cap Index	Vanguard Small Cap Index
Carillion Eagle Small Cap Growth	Janus Henderson Venture
JPMorgan Small Cap Value	Columbia Small Cap Value II
American Funds EuroPacific Growth (REREX)	American Funds EuroPacific Growth (RERGX)
Ivy International Core Equity	American Funds EuroPacific Growth (RERGX)
PIMCO Total Return	Western Asset Core Plus Bond
American Funds American Balanced	T. Rowe Price Retirement CITS Class F (age-appropriate vintage)
Voya Solution Target Dates I (age-appropriate vintage)	T. Rowe Price Retirement CITS Class F (age-appropriate vintage)
Voya Fixed Account	Putnam Stable Value Fund (Zero Revenue Share) 15bps management fee

APPENDIX N

PROVISIONS APPLICABLE TO

LEAF EMPLOYEES

N.1.1	Merger with Leaf Commercial Capital, Inc. (“Leaf”)

(a) The provisions of this Appendix N are applicable solely to Leaf Employees and any other persons described herein, effective as of January 14, 2020.

(b) Each Leaf Employee shall have all hours of service and any other service rendered to Leaf (or its subsidiaries) required to be credited under the Leaf Plan included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan.

(c) Each Leaf Employee described in clause (b) of this Section who is still an employee of Leaf or a Leaf subsidiary on January 1, 2018, shall become a Participant on the earlier of (i) the first day following December 31, 2017, on which a Salary Reduction Contribution election if made by the Leaf Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Leaf Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section N.1.1), provided he is then a Leaf Employee, and further provided that in any event he shall not become a Participant before January 1, 2018. Any Leaf Employee who is expected to become eligible to be a Participant on January 1, 2018, may make a Salary Reduction Contribution Election with respect to the first applicable pay period during the 2018 Plan Year at such time and in accordance with such procedures as the Committee may prescribe. An election made pursuant to the preceding sentence shall not take effect and shall be disregarded for all purposes if the individual making such election does not, in fact, become eligible to be a Participant in the Plan on January 1, 2018.

(d) To the extent that the terms of the Leaf Adoption Agreement effective as of January 1, 2018, differ from the terms of this Appendix N, the terms of the Adoption Agreement shall control.

N.1.2	Plan Merger with the Leaf Plan

(a) As a result of the merger on January 14, 2020 of the Leaf Plan with and into the Plan, the following provisions shall apply.

(b) Any person whose employment with Leaf (or any of its affiliates or their predecessors that participated in the Leaf Plan, hereinafter a “Leaf Company”) has terminated prior to the Leaf Plan Merger or who was employed by a Leaf Company and then became employed by the Bank but whose employment with the Bank was terminated prior to the Leaf Plan Merger, and as a result of such prior employment had any vested interest in the Leaf Plan whether such interest was represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the Leaf Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the Leaf Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the Leaf Plan as of the Leaf Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the Leaf Plan from the funds under this Plan.

(c) A Participant who is a Former Leaf Employee shall be fully vested in the Leaf Matching Contributions and any Leaf Profit Sharing Contributions upon completing five years of Vesting Service determined in accordance with the terms of the Leaf Plan and in accordance with the following vesting schedule:

Years of Vesting Service	Vesting Percentage
0	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

or if earlier upon attainment of age 65 while still employed.

(d) Notwithstanding any other provision of this Appendix N or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the Leaf Plan as of January 14, 2020 with respect to a Participant who becomes such pursuant to Section N.1.1 or with respect to persons described in clause b. of this Section N.1.2, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the Leaf Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

N.1.3. Transfer of Leaf Plan Accounts

Effective as of January 14, 2020 all accounts under the Leaf Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule N1. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the Leaf Plan immediately before the effective date of the Leaf Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results.

N.1.4.	Investment of Leaf Plan Accounts

1. The assets of the Leaf Trust shall be transferred to and merged with and into the Trust effective January 14, 2020 (the “Leaf Trust Merger”); and, in accordance with Section 7.1 of the Plan, the applicable terms of the Leaf Plan and this Section N.1.4, the Bank may eliminate any one or more of the investment fund options under the Leaf Trust. As a result of the Leaf Trust Merger, the assets of the Leaf Trust shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Fidelity and, if applicable, any third party administrator of the Leaf Plan and the Trustee and trustee of the Leaf Trust. Such arrangements may include a freeze on all activity with respect to each Leaf Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the Leaf Plan Accounts information to Fidelity and reconciliation of such information by Fidelity is completed (the “Leaf Conversion Period”). During the Leaf Conversion Period the accumulated balance credited to each Leaf account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule N2 at such time as the Bank and Fidelity may agree. Following the Leaf Conversion Period, the accumulated balance credited to each Leaf account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after January 14, 2020 and prior to the close of the Leaf Conversion Period with respect to loans outstanding under the Leaf accounts will be invested in The Putnam Stable Value Fund (Zero Revenue Share) under the Plan. After the close of the Leaf Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE N1

Leaf Plan Accounts Transfer

The Leaf Account Balance in the	Will be Transferred to the following Account Under the Plan
Pre-Tax Elective Deferrals Account	Leaf Pre-Tax Elective Deferrals Account
Roth Elective Deferrals Account	Leaf Roth Elective Deferrals Account
Employer Matching Contributions Account	Leaf Matching Contributions Account
QNEC Account	Leaf QNEC Account
Rollover Account	Leaf Rollover Account
Roth Rollover Account	Leaf Roth Rollover Account

SCHEDULE N2

LEAF Investment Option Conversion

If, on January 8, 2020 your account balance in the LEAF Investment Savings Plan is invested in	Then, on January 14, 2020, your account balance in People’s 401(k) will be invested in
JPMorgan US Equity	Vanguard Institutional Index
Loomis Sayles Growth	T. Rowe Price Growth Stock Trust B
Hartford Dividend & Growth	Invesco Diversified Dividend
Janus Henderson Enterprise	MassMutual Select Mid Cap Growth
John Hancock Disciplined Value Mid Cap	American Century U.S. Mid Cap Value Equity Trust
Janus Henderson Triton	Janus Henderson Venture
Victory Small Company Opportunity	Columbia Small Cap Value II
Oppenheimer International Growth	American Funds EuroPacific Growth
MFS International Value	American Funds EuroPacific Growth
American Funds Capital World Growth & Income	American Funds EuroPacific Growth
Western Asset Inflation Indexed Plus Bond	Western Asset Core Plus Bond
Voya Intermediate Bond	Western Asset Core Plus Bond
Columbia Quality Income	Western Asset Core Plus Bond
American Funds American Balanced	T. Rowe Price Target Date (Age Appropriate Vintage) Class F
First Eagle Global	T. Rowe Price Target Date (Age Appropriate Vintage) Class F
iShares S&P 500 Index	Vanguard Institutional Index
iShares MSCI EAFE International Index	Vanguard Total International Stock Index
Nationwide Bond Index	Vanguard Total Bond Market Index
Merrill Lynch Goal Manager	T. Rowe Price Target Date (Age Appropriate Vintage) Class F

APPENDIX O

PROVISIONS APPLICABLE TO

VEND LEASE EMPLOYEES

O.1.1 Stock Purchase of Vend Lease Company, Inc. (“Vend Lease”)

(a) The provisions of this Appendix O are applicable solely to Vend Lease Employees and any other persons described herein, effective as of June 27, 2018.

(b) Each Vend Lease Employee employed on June 26, 2018 and who remains employed by Vend Lease on June 27, 2018 shall have all hours of service and any other service rendered to Vend Lease (or its predecessors) prior to 12:01 a.m. on June 27, 2018, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the extent such service would be so credited had it been rendered to the Bank. In any event, any service credited pursuant to the preceding sentence shall include service required to be credited to such Vend Lease Employee under the Vend Lease Company, Inc. Profit Sharing Plan with respect to eligibility and vesting.

(c) Each Vend Lease Employee shall become a Participant on the earlier of (i) the first day following June 27, 2018, on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section O.1.1), provided he is then an Employee, and further provided that in any event he shall not become a Participant before June 27, 2018.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Vend Lease Employee shall not include any amount paid to such Vend Lease Employee before June 27, 2018.

APPENDIX P

PROVISIONS APPLICABLE TO

FORMER FARMINGTON EMPLOYEES

P.1.1	Merger with Farmington Bank (“Farmington”)

(a) The provisions of this Appendix P are applicable solely to Former Farmington Employees and any other persons described herein, effective as of October 1, 2018.

(b) Each Former Farmington Employee shall have all hours of service and any other service rendered to Farmington (or its affiliates or predecessors) prior to 12:01 a.m. on October 1, 2018, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the extent such service would be so credited had it been rendered to the Bank. In any event, any service credited pursuant to the preceding sentence shall include service required to be credited to such Former Farmington Employee under the Farmington Bank 401(k) Plan with respect to eligibility and vesting.

(c) Each Former Farmington Employee shall become a Participant on the earlier of (i) the first day following October 1, 2018, on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section P.1.1), provided he is then an Employee, and further provided that in any event he shall not become a Participant before October 1, 2018.

(d) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former Farmington Employee shall not include any amount paid to such Former Farmington Employee before October 1, 2018.

P.1.2 Plan Merger with the Farmington Plan

(a) As a result of the merger effective close of business on December 31, 2019 of the Farmington Plan with and into the Plan, the following provisions shall apply.

(b) Any person whose employment with Farmington (or any of its affiliates or their predecessors that participated in the Farmington Plan, hereinafter a “Farmington Company”) has terminated prior to the Farmington Plan Merger or who was employed by a Farmington Company and then became employed by the Bank but whose employment with the Bank was terminated prior to the Farmington Plan Merger, and as a result of such prior employment had any vested interest in the Farmington Plan whether such interest was represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the Farmington Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the Farmington Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the Farmington Plan as of the Farmington Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the Farmington Plan from the funds under this Plan.

(c) The following Farmington Plan Benefits are protected in accordance with this Clause (c):

(i) Full vesting in Safe Harbor Matching Contributions and QNEC Safe Harbor Contributions; and

(ii) Vesting in the Discretionary Employer Contributions Account upon completing five years of Vesting Service determined in accordance with the terms of the Farmington Plan and in accordance with the following vesting schedule:

Years of Vesting Service	Vesting Percentage
0-2	0%
2	25%
3	50%
4	75%
5 or more	100%

or if earlier upon the earliest to occur of the following:

(1)	his attainment of age 65 while still employed;

(2)	his death while an employee;

(3)	his death while performing Qualified Military Service;

(4)	he becomes disabled while an employee;

(5)	he becomes disabled while performing Qualified Military Service;

(iii) In-service withdrawals of Employee Deferral Contributions and Qualified Matching Contributions (as defined in the Farmington Plan) shall be permitted in connection with the federally declared disaster area where resulting legislation authorizes such distributions.

(d) Notwithstanding any other provision of this Appendix P or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the Farmington Plan as of December 31, 2019, with respect to a Participant who becomes such pursuant to Section P.1.1 or with respect to persons described in clause b. of this Section P.1.2, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the Farmington Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

P.1.3.	Transfer of Farmington Plan Accounts

Effective as of close of business on December 31, 2019, all accounts under the Farmington Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule P1. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the Farmington Plan immediately before the effective date of the Farmington Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results.

P.1.4.	Investment of Farmington Plan Accounts

The assets of the Farmington Trust shall be transferred to and merged with and into the Trust effective as of close of business on December 31, 2019 (the “Farmington Trust Merger”); and, in accordance with Section 7.1 of the Plan, the applicable terms of the Farmington Plan and this Section P.1.4, the Bank may eliminate any one or more of the investment fund options under the Farmington Trust. As a result of the Farmington Trust Merger, the assets of the Farmington Trust shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Fidelity and, if applicable, any third party administrator of the Farmington Plan and the Trustee and trustee of the Farmington Trust. Such arrangements may include a freeze on all activity with respect to each Farmington Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the Farmington Plan Accounts information to Fidelity and reconciliation of such information by Fidelity is completed (the “Farmington Conversion Period”). During the Farmington Conversion Period the accumulated balance credited to each Farmington account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule P2 at such time as the Bank and Fidelity may agree. Following the Farmington Conversion Period, the accumulated balance credited to each Farmington account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after December 31, 2019, and prior to the close of the Farmington Conversion Period with respect to loans outstanding under the Farmington accounts will be invested in The Putnam Stable Value Fund (Zero Revenue Share) under the Plan. After the close of the Farmington Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE P1

Farmington Plan Accounts Transfer

The Farmington Plan Account Balance in the:	Will be Transferred to the Following Account Under the Plan:
Elective Deferral Contributions Account	Pre-Tax Elective Deferral Account
Elective Deferral Contributions (Transferred) Account	Pre-Tax Elective Deferral Account
Elective Deferral Contributions (Beneficiary)	Pre-Tax Elective Deferral Account
Elective Deferral Catch-Up Contributions Account	Pre-Tax Catch-Up Deferral Account
Roth Deferral Contributions Account	Roth Elective Deferral Account
Roth Deferral Contributions (Transferred) Account	Roth Elective Deferral Account
Roth Deferral Catch-Up Account	Roth Catch-Up Deferral Account
Employer Safe Harbor Match (Transferred) Account	Prior Employer Match Contribution Account
Employer Safe Harbor K Match (Beneficiary) Account	Prior Employer Match Contribution Account
Employer Safe Harbor Match (Prior Plans) Account	Prior Employer Match Contribution Account
Employer M Match (Beneficiary) Account	Prior Employer Match Contribution Account
Employer Match in M Transfer Account	Prior Beverly Profit Sharing Account
Employer Discretionary Transfer Account	Prior Beverly Profit Sharing Account
Employer Discretionary Beneficiary Account	Prior Beverly Profit Sharing Account
Rollover Contributions Account	Rollover Account
Rollover Transfer Contribution Account	Rollover Account
Employer QNEC Safe Harbor Account	Qualified Non-Elective Contributions Account

SCHEDULE P2

Farmington Investment Option Conversion

If, on November 24, 2019 your account balance in the Farmington Plan 401(k) is invested in	Then, on December 31, 2019, your account balance in People’s 401(k) will be invested in
JPMorgan US Research Enhanced Equity	Vanguard Institutional Index
MFS Growth	T. Rowe Price Growth Stock
Principal Equity Income	Invesco Diversified Dividend
Dreyfus Active Mid Cap	Vanguard Mid Cap Index
Carillon Eagle Mid Cap Growth	MassMutual Select Mid Cap Growth
Victory Sycamore Established Value	American Century Mid Cap Value
JPMorgan US Small Company	Vanguard Small Cap Index
Goldman Sachs Small Cap Growth Insights	Janus Henderson Venture
Victory Integrity Small Cap Value	Columbia Small Cap Value II
Fidelity Advisor Diversified International	American Funds EuroPacific Growth
Oppenheimer Developing Markets	American Funds EuroPacific Growth
American Century Inflation Adjusted Bond	Western Asset Core Plus Bond
Lord Abbett Short Duration Income	Putnam Stable Value Fund
Met West Total Return Bond	Western Asset Core Plus Bond
PIMCO Income	Western Asset Core Plus Bond
Templeton Global Bond	Western Asset Core Plus Bond
Principal Real Estate Securities	MFS Global Real Estate
American Funds Mod Growth and Income	T. Rowe Price Retirement Trust (Age Appropriate Vintage)
First Eagle Global	T. Rowe Price Retirement Trust (Age Appropriate Vintage)
BlackRock Health Sciences Opportunities	T. Rowe Price Growth Stock
Goldman Sachs Technology Opportunities	T. Rowe Price Growth Stock
Fidelity Advisor Materials	Invesco Diversified Dividend
Wells Fargo Precious Metals	T. Rowe Price Retirement Trust (Age Appropriate Vintage)
Principal LargeCap S&P500 Index Separate Account	Vanguard Institutional Index
Principal International Equity Index	Vanguard Total International Stock Index
Principal Mellon Bond Market Index	Vanguard Total Bond Market Index
Principal LifeTime Income Fund R5	T. Rowe Price Retirement Trust 2005
Principal LifeTime 2010 Fund R5	T. Rowe Price Retirement Trust 2010
Principal LifeTime 2015 Fund R5	T. Rowe Price Retirement Trust 2015
Principal LifeTime 2020 Fund R5	T. Rowe Price Retirement Trust 2020
Principal LifeTime 2025 Fund R5	T. Rowe Price Retirement Trust 2025

Principal LifeTime 2030 Fund R5	T. Rowe Price Retirement Trust 2030
Principal LifeTime 2035 Fund R5	T. Rowe Price Retirement Trust 2035
Principal LifeTime 2040 Fund R5	T. Rowe Price Retirement Trust 2040
Principal LifeTime 2045 Fund R5	T. Rowe Price Retirement Trust 2045
Principal LifeTime 2050 Fund R5	T. Rowe Price Retirement Trust 2050
Principal LifeTime 2055 Fund R5	T. Rowe Price Retirement Trust 2055
Principal LifeTime 2060 Fund R5	T. Rowe Price Retirement Trust 2060
Principal Fixed Income Guaranteed Option	Putnam Stable Value Fund

APPENDIX Q

PROVISIONS APPLICABLE TO

FORMER BELMONT EMPLOYEES

Q.1.1	Merger with Belmont Savings Bank (“Belmont”)

(a) The provisions of this Appendix Q are applicable solely to Former Belmont Employees and any other persons described herein, effective as of April 1, 2019.

(b) Each Former Belmont Employee shall have all hours of service and any other service rendered to Belmont (or its affiliates or predecessors) prior to 12:01 a.m. on April 1, 2019, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the extent such service would be so credited had it been rendered to the Bank. In any event, any service credited pursuant to the preceding sentence shall include service required to be credited to such Former Belmont Employee under the Belmont Savings Bank 401(k) Plan (the “Belmont Plan”) with respect to eligibility and vesting.

(c) Each Former Belmont Employee shall become a Participant on the earlier of (i) the first day following April 1, 2019, on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section Q.1.1), provided he is then an Employee, and further provided that in any event he shall not become a Participant before April 1, 2019.

(d) Each Former Belmont Employee who has an outstanding participant loan under the Belmont Plan at the time the Belmont Plan terminates, and who becomes a Participant of this Plan under clause (c), shall be permitted to rollover the participant promissory note in respect of such participant loan from the Belmont Plan provided such participant loan is not in default at the time the rollover distribution from the Belmont Plan is made.

(e) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former Belmont Employee shall not include any amount paid to such Former Belmont Employee before April 1, 2019.

NEED TO ADD Q.1.2 TRANSFER OF ASSETS

APPENDIX R

PROVISIONS APPLICABLE TO

VAR RESOURCES EMPLOYEES

R.1.1	Membership Interest Purchase of VAR Resources, LLC. (“VAR Resources”)

The provisions of this Appendix R are applicable solely to VAR Resources Employees and any other persons described herein, effective as of May 1, 2019.

(a) Each VAR Resources Employee employed on April 30, 2019 and who remains employed by VAR Resources on May 1, 2019 shall have all hours of service and any other service rendered to VAR Resources (or its predecessors) prior to 12:01 a.m. on May 1, 2019, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the extent such service would be so credited had it been rendered to the Bank. In any event, any service credited pursuant to the preceding sentence shall include service required to be credited to such VAR Resources Employee under the VAR Resources, Inc. 401(k) Plan with respect to eligibility and vesting.

(b) Each VAR Resources Employee shall become a Participant on the earlier of (i) the first day following May 1, 2019, on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section R.1.1), provided he is then an Employee, and further provided that in any event he shall not become a Participant before May 1, 2019.

(c) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any VAR Resources Employee shall not include any amount paid to such VAR Resources Employee before May 1, 2019.

R.1.2	Plan Merger with the VAR Resources Plan

(a) As a result of the merger on January 15, 2020 of the VAR Resources Plan with and into the Plan, the following provisions shall apply.

(b) Any person whose employment with VAR Resources (or any of its affiliates or their predecessors that participated in the VAR Resources Plan, hereinafter a “VAR Resources Company”) has terminated prior to the VAR Resources Plan Merger or who was employed by a VAR Resources Company and then became employed by the Bank but whose employment with the Bank was terminated prior to the VAR Resources Plan Merger, and as a result of such prior employment had any vested interest in the VAR Resources Plan whether such interest was represented by a benefit then payable or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the VAR Resources Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for under the terms of the Plan and any applicable terms of the VAR Resources Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary of any person described in the last preceding sentence under the terms of the VAR Resources Plan as of the VAR Resources Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the Plan and any applicable terms of the VAR Resources Plan from the funds under this Plan.

(c) The following VAR Plan Benefits are protected in accordance with this Clause (c):

(i) Full vesting in Safe Harbor Matching Contributions; and

(ii) Fully vesting in the Employer Nonelective Profit Sharing Contributions and the Employer Matching Contributions Accounts upon completing six years of Vesting Service determined in accordance with the terms of the VAR Resources Plan and in accordance with the following vesting schedule:

Years of Vesting Service	Vesting Percentage
0-1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

or if earlier upon the earliest to occur of the following:

(1)	his attainment of age 65 while still employed;

(2)	his death while an employee;

(3)	he becomes totally and permanently disabled while an employee;

(d) Notwithstanding any other provision of this Appendix R or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the VAR Resources Plan as of January 15, 2020 with respect to a Participant who becomes such pursuant to Section R.1.1 or with respect to persons described in clause b. of this Section R.1.2, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder. In addition, it is intended that the VAR Resources Plan Merger satisfy the terms of Section 401(a)(12) and 414(l)(1) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

R.1.3.	Transfer of VAR Resources Plan Accounts

Effective as of January 15, 2020 all accounts under the VAR Resources Plan will be transferred to the equivalent Accounts under the Plan in accordance with the table set forth in Schedule R1. Such Accounts under the Plan shall be credited with such person’s account balance in the corresponding account accumulated under the VAR Resources Plan immediately before the effective date of the VAR Resources Plan Merger as such accounts had been and will be adjusted from time to time to reflect investment results.

R.1.4.	Investment of VAR Resources Plan Accounts

The assets of the VAR Resources Trust shall be transferred to and merged with and into the Trust effective January 15, 2020 (the “VAR Resources Trust Merger”); and, in accordance with Section 7.1 of the Plan, the applicable terms of the VAR Resources Plan and this Section R.1.4, the Bank may eliminate any one or more of the investment fund options under the VAR Resources Trust. As a result of the VAR Resources Trust Merger, the assets of the VAR Resources Trust shall be transferred to and invested in the Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Fidelity and, if applicable, any third party administrator of the VAR Resources Plan and the Trustee and trustee of the VAR Resources Trust. Such arrangements may include a freeze on all activity with respect to each VAR Resources Account (including, but not limited to, loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the VAR Resources Plan Accounts information to Fidelity and reconciliation of such information by Fidelity is completed (the “VAR Resources Conversion Period”). During the VAR Resources Conversion Period the accumulated balance credited to each VAR Resources account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance with the table set forth in Schedule R2 at such time as the Bank and Fidelity may agree. Following the VAR Resources Conversion Period, the accumulated balance credited to each VAR Resources account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after January 15, 2020 and prior to the close of the VAR Resources Conversion Period with respect to loans outstanding under the VAR Resources accounts will be invested in The Putnam Stable Value Fund (Zero Revenue Share) under the Plan. After the close of the VAR Resources Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE R1

VAR Resources Plan Accounts Transfer

The VAR Resources Account Balance in the:	Will be Transferred to the Following Account Under the Plan:
Pre-Tax Elective Deferral Account	Pre-Tax Elective Deferral Account
Roth Elective Deferral Account	Roth Elective Deferral Account
Rollover Account	Rollover Account
Employer Matching Contribution Account	Smithtown Match Account
Qualified Matching Contribution Account (Safe Harbor)	Prior Employer Match Contribution Account

SCHEDULE R2

VAR Resources Investment Option Conversion

If, on January 8, 2020 your account balance in the VAR Resources 401(k) is invested in	Then, on January 15, 2020, your account balance in People’s 401(k) will be invested in
Invesco Comstock	Invesco Diversified Dividend
MFS Massachusetts Investors Growth Stock	T. Rowe Price Growth Stock Trust B
Victory Sycamore Established Value	American Century Mid Cap Value Equity Trust*
Eaton Vance Atlanta Capital SMID Cap	MassMutual Select Mid Cap Growth
American Beacon Small Cap Value	Columbia Small Cap Value II
Carillon Eagle Small Cap Growth	Janus Henderson Venture
Great-West Real Estate Index	MFS Global Real Estate
PIMCO Commodity Real Return Strategy	T. Rowe Price Retirement CIT (age appropriate vintage)
Great-West International Value	American Funds EuroPacific Growth
American Funds Capital World Growth & Income	American Funds EuroPacific Growth
Aberdeen Emerging Markets	American Funds EuroPacific Growth
PGIM Total Return Bond	Western Asset Core Plus Bond
PIMCO Real Return	Western Asset Core Plus Bond
BlackRock High Yield	Western Asset Core Plus Bond
Templeton Global Total Return	Western Asset Core Plus Bond
MFS Total Return	T. Rowe Price Retirement CIT (age appropriate vintage)
Great-West S&P 500 Index	Vanguard Institutional Index
Great-West International Index	Vanguard Total International Stock Index
Great-West Bond Index	Vanguard Total Bond Market Index
Great-West Lifetime 2015	T. Rowe Price Retirement CIT 2015
Great-West Lifetime 2025	T. Rowe Price Retirement CIT 2025
Great-West Lifetime 2035	T. Rowe Price Retirement CIT 2035
Great-West Lifetime 2045	T. Rowe Price Retirement CIT 2045
Great-West Lifetime 2055	T. Rowe Price Retirement CIT 2055
Great-West Key Guaranteed Portfolio Fund	Putnam Stable Value Fund

APPENDIX S

PROVISIONS APPLICABLE TO

FORMER UNITED EMPLOYEES

S.1.1	Merger with United Bank (“United”)

(a) The provisions of this Appendix S are applicable solely to Former United Employees and any other persons described herein, effective as of November 1, 2019.

(b) Each Former United Employee shall have all hours of service and any other service rendered to United (or its affiliates or predecessors) prior to 12:01 a.m. on November 1, 2019, included in the computation of Hours of Service, Years of Service and Years of Employer Retirement Contribution Eligibility Service for eligibility and vesting respectively under this Plan to the extent such service would be so credited had it been rendered to the Bank. In any event, any service credited pursuant to the preceding sentence shall include service required to be credited to such Former United Employee under the United Bank 401(k) Plan (the “United Plan”) with respect to eligibility and vesting.

(c) Each Former United Employee shall become a Participant on the earlier of (i) the first day following November 11, 2019, on which a Salary Reduction Contribution election if made by the Employee (or deemed to have been made pursuant to Subsection 3.1(c) hereof) may become effective under the applicable terms of the Plan, as administratively practicable, provided he continues to be employed on such date; and (ii) the first day of the first calendar month following the date such Employee completes one Year of Employer Retirement Contribution Eligibility Service (after giving effect to clause (b) of this Section S.1.1), provided he is then an Employee, and further provided that in any event he shall not become a Participant before November 11, 2019.

(d) Each Former United Employee who has an outstanding participant loan under the United Plan at the time the United Plan terminates, and who becomes a Participant of this Plan under clause S.1.1(c), shall be permitted to rollover the participant promissory note in respect of such participant loan from the United Plan provided such participant loan is not in default at the time the rollover distribution from the United Plan is made.

(e) Notwithstanding any other provisions of the Plan to the contrary, the Retirement Contribution Compensation of any Former United Employee shall not include any amount paid to such Former United Employee before November 1, 2019.